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EXHIBIT 10.1

                                                                  EXECUTION COPY




                         SENIOR SECURED CREDIT AGREEMENT
                           Dated as of April 17, 2006

                                  by and among

                              OVERHILL FARMS, INC.
                                as the Borrower,

                                       and

                   the LENDERS party hereto from time to time,

                                       and

                       GUGGENHEIM CORPORATE FUNDING, LLC,
                              as Collateral Agent,

                                       and

                       GUGGENHEIM CORPORATE FUNDING, LLC,
             as Administrative Agent, Arranger and Syndication Agent





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
                                                  TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


                                                      ARTICLE I
                                             DEFINITIONS; CERTAIN TERMS

SECTION 1.01.           Definitions...............................................................................1
SECTION 1.02.           Terms Generally..........................................................................30
SECTION 1.03.           Accounting and Other Terms...............................................................31
SECTION 1.04.           Time References..........................................................................31

                                                     ARTICLE II
                                                   TOTAL FACILITY

SECTION 2.01.           Revolving Loan Commitments...............................................................31
SECTION 2.02.           Tranche A Term Loan Commitments..........................................................33
SECTION 2.03.           Tranche B Term Loan Commitments..........................................................35
SECTION 2.04.           Promise to Pay; Evidence of Debt.........................................................36
SECTION 2.05.           Authorized Officers and Administrative Agent.............................................38

                                                     ARTICLE III
                                           PAYMENTS AND OTHER COMPENSATION

SECTION 3.01.           Prepayments; Reductions in Revolving Loan Commitments....................................38
SECTION 3.02.           Payments.................................................................................41
SECTION 3.03.           Taxes....................................................................................43
SECTION 3.04.           Increased Capital........................................................................45

                                                     ARTICLE IV
                                                  INTEREST AND FEES

SECTION 4.01.           Interest on the Loans and Other Obligations..............................................46
SECTION 4.02.           Increased Costs..........................................................................47
SECTION 4.03.           Break Funding Payments...................................................................48
SECTION 4.04.           Fees.....................................................................................48

                                                      ARTICLE V
                                                 CONDITIONS TO LOANS

SECTION 5.01.           Conditions Precedent to the Signing Date.................................................48
SECTION 5.02.           Conditions Precedent to the Effective Date...............................................50
SECTION 5.03.           Conditions Precedent to All Loans........................................................52


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                                                     ARTICLE VI
                                           REPRESENTATIONS AND WARRANTIES

SECTION 6.01.           Representations and Warranties...........................................................52

                                                     ARTICLE VII
                                                 REPORTING COVENANTS

SECTION 7.01.           Financial Statements.....................................................................59
SECTION 7.02.           Other Financial Information..............................................................60
SECTION 7.03.           Events of Default........................................................................61
SECTION 7.04.           Lawsuits.................................................................................61
SECTION 7.05.           Insurance................................................................................62
SECTION 7.06.           Environmental Notices....................................................................62
SECTION 7.07.           Labor Matters............................................................................63
SECTION 7.08.           Other Information........................................................................63

                                                    ARTICLE VIII
                                                AFFIRMATIVE COVENANTS

SECTION 8.01.           Existence, etc...........................................................................63
SECTION 8.02.           Powers; Conduct of Business..............................................................63
SECTION 8.03.           Compliance with Laws, etc................................................................63
SECTION 8.04.           Payment of Taxes and Claims..............................................................63
SECTION 8.05.           Inspection of Property; Books and Records; Discussions...................................64
SECTION 8.06.           Use of Proceeds..........................................................................64
SECTION 8.07.           Condemnation.............................................................................64
SECTION 8.08.           Maintenance of Properties................................................................64
SECTION 8.09.           Maintenance of Insurance.................................................................65
SECTION 8.10.           Obtaining of Permits, Etc................................................................65
SECTION 8.11.           Environmental............................................................................65
SECTION 8.12.           Further Assurances.......................................................................65
SECTION 8.13.           Change in Collateral; Collateral Records.................................................66
SECTION 8.14.           Landlord Waivers.........................................................................66
SECTION 8.15.           Fiscal Year..............................................................................66
SECTION 8.16.           Additional Guarantors....................................................................66

                                                     ARTICLE IX
                                                 NEGATIVE COVENANTS

SECTION 9.01.           Liens, Sales of Accounts Receivable......................................................67
SECTION 9.02.           Indebtedness.............................................................................67
SECTION 9.03.           Fundamental Changes, Asset Sales, and Acquisitions.......................................67
SECTION 9.04.           Change in Nature of Business.............................................................68
SECTION 9.05.           Investments..............................................................................68
SECTION 9.06.           Sale and Leaseback.......................................................................69
SECTION 9.07.           Capital Expenditures.....................................................................69


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SECTION 9.08.           Restricted Payments......................................................................70
SECTION 9.09.           Federal Reserve Regulations..............................................................70
SECTION 9.10.           Transactions with Affiliates.............................................................70
SECTION 9.11.           Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries...........70
SECTION 9.12.           Purchase of Wastewater Credits...........................................................71
SECTION 9.13.           Modifications of Indebtedness, Organizational Documents and Certain Other
                        Agreements...............................................................................71
SECTION 9.14.           Investment Company Act of 1940...........................................................71
SECTION 9.15.           Securities Accounts......................................................................71
SECTION 9.16.           Negative Pledges.........................................................................71
SECTION 9.17.           Impairment of Security Interests.........................................................71

                                                      ARTICLE X
                                                 FINANCIAL COVENANTS

SECTION 10.01.          Maximum Senior Debt to EBITDA Ratio......................................................72
SECTION 10.02.          Maximum Total Debt to EBITDA Ratio.......................................................72
SECTION 10.03.          EBITDA...................................................................................73
SECTION 10.04.          Interest Coverage Ratio..................................................................73
SECTION 10.05.          Fixed Charge Coverage Ratio..............................................................75

                                                     ARTICLE XI
                                       EVENTS OF DEFAULT, RIGHTS AND REMEDIES

SECTION 11.01.          Events of Default........................................................................75

                                                     ARTICLE XII
                                                   CASH MANAGEMENT

SECTION 12.01.          Cash Management..........................................................................79
SECTION 12.02.          Blocked Accounts.........................................................................79
SECTION 12.03.          Wells Fargo Securities Account...........................................................80
SECTION 12.04.          Controlled Disbursement Account..........................................................80

                                                    ARTICLE XIII
                                                     THE AGENTS

SECTION 13.01.          Appointment Powers and Immunities; Delegation of Duties, Liability of Agents.............80
SECTION 13.02.          Reliance by Agents.......................................................................82
SECTION 13.03.          Defaults.................................................................................82
SECTION 13.04.          Rights as a Lender.......................................................................83
SECTION 13.05.          Costs and Expenses; Indemnification......................................................83
SECTION 13.06.          Non-Reliance on Agents and Other Lenders.................................................84
SECTION 13.07.          Failure to Act...........................................................................84
SECTION 13.08.          Resignation of Agent.....................................................................85
SECTION 13.09.          Collateral Sub-Agents....................................................................85


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SECTION 13.10.          Communications by Borrower...............................................................86
SECTION 13.11.          Collateral Matters.......................................................................86
SECTION 13.12.          Restrictions on Actions by the Agents and the Lenders; Sharing Payments..................87
SECTION 13.13.          Several Obligations; No Liability........................................................87

                                                     ARTICLE XIV
                                                    MISCELLANEOUS

SECTION 14.01.          Notices, Etc.............................................................................88
SECTION 14.02.          Amendments, Etc..........................................................................89
SECTION 14.03.          No Waiver; Remedies, Etc.................................................................91
SECTION 14.04.          Expenses; Taxes, Attorneys' Fees.........................................................91
SECTION 14.05.          Right of Set-off, Sharing of Payments, Etc...............................................93
SECTION 14.06.          Severability.............................................................................94
SECTION 14.07.          Replacement of Lenders...................................................................94
SECTION 14.08.          Assignments and Participations...........................................................94
SECTION 14.09.          Counterparts.............................................................................95
SECTION 14.10.          GOVERNING LAW............................................................................96
SECTION 14.11.          CONSENT TO JURISDICTION, SERVICE OF PROCESS AND VENUE....................................96
SECTION 14.12.          WAIVER OF JURY TRIAL, ETC................................................................97
SECTION 14.13.          Consent..................................................................................97
SECTION 14.14.          Interpretation...........................................................................97
SECTION 14.15.          Reinstatement; Certain Payments..........................................................97
SECTION 14.16.          Indemnification..........................................................................98
SECTION 14.17.          Interest.................................................................................99
SECTION 14.18.          Records.................................................................................100
SECTION 14.19.          Binding Effect..........................................................................100
SECTION 14.20.          Confidentiality.........................................................................100
SECTION 14.21.          Power of Attorney.......................................................................100
SECTION 14.22.          Integration.............................................................................101
SECTION 14.23.          Lender Advertising......................................................................101
SECTION 14.24.          Common Enterprise.......................................................................102
SECTION 14.25.          USA PATRIOT ACT.........................................................................102


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                         SENIOR SECURED CREDIT AGREEMENT

                  The Senior Secured Credit Agreement, dated as of April 17, 2006 (the "AGREEMENT"), by and among OVERHILL FARMS, INC., a corporation formed under the laws of Nevada, as the borrower (the "BORROWER"); each of the lenders that from time to time is a party hereto (such lenders, each individually a "Lender" and collectively, the "LENDERS"); GUGGENHEIM CORPORATE FUNDING, LLC, a limited liability company formed under the laws of the State of Delaware, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, the "ADMINISTRATIVE AGENT") and as arranger and syndication agent for the Lenders; and GUGGENHEIM CORPORATE FUNDING, LLC, a limited liability company formed under the laws of the State of Delaware, as collateral agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, the "COLLATERAL AGENT").

                                    RECITALS

                  WHEREAS, the Lenders, at the request of the Borrower, have agreed to extend certain loans and extensions of credit to the Borrower, the proceeds of which will be used, initially, to refinance existing debt of the Borrower and to pay fees and expenses associated with such refinancing and, subsequently, for working capital and general corporate purposes; and

                  WHEREAS, the Borrower has agreed to secure the Obligations as provided hereunder and under the other Loan Documents (as defined below) by granting to the Collateral Agent, as of the Effective Date, for itself and on behalf of the Agents and the Lenders, a first priority Lien on substantially all of its personal and real property (if any):

                  NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                           DEFINITIONS; CERTAIN TERMS

                  SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:




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                  "ABR APPLICABLE MARGIN" means, with respect to the Revolving
Loans only, the margin set forth in the table below opposite the applicable Total Debt to EBITDA Ratio for the twelve month period ending on the last day of the most recent fiscal quarter of the Borrower:

------------------------- ------------------------------ ----------------------
                            Total Debt to EBITDA Ratio      Applicable Margin
------------------------- ------------------------------ ----------------------

                                                             Revolving Loan
------------------------- ------------------------------ ----------------------

Greater than                         3.00:1.00                   2.50%
------------------------- ------------------------------ ----------------------

Greater than or equal
to but less than or                  2.00:1.00                   2.25%
equal to                             3.00:1.00
------------------------- ------------------------------ ----------------------

Less than                            2.00:1.00                   2.00%
------------------------- ------------------------------ ----------------------

                  "ABR LOANS" means Loans which bear interest at a rate determined by reference to the Alternate Base Rate.

                  "ACCELERATION EVENT" has the meaning ascribed to such term in
SECTION 11.01.

                  "ACCOUNT" has the meaning ascribed to such term in the Security Agreement.

                  "ACCOUNT DEBTOR" means any Person who is obligated on an Account.

                  "ACTION" has the meaning ascribed to such term in SECTION
14.13.

                  "ADMINISTRATIVE AGENT" has the meaning ascribed to such term in the introductory paragraph hereto.

                  "ADMINISTRATIVE AGENT ACCOUNT" means the account of the Administrative Agent identified on SCHEDULE 1.01(A), or such other deposit account as the Administrative Agent may from time to time specify in writing to the Borrower and the Lenders.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the Securities having voting power for the election of directors of such specified Person or otherwise to direct or cause the direction of the management and policies of such specified Person, whether through the ownership of voting Securities or by contract or otherwise.

                  "AGENTS" means, together, the Administrative Agent and the Collateral Agent.


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                  "AGENT-RELATED PERSONS" means each of the Agents and its
Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Agent and its Affiliates.

                  "AGREEMENT" means this Senior Secured Credit Agreement, together with all Exhibits and Schedules hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "APPLICABLE MARGIN" means (i) in the case of ABR Loans, the ABR Applicable Margin and (ii) in the case of Eurodollar Loans, the Eurodollar Applicable Margin.

                  "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance substantially in the form of EXHIBIT A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with SECTION 14.08.

                  "AUTHORIZED OFFICER" means, with respect to the Borrower, the chief executive officer, chief administrative officer, chief financial officer, vice president of financial compliance and reporting or chief accounting officer or other officer with similar responsibility designated by the Board of Directors of or similar governing body of the Borrower and identified in a Secretary's certificate pursuant to SECTION 2.05.

                  "AVAILABILITY" means, at any particular time, the amount by which the Revolving Loan Commitments at such time EXCEED the Revolving Credit Obligations at such time.

                  "AVAILABILITY PERIOD" means the period from the Effective Date to the Commitment Termination Date.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. ss.ss. 101 et seq.), as amended from time to time, and any successor statute.

                  "BENEFIT PLAN" means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code for which the Borrower or any of its Subsidiaries or any of their ERISA Affiliates has been an "employer" (as defined in Section 3(5) of ERISA) within the preceding six years or has any liability.

                  "BLOCKED ACCOUNT" means a demand deposit account established by one or more Loan Parties at a Blocked Account Bank that is the subject of a Blocked Account Agreement.

                  "BLOCKED ACCOUNT AGREEMENT" means a Control Agreement, in form and substance satisfactory to the Collateral Agent, among a Blocked Account Bank, one or more Loan Parties and the Collateral Agent, as such agreement may be amended, supplemented or otherwise modified from time to time.


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                  "BLOCKED ACCOUNT BANKS" means such banks or financial
institutions selected by the Borrower and reasonably acceptable to the Collateral Agent.

                  "BORROWER" has the meaning ascribed to such term in the introductory paragraph hereto.

                  "BUSINESS DAY" means a day, which is not a Saturday or a Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York, or (ii) in the case of LIBOR, in London, England.

                  "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the sum of the aggregate of all expenditures (whether such expenditures are paid in cash or financed) by such Person and its Subsidiaries arising during such period that, in accordance with GAAP, are or should be included in "property, plant, equipment" account on its consolidated balance sheet, including all Capitalized Lease Obligations, paid or payable during such period, excluding in each case, any such expenditures made for the repair, replacement or restoration of assets to the extent paid for by any insurance policy or condemnation award to the extent such expenditures are permitted under the Loan Documents.

                  "CAPITALIZED LEASE" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

                  "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person, excluding in the case of clauses (i) and
(ii) above, any debt security that is exchangeable for or convertible into such capital stock.

                  "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, obligations of such Person and its Subsidiaries as lessee under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one hundred eighty (180) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Administrative Agent) and not listed in Credit Watch published by S&P ; (iii) commercial paper maturing no more than two hundred seventy (270) days after the date of


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acquisition thereof and, at the time of acquisition, having a rating of at least
A-1 or P-1, respectively, from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Administrative Agent); and (iv) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within one hundred eighty
(180) days after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 or by any Lender.

                  "CASH INTEREST EXPENSE" means, for any period, total interest expense accrued for such period (including the interest component of Capital Leases) of the Borrower and its consolidated Subsidiaries, if any, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedging Agreements, but excluding amortization of financing fees, interest paid in property other than cash or any other interest expense not payable in cash, all as determined in conformity with GAAP.

                  "CASUALTY" means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

                  "CERCLIS" means Comprehensive Environmental Response, Compensation, and Liability Information System.

                  "CHANGE OF CONTROL" means the occurrence of any one or more of the following:

                  (a) any Person or "group" (within the meaning of the Exchange
Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) of the Exchange Act, becomes the beneficial owner (as such term is defined in Rules 13d-3 and 13d-5 of the Exchange Act (provided that such Person will be deemed to beneficially own all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time)), directly or indirectly, of thirty-five percent (35%) or more of the Voting Stock of the Borrower; or

                  (b) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Borrower or of any Subsidiary of the Borrower, or the sale of any Subsidiary of the Borrower, in each case in one transaction or a series of related transactions;

                  (c) the Borrower or any Subsidiary of the Borrower is acquired by, or merges, consolidates, reorganizes or enters into any other transaction having a similar legal effect with any other Person and, in any such event, any Person who is not an Affiliate of the Borrower as of the Signing Date acquires control of the Borrower or any Subsidiary of the Borrower (for purposes of this clause (c) only, the term "control" means the power (A) to direct or cause the direction of the management or policies of the Borrower or any such Subsidiary of the Borrower, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, or (B) to vote thirty-five percent (35%) or more of the Voting Stock of the Borrower or any Subsidiary of the Borrower); or


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                  (d) James Rudis ceases to be the chief executive officer of the Borrower with general and active management of the business of the Borrower and responsibility for overseeing that all orders and resolutions of the Board of Directors of the Borrower are carried into effect, or if James Rudis ceases to be the chief executive officer of the Borrower due to his death or disability, a replacement chief executive officer has not accepted his/her appointment as chief executive officer of the Borrower within 90 days after James Rudis' death or disability; or

                  (e) during any period of two consecutive years, individuals who at the beginning of such period constituted or, pursuant to applicable contractual rights, would have constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Borrower was approved by a vote of the majority of the directors of the Borrower then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower; or

                  (f) (A) the institution by any Loan Party or any of its Subsidiaries of a voluntary case under the Bankruptcy Code or any similar proceeding under any other Requirements of Law, (B) the commencement against any Loan Party or any of its Subsidiaries of an involuntary case seeking liquidation or reorganization under the Bankruptcy Code or any similar proceeding under any other Requirements of Law, or the commencement of an involuntary case or proceeding seeking the appointment of a custodian or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and either (w) any Loan Party or any such Subsidiary consents to such involuntary case or proceeding, (x) the petition commencing such involuntary case or proceeding is not timely controverted, (y) the petition commencing such involuntary case or proceeding remains undismissed and unstayed for a period of ninety (90) days or (z) an order for relief shall have been issued or entered therein, or (C) the liquidation, winding up or insolvency of any Loan Party or any of its Subsidiaries.

                  "COLLATERAL" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

                  "COLLATERAL ACCESS AGREEMENT" has the meaning ascribed to such term in the Security Agreement.

                  "COLLATERAL AGENT" has the meaning ascribed to such term in the introductory paragraph hereto.

                  "COLLATERAL DOCUMENTS" means the Security Agreements, the Pledge Agreements, the UCC financing statements, the Control Agreements, the Blocked Account Agreements, and any other documents granting a Lien upon the Collateral as security for all or any part of the Obligations.

                  "COLLATERAL REPORTS" means reports prepared by the Collateral Agent showing the results of audits pertaining to the Borrower's assets from information furnished by or on behalf of the Borrower, after such Agent has


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

exercised its rights of inspection pursuant to this Agreement, which Collateral Reports shall be distributed to the Administrative Agent and the Lenders by the Collateral Agent.

                  "COLLECTIONS" means all cash, checks, notes, instruments, and other items of payment (including insurance and condemnation proceeds, cash proceeds of sales and other voluntary or involuntary dispositions of property, rental proceeds, and tax refunds).

                  "COMMITMENTS" means the Revolving Loan Commitments, the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments.

                  "COMMITMENT TERMINATION DATE" means the day which is the earlier of (a) five years from the Effective Date; (b) the termination of the Revolving Loan Commitments pursuant to SECTION 11.01 and (c) the date of termination in whole of the Revolving Loan Commitments pursuant to SECTION 3.01(A).

                  "COMMON STOCK" means the common stock, par value $0.01 per share, of the Borrower.

                  "COMPLIANCE CERTIFICATE" has the meaning ascribed to such term in SECTION 7.01(D).

                  "CONDEMNATION" means any taking by a Governmental Authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

                  "CONTINGENT OBLIGATION" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, PROVIDED, HOWEVER, that the term "Contingent Obligation" shall not include any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.


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                  "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

                  "CONTROL AGREEMENT" means, with respect to a Securities Account or a Deposit Account, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, which effectively gives "control" (as defined in the UCC) to the Collateral Agent in such Securities Account and all investment property contained therein or Deposit Account and all funds contained therein, as the case may be.

                  "CONTROLLED DISBURSEMENT ACCOUNT" means the account of the Borrower identified on SCHEDULE 1.01(B).

                  "CREDIT EXPOSURES" means (a) with respect to any Revolving Lender, such Revolving Lender's Revolving Loan Exposure; (b) with respect to any Tranche A Lender, such Tranche A Lender's Tranche A Term Loan Exposure; and (c) with respect to any Tranche B Lender, such Tranche B Lender's Tranche B Term Loan Exposure.

                  "CURRENT ASSETS" means, at any date of determination, all of the assets of the Borrower and any of its Subsidiaries on a consolidated basis which may properly be classified as current assets in accordance with GAAP, EXCLUDING (a) cash and Cash Equivalents and (b) deferred income taxes to the extent otherwise included in current assets.

                  "CURRENT LIABILITIES" means, at any date of determination, all of the liabilities of the Borrower and any of its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in accordance with GAAP, other than (i) any liabilities that are the current portion of Indebtedness (including the Revolving Loan) classified as long term liabilities in accordance with GAAP; and (ii) deferred income taxes to the extent otherwise included in current liabilities.

                  "DEFAULT" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

                  "DEFAULTING LENDER" has the meaning ascribed to such term in
SECTION 2.01(F).

                  "DEFAULT RATE" has the meaning ascribed to such term in
SECTION 4.01(C).

                  "DEPOSIT ACCOUNT" means a "deposit account" as that term is defined in the UCC.

                  "DISPOSITION" means any transaction, or series of related transactions, pursuant to which any Loan Party conveys, sells, leases or subleases, assigns, transfers or otherwise disposes of any part of its business, property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business.

                  "DOLLAR", "DOLLARS" and the symbol "$" each means lawful money of the United States of America.

                  "EBITDA" means, with respect to the Borrower for any period, the Net Income of the Borrower and its consolidated Subsidiaries for such period PLUS to the extent not otherwise included in the determination of Net Income for such period, all proceeds of business interruption insurance policies, if any, received during such period, PLUS, without duplication, the sum of the following amounts of the Borrower for such period and to the extent deducted in determining consolidated Net Income of the Borrower for such period: (A) Net Interest Expense, (B) provisions for federal, state, local, and foreign income, value added and similar taxes, (C) depreciation expense, (D) amortization expense (including, without limitation, amortization of goodwill and other intangible assets), (E) impairment of goodwill and other non-cash charges or expenses, (F) non-cash extraordinary (on an after tax basis), unusual or non-recurring losses and losses from discontinued operations, (G) net losses attributable to Dispositions, (H) the amount of (x) any expense to the extent that a corresponding amount is received in cash by the Borrower or one or more of its Subsidiaries from a Person under any agreement providing for reimbursement of expense, PROVIDED that such reimbursement is received not later than the last day of the fourth fiscal quarter immediately following the incurrence of the related expense, or (y) any expense with respect to liability or casualty events, business interruption or product recalls, to the extent covered by insurance, and (I) all other non-cash items (including, without limitation, the cumulative effect from changes in accounting principles (on an after tax basis)), MINUS, without duplication, the sum of the following amounts of the Borrower for such period and to the extent included in determining Net Income of the Borrower for such period: (1) extraordinary (on an after tax basis) or non-recurring gains, (2) the amount of any cash received by the Borrower as reimbursement for any expense included as an adjustment to EBITDA pursuant to clause (H) above for any prior period, (3) net gains attributable to Dispositions, and (4) all other non-cash items (including without limitation, the cumulative effect from changes in accounting principles (on an after tax basis)).

                  "EFFECTIVE DATE" has the meaning ascribed thereto in SECTION
5.02 hereof.

                  "ENVIRONMENTAL ACTIONS" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority or other Person alleging violations of Environmental Laws or Releases of Hazardous Materials on, in, at, to, from or under (i) any assets, properties or businesses of the Borrower or any of its Subsidiaries or any of their respective predecessor in interest; (ii) adjoining properties or businesses; or (iii) any facilities which received Hazardous Materials generated by the Borrower or any of its Subsidiaries or any of their respective predecessor in interest, PROVIDED that the complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication is in connection with such Hazardous Materials.

                  "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, ET SEQ.), the Federal Clean Water Act (33 U.S.C. ss. 1251 ET SEQ.), the Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.),the Toxic Substances Control Act (15 U.S.C. ss. 2601 ET SEQ. and the Occupational Safety and Health Act (29 U.S.C. ss. 651 ET SEQ.) and any other foreign law relating to thE environment (includes, without limitation, laws relating to the storage, generation, use, handling, manufacture, processing, labeling, advertising, sale, display, transportation, treatment, reuse, recycling, release and disposal of Hazardous Materials), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, provincial, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination (including the common law) of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

                  "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by the Borrower or (ii) any facility which received Hazardous Materials generated by the Borrower.

                  "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "EQUIPMENT" means, with respect to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to equipment (including, without limitation, "equipment" as such term is defined in Article 9 of the UCC), machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "EQUITY EQUIVALENTS" means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Capital Stock of such Person or securities exercisable for or convertible or exchangeable into Capital Stock of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

                  "EURODOLLAR APPLICABLE MARGIN" means the margin set forth in the table below opposite the applicable Total Debt to EBITDA Ratio for the twelve month period ending on the last day of the most recent fiscal quarter of the Borrower for each of the Revolving Loan, the Tranche A Term Loan and the Tranche B Term Loan, respectively:

------------------------- ------------------------- --------------------------------------------------------------------------
                            Total Debt to EBITDA                                Applicable Margin
                                   Ratio
------------------------- ------------------------- --------------------------------------------------------------------------

                                                        Revolving Loan        Tranche A Term Loan       Tranche B Term Loan
------------------------- ------------------------- ----------------------- ------------------------- ------------------------

Greater than                     3.00:1.00                  3.50%                    3.75%                     6.25%
------------------------- ------------------------- ----------------------- ------------------------- ------------------------

Greater than or equal
to but less than or              2.00:1.00                  3.25%                    3.50%                     6.00%
equal to                         3.00:1.00
------------------------- ------------------------- ----------------------- ------------------------- ------------------------

Less than                        2.00:1.00                  3.00%                    3.25%                     5.75%
------------------------- ------------------------- ----------------------- ------------------------- ------------------------


                  "EURODOLLAR LOANS" means Loans which bear interest at a rate determined by reference to LIBOR.

                  "EVENT OF DEFAULT" has the meaning ascribed to such term in
SECTION 11.01.

                  "EXCESS CASH FLOW" means, with respect to the twelve month period ending on the last day of the most recent fiscal quarter of the Borrower,
(i) the sum, without duplication, of the amounts of (a) EBITDA of the Borrower and its consolidated Subsidiaries for such period PLUS (b) the Working Capital Adjustment (which may be a negative number), MINUS (ii) the sum, without duplication, of the amounts of (a) Capital Expenditures paid in cash during such period, PLUS (b) interest paid in cash during such period, PLUS (c) taxes paid in cash during such period, PLUS (d) regularly scheduled payments of principal on the Loans and voluntary prepayments of the Loans made pursuant to Section 3.01(a), in each case made during such period; PROVIDED, that any amounts paid by the Borrower pursuant to SECTION 3.01(A)(IV) hereof shall be subtracted from this definition for the period with respect to which such payment was made (and not the period in which such payment was made).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                  "EXCLUDED ASSET DISPOSITIONS" means with respect to the
Borrower:

                  (i) any liquidation or sale of Cash Equivalents;

                  (ii) any sale, lease, transfer, assignment or other disposition of assets (other than in connection with any Casualty or Condemnation) to any Person; PROVIDED that the aggregate fair market value of all property disposed of pursuant to this clause (ii) does not exceed $250,000 in the aggregate in any Fiscal Year of the Borrower;

                  (iii) any disposition of machinery or Equipment which will be replaced or upgraded with machinery or Equipment put to a similar use and or otherwise used or useful in the ordinary course of business of and owned by the Borrower; PROVIDED that the aggregate fair market value of all property disposed of pursuant to this clause (iii) does not exceed $200,000 in the aggregate in any Fiscal Year of the Borrower and such replacement or upgraded machinery and Equipment is acquired within 180 days after such disposition;

                  (iv) any disposition of obsolete, worn-out or surplus tangible assets in the ordinary course of business and in a commercially reasonable manner, so long as the fair market value of all property disposed of pursuant to this clause (iv) does not exceed $250,000 in the aggregate in any Fiscal Year of the Borrower; PROVIDED, that such limitation may be increased by an amount not to exceed $250,000 so long as the amount set forth under clause (ii) of this definition is decreased by an equal amount on a dollar for dollar basis; and

                  (vi) any lease, as lessor or sublessor, or license, as licensor or sublicensor, of real or personal property in the ordinary course of business and consistent with past practices.

                  "EXEMPT DEPOSIT ACCOUNTS" means accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state, provincial or local employment taxes in such amounts as are required in the reasonable judgment of the Borrower to be paid to the Internal Revenue Service or state or local government agencies with respect to employees of any of the Loan Parties and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties.

                  "EXISTING DEBT" has the meaning ascribed to such term in clause (i) of the definition of "Permitted Indebtedness".

                  "FAIR LABOR STANDARDS ACT" means the provisions of the Fair Labor Standards Act, 29 U.S.C. ss.ss. 201 ET SEQ.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEDERAL RESERVE BOARD" means the Board of the Federal Reserve System or any Governmental Authority succeeding to its functions.

                  "FEE LETTER" means that certain letter agreement, dated as of April 17, 2006, between the Borrower and GCF relating to certain fees to be paid to each of the Agents.

                  "FINANCIAL STATEMENTS" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended October 2, 2005 and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended.

                  "FISCAL YEAR" means the fiscal year of the Borrower as described in SECTION 8.15 hereof.

                  "FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of (a) EBITDA to (b) Cash Interest Expense accrued PLUS taxes paid PLUS Capital Expenditures PLUS any amounts paid pursuant to SECTION 2.02(D) hereof PLUS any amounts paid pursuant to SECTION 3.01(B) hereof, in each case for the four consecutive fiscal quarters most recently ended.

                  "FORFEITURE PROCEEDING" means any action, proceeding or investigation affecting the Borrower before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that it is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of it or the seizure or forfeiture of any of its properties.

                  "FUNDED DEBT" means, without duplication, with respect to any Person, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business irrespective of when paid); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or other similar instruments upon which interest payments are customarily made; (iv) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all non-contingent obligations and liabilities of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all Contingent Obligations in respect of Funded Debt referred to in the other clauses of this definition;
(viii) all obligations referred to in clauses (i) through (vii) of this definition of another Person secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Funded Debt, PROVIDED that the amount of Funded Debt of others that constitutes Funded Debt solely by reason of this clause (viii) shall not for purposes of this Agreement exceed the greater of book value or the fair market value of the properties or assets subject to such Lien. The Funded Debt of any Person shall include the Funded Debt of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent such Person would be liable therefor under applicable law or any agreement or instrument by virtue of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Funded Debt provide that such Person shall not be liable therefor.

                  "FUNDING DATE" means, with respect to any Loan, the date of the funding of a Loan.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States, PROVIDED that for the purpose of this Agreement and the definitions used herein, "GAAP" shall mean generally accepted accounting principles in effect on the Signing Date and consistent with those used in the preparation of the Financial Statements, PROVIDED, FURTHER, that if there occurs after the date of this Agreement any change in GAAP that affects in any material respect the calculation of any financial covenant contained in ARTICLE X, the Administrative Agent and the Borrower shall negotiate in good faith an amendment to such financial covenant and any other provision of this Agreement that relates to the calculation of such financial covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, after the execution of any such amendment or consent by the Required Lenders in connection with any such change in GAAP, "GAAP" shall mean generally accepted accounting principles in effect on the effective date of such amendment or consent. Until any such amendments have been agreed upon, the covenants in ARTICLE X shall be calculated as if no such change in GAAP has occurred.

                  "GENERAL ACCOUNT" means a Blocked Account established by one or more Loan Parties for the purposes of collecting payments from Account Debtors and depositing all other Collections, among other things.

                  "GOVERNING DOCUMENTS" means, (a) with respect to any corporation, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation, (ii) the by-laws (or the equivalent governing documents) of the corporation and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock; and (b) with respect to any general partnership, (i) the partnership agreement (or the equivalent organizational documents) of such partnership and (ii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of the partnership interests; and (c) with respect to any limited partnership, (i) the partnership agreement (or the equivalent organizational documents) of such partnership, (ii) a certificate of limited partnership (or the equivalent organizational documents) and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of the partnership interests; (d) with respect to any limited liability company, (i) the certificate of limited liability (or equivalent filings) of such limited liability company, (ii) the operating agreement (or the equivalent organizational documents) of such limited liability company, and
(iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of such company's membership interests; and
(e) with respect to any unlimited liability company, (i) the certificate of incorporation (or the equivalent organizational documents) of such unlimited liability company, (ii) the memorandum and articles of association (or the equivalent governing documents) of such unlimited liability company and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such unlimited liability company's capital stock.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GUARANTIES" means a guaranty made by each Guarantor, in favor of the Lenders, delivered to the Administrative Agent, for the benefit of the Lenders, pursuant to SECTION 8.16, each in form and substance reasonably satisfactory to the Collateral Agent.

                  "GUARANTORS" means, individually and collectively, each Person which guarantees, pursuant to this Agreement or otherwise, all or any part of the Obligations.

                  "GCF" means Guggenheim Corporate Funding, LLC, a limited liability company formed under the laws of the State of Delaware.

                  "HAZARDOUS MATERIALS" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials, and manufactured products containing any of the foregoing substances in clauses
(a) - (d).

                  "HEDGING AGREEMENT" means any and all transactions, agreements, or documents now existing or hereafter entered into by the Borrower or any of its Subsidiaries, which provide for an interest rate swap for the purpose of hedging the Borrower's or its Subsidiary's, as the case may be, exposure to fluctuations in interest rates.

                  "HEDGING OBLIGATIONS" means obligations and liabilities owing by any Loan Party under Hedging Agreements that manage interest rate, foreign currency exchange rate and commodity pricing risks and are not for speculative purposes.

                  "HIGHEST LAWFUL RATE" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

                  "INDEBTEDNESS" means, without duplication, with respect to any Person, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business irrespective of when paid); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or other similar instruments upon which interest payments are customarily made; (iv) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities of such Person under Hedging Agreements; (viii) all Contingent Obligations; (ix) all obligations referred to in clauses (i) through (viii) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, PROVIDED that the amount of Indebtedness of others that constitutes Indebtedness solely by reason of this clause (ix) shall not for purposes of this Agreement exceed the greater of book value or the fair market value of the properties or assets subject to such Lien. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent such Person would be liable therefor under applicable law or any agreement or instrument by virtue of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person shall not be liable therefor.

                  "INDEMNIFIED MATTERS" has the meaning ascribed to such term in
SECTION 14.16.

                  "INDEMNITEES" has the meaning ascribed to such term in SECTION 14.16.

                  "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, provincial or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "INSTRUCTIONS" has the meaning ascribed to such term in the Blocked Account Agreement.

                  "INTERCOMPANY ADVANCE" means loans made in the ordinary course of business from the Borrower to any Subsidiary of the Borrower or from any Subsidiary of the Borrower to the Borrower.

                  "INTEREST ACCRUAL PERIOD" means a one month period, commencing on the first day of each calendar month and ending on the last day of each calendar month; PROVIDED that the initial Interest Accrual Period shall begin on the Effective Date and shall end on May 31, 2006.

                  "INTEREST COVERAGE RATIO" means, as of any date of determination, the ratio of (i) EBITDA to (ii) Cash Interest Expense, in each case for the four consecutive fiscal quarters most recently ended.

                  "INTEREST PAYMENT DATE" means the last Business Day of each calendar month.

                  "INTEREST RATE DETERMINATION DATE" means, for each Interest Accrual Period, the second Business Day immediately preceding the first day of such Interest Accrual Period.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

                  "INVENTORY" has the meaning ascribed to such term in the Security Agreement.

                  "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any direct or indirect loan, advance (other than prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of any property or assets by such Person other than in the ordinary course of its business.

                  "IRS" means the Internal Revenue Service or any successor federal tax Governmental Authority.

                  "LEASE" means any lease of real property to which the Borrower is a party as lessor or lessee.

                  "LENDERS" means, collectively, the Revolving Lenders, the Tranche A Lenders and the Tranche B Lenders.

                  "LENDER-RELATED PERSONS" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.

                  "LIBOR" means, with respect to each Interest Accrual Period, the rate (expressed as a percentage per annum) for deposits in Dollars for a one-month period that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m. (London time) on the related Interest Rate Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Rate Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum and rounded up to the nearest 1/8th of 1%) for deposits in Dollars for a one-month period that appear on the Reuters Screen LIBOR Page as of 11:00 a.m. (London time) on such Interest Rate Determination Date, if at least two (2) such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBOR Page as of 11:00 a.m. (London time) on such Interest Rate Determination Date, the Administrative Agent shall request the principal London, England office of any four (4) major reference banks in the London interbank market selected by the Administrative Agent to provide such bank's offered quotation (expressed as a percentage per annum and rounded up to the nearest 1/8th of 1%) to prime banks in the London interbank market for deposits in Dollars for a one-month period as of 1:00 a.m. (London time) on such Interest Rate Determination Date for amounts of not less than One Million Dollars ($1,000,000). If at least two (2) such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Administrative Agent shall request any three major banks in New York, New York selected by the Administrative Agent to provide such bank's rate (expressed as a percentage per annum) for loans in Dollars to leading European banks for a one-month period as of approximately 11:00 a.m. (New York time) on the applicable Interest Rate Determination Date for amounts of not less than One Million Dollars ($1,000,000). If at least two (2) such rates are so provided, LIBOR shall be the arithmetic mean of such rates. If fewer than two (2) rates are so provided, then LIBOR for the applicable Interest Accrual Period shall be LIBOR that was in effect for the immediately preceding Interest Accrual Period. LIBOR shall be determined by the Administrative Agent or its agent in accordance with this definition.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any Property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to ss. 9-505 of the UCC), naming the owner of such property as debtor, under the UCC or other comparable law of any jurisdiction.

                  "LIST OF CLOSING DOCUMENTS" means the List of Closing Documents attached hereto and made a part hereof as EXHIBIT G.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Collateral Documents, the Guaranties and all other documents to which any Loan Party is a party set forth on the List of Closing Documents, and all other agreements, instruments, and other documents executed and delivered by any Loan Party pursuant hereto or thereto or otherwise evidencing or securing any Loan.

                  "LOAN PARTIES" means, collectively, the Borrower and the Guarantors, if any.

                  "LOANS" means, collectively, the Revolving Loans, the Tranche A Term Loans and Tranche B Term Loans.

                  "MANAGED ACCOUNT" has the meaning ascribed to such term in
SECTION 14.08(A).

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the properties, assets, financial condition, results of operations, business or business prospects of the Borrower and any of its consolidated Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Collateral Agent's Liens or the priority of such Liens, or (d) the rights of or benefits available to any Agent or the Lenders under the Loan Documents.

                  "MATERIAL CONTRACT" means each contract or agreement to which the Borrower or any of its Subsidiaries is a party which is material to the business, operations, financial condition or performance of the Borrower and its consolidated Subsidiaries taken as a whole.

                  "MATURITY DATE" means (i) with respect to the Revolving Loans, the Commitment Termination Date, (ii) with respect to the Tranche A Term Loans, the Tranche A Maturity Date, and (iii) with respect to the Tranche B Term Loans, the Tranche B Maturity Date.

                  "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

                  "MORTGAGES" means the mortgages and deeds of trust, if any, executed and delivered by certain of the Loan Parties in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, as the same may be amended, modified and otherwise supplemented from time to time.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower, any of its Subsidiaries or any of their ERISA Affiliates has contributed, or has been obligated to contribute, at any time during the preceding six years, or has liability.

                  "NET CASH PROCEEDS" means, with respect to any Disposition by the Borrower or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of the Borrower or any of its Subsidiaries or Affiliates in connection therewith, after deducting therefrom only (A) the principal amount of any Indebtedness of the Borrower or any of its Subsidiaries secured by any Permitted Encumbrance on any asset that is the subject of the Disposition (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto reasonably incurred by the Borrower or any of its Subsidiaries in connection therewith, (C) transfer taxes paid by the Borrower or any of its Subsidiaries in connection therewith, and (D) a provision for net income or other taxes, whether paid or payable, in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements); PROVIDED, HOWEVER, in the event that the Borrower is required to take a reserve in accordance with GAAP against any contingent liabilities associated with such Disposition, the Borrower may deduct from the Net Cash Proceeds received from such Disposition an amount equal to such reserve so long as (1) no Default or Event of Default shall have occurred and be continuing, and (2) the Borrower shall have given the Administrative Agent and the Collateral Agent prior written notice of the intention to use such Net Cash Proceeds for such reserve.

                  "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "NET INTEREST EXPENSE" means, with respect to any Person for any period, gross interest expense of such Person and its consolidated Subsidiaries for such period determined on a consolidated basis in conformity with GAAP LESS (i) the sum of (A) interest income for such period and (B) realized gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), PLUS (ii) the sum of (A) losses for such period on

Hedging Agreements (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), each determined on a consolidated basis in accordance with GAAP for such Person and its consolidated Subsidiaries.

                  "NET WORKING CAPITAL" means, as at any date of determination, the amount (which may be a negative number) equal to Current Assets MINUS Current Liabilities.

                  "NOTES" means, collectively, the Revolving Notes, the Tranche A Term Notes and the Tranche B Term Notes.

                  "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT B attached hereto and made a part hereof.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT C attached hereto and made a part hereof.

                  "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, Hedging Obligations, covenants and duties, owing by any Loan Party to the Administrative Agent, the Collateral Agent, any Lender, any Affiliate of any Lender or any Person entitled to indemnification pursuant to SECTION 14.16 of this Agreement, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, interest rate contract, foreign exchange contract or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, but in all such circumstances only to the extent now existing or hereafter arising or however acquired, arising under or in connection with this Agreement, the Notes or any other Loan Document. The term includes all interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Loan Parties under this Agreement, the Notes or any other Loan Document.

                  "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capitalized Lease other than any such lease under which that Person is the lessor.

                  "OPERATING LEASE OBLIGATIONS" means all obligations for the payment of rent for any real or personal property under Operating Leases.

                  "OTHER TAXES" has the meaning ascribed to such term in SECTION 3.03(B).

                  "PAYMENT EVENT OF DEFAULT" means an Event of Default under
SECTION 11.01(A).

                  "PERMITS" has the meaning assigned to such term in SECTION 6.01(N).
                  "PERMITTED DISCRETION" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "PERMITTED ENCUMBRANCES" means:

                  (a) Liens imposed by law for taxes, assessments or governmental charges or levies that are not yet due or are being contested in a Permitted Protest;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in a Permitted Protest;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, government contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) Liens in respect of judgments, decrees or attachments (or securing of appeal bonds with respect thereto) that do not constitute an Event of Default; and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower;

                  (g) Liens securing the Obligations and/or created by the Collateral Documents;

                  (h) Liens on loss payments, dividends and rebates which may become payable under insurance policies which reduce the incurred premiums on such insurance policies in an aggregate amount not exceeding $200,000 at any time outstanding;

                  (i) licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower;

                  (j) Liens securing Indebtedness described in clause (iii) of the definition of "Permitted Indebtedness";

                  (k) Liens on cash and Cash Equivalents securing Hedging Obligations in an aggregate amount not exceeding $200,000 at any time outstanding;

                  (l) Liens securing Indebtedness described in clause (xi) of the definition of Permitted Indebtedness;

                  (m) Liens securing Existing Debt; and

                  (n) other Liens incurred by the Borrower if the aggregate fair market value of the property subject to such Liens, and the aggregate amount of the Indebtedness or other obligations secured thereby, do not exceed $200,000 at any time.

                  "PERMITTED INDEBTEDNESS" means

                  (i) after the Signing Date and prior to the Effective Date, Indebtedness existing on the Signing Date and listed on SCHEDULE 1.01(C)-I hereto, and upon the Effective Date, Indebtedness existing as of such date and listed on SCHEDULE 1.01(C)-II hereto (the "EXISTING DEBT") (for the avoidance of doubt, SCHEDULE 1.01(C)-II shall replace SCHEDULE 1.01(C)-I upon the Effective
Date);

                  (ii) Indebtedness of the Loan Parties under this Agreement and the other Loan Documents;

                  (iii) purchase money indebtedness and Capital Lease Obligations of the Borrower and its Subsidiaries incurred after the Effective Date to finance Capital Expenditures; PROVIDED that (A) the aggregate amount of all such Indebtedness does not exceed $2,000,000 at any time outstanding, (B) the Indebtedness when incurred shall not be more than 100% of the lesser of the cost or fair market value as of the time of acquisition of the asset financed,
(C) such Indebtedness is issued and any Liens securing such Indebtedness are created concurrently with the acquisition of the asset financed and (D) no Lien securing such Indebtedness shall extend to or cover any property or asset of any Loan Party other than the asset so financed (or its products and proceeds);

                  (iv) contingent liabilities in respect of any indemnification, adjustment of purchase price, earn-out, non-compete, consulting, deferred compensation and similar obligations of the Borrower and its Subsidiaries incurred in connection with any Disposition permitted hereunder;

                  (v) obligations of the Borrower and its Subsidiaries under Hedging Agreements to the extent entered into after the Effective Date to manage interest rate, foreign currency exchange rate and commodity pricing risks and not for speculative purposes;

                  (vi) Indebtedness in an amount not to exceed $200,000 owed to any Person providing property, casualty or liability insurance to the Borrower so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year;

                  (vii) Indebtedness arising as a result of Intercompany
Advances;

                  (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument of the Borrower or any of its Subsidiaries drawn against insufficient funds in the ordinary course of business PROVIDED that the aggregate amount of all such Indebtedness does not exceed $100,000 at any time outstanding;

                  (ix) Indebtedness representing deferred compensation or accrued vacation pay to employees of the Borrower or any of its Subsidiaries;

                  (x) Indebtedness incurred in connection with acquisitions of certain Equipment listed on SCHEDULE 1.01(D) hereto;

                  (xi) Indebtedness in an amount not to exceed $1,000,000 owed to any Person providing property, casualty or liability insurance to the Borrower so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year; and

                  (xii) unsecured Indebtedness of the Borrower not otherwise permitted by clauses (i) through (xi) above incurred after the Effective Date, PROVIDED that the aggregate principal amount of such Indebtedness does not exceed $500,000 at any time outstanding; PROVIDED, FURTHER, that no Default or Event of Default shall have occurred and be continuing immediately before and immediately after giving effect to such incurrence.

                  "PERMITTED PROTEST" means the right of the Borrower or any of its Subsidiaries to protest any Lien (other than any such Lien that secures all or any portion of the Obligations), taxes (other than payroll taxes), or rental payment, PROVIDED that (a) a reserve with respect to such obligation is established by the Borrower or any of its Subsidiaries in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the Borrower or any of its Subsidiaries, in good faith, (c) the Borrower or any of its Subsidiaries promptly notifies the Collateral Agent and the Administrative Agent of any such protest, and (d) the Collateral Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, and/or priority of any of the Collateral Agent's Liens on any material portion of the Collateral which is not mitigated by one or more Reserves.

                  "PERMITS" has the meaning ascribed to such term in SECTION 6.01(N).

                  "PERSON" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority.

                  "PLEDGE AGREEMENTS" means the pledge agreements, if any, executed and delivered by one or more of the Loan Parties in favor of the Collateral Agent, each in form and substance reasonably satisfactory to the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "PRIME RATE" means, with respect to any period commencing on any Interest Payment Date (or, with respect to the period prior to the first Interest Payment Date, the Effective Date) and ending on the day immediately before the Interest Payment Date immediately following such date, the prime rate of interest specified under the Bloomberg reference identified as "PRIMBB Index" on the date that is two Business Days prior to the first day of such period; PROVIDED, HOWEVER, that if such rate is not available, "Prime Rate" shall mean such rate of interest as is publicly announced by Citibank, N.A. in New York, New York, on such day as its prime or base rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

                  "PRO RATA SHARE" means (a) with respect to any Revolving Lender, the percentage obtained by DIVIDING such Revolving Lender's Revolving Loan Exposure BY the Revolving Loan Exposure of all Revolving Lenders; (b) with respect to any Tranche A Lender, the percentage obtained by DIVIDING such Tranche A Lender's Tranche A Term Loan Exposure BY the aggregate Tranche A Term Loan Exposure of all Tranche A Lenders; and (c) with respect to any Tranche B Lender, the percentage obtained by DIVIDING such Tranche B Lender's Tranche B Term Loan Exposure BY the aggregate Tranche B Term Loan Exposure of all Tranche B Lenders

                  "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "RATING AGENCIES" means Moody's and S&P, or if either of such Persons cease to perform credit ratings or other applicable services, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select.

                  "REGISTER" has the meaning ascribed to such term in SECTION 14.08.

                  "REGULATION T", "REGULATION U" and "REGULATION X" mean, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System or any successor, as the same may be amended or supplemented from time to time.

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees and agents of such Person and such Person's Affiliates.

                  "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

                  "REMEDIAL ACTION" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. ss. 9601.

                  "REQUIRED LENDERS" means, at any time, the Administrative Agent and Lenders whose Credit Exposures aggregate more than 50% of the Total Facility Exposure.

                  "REQUIRED REVOLVING LENDERS" means, at any time, Revolving Lenders whose Pro Rata Shares aggregate more than 50% of the Revolving Loan Exposure.

                  "REQUIRED TRANCHE A LENDERS" means, at any time, Tranche A Lenders whose Pro Rata Shares aggregate more than 50% of the Tranche A Term Loan Exposure.

                  "REQUIRED TRANCHE B LENDERS" means, at any time, Tranche B Lenders whose Pro Rata Shares aggregate more than 50% of the Tranche B Term Loan Exposure.

                  "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or Governing Documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, Environmental Laws, the Securities Act, the Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, rule or regulation.

                  "RESERVES" means any and all reserves which the Administrative Agent may from time to time determine in its Permitted Discretion and as to any new category of Reserves upon not less than two (2) Business Days' prior notice to the Borrower, revised in good faith (a) for up to three (3) months rent at locations leased by any Loan Party with respect to which no Collateral Access Agreement is effective and for consignee's, warehousemen's and bailee's charges, reserves for dilution of Accounts, for Inventory shrinkage, for customs charges and shipping charges related to any Inventory in transit and for taxes, fees, assessments, and other governmental charges), (b) for the amount of any Hedging Obligations owing to any Lender or any of its Affiliates, or (c) to reflect events, conditions, contingencies or risks which, as determined by the Administrative Agent in its Permitted Discretion, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or its value or (ii) the security interests and other rights of Collateral Agent in the Collateral (including the enforceability, perfection and priority thereof). The amount of any Reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition, or other matter which is the basis for such reserve as determined by the Administrative Agent in its Permitted Discretion. Without limiting the right of the Administrative Agent to adjust the amount of any category of Reserves, a new category of Reserves not established as of the Signing Date may only be established by the Administrative Agent after the Signing Date based on an event, condition or other circumstance arising after the Signing Date, or an event, condition or other circumstance existing on the Signing Date to the extent the Administrative Agent has no written notice thereof from the Borrower prior to the Signing Date.

                  "RESTRICTED PAYMENTS" means, with respect to any Person, (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of, partnership interest of or other equity interest of, such Person, now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of, partnership interest of or other equity interest of, such Person now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Indebtedness which is subordinated to the Obligations unless permitted pursuant to the terms of a subordination agreement or intercreditor agreement agreed to in writing by the Required Lenders and (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of, partnership interest of or other equity interest of, such Person now or hereafter outstanding.

                  "REVOLVING CREDIT EXPOSURE" means, with respect to any Revolving Lender, at any time, the outstanding principal amount of such Revolving Lender's Revolving Loans at such time.

                  "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the outstanding principal amount of the Revolving Loans at such time.

                  "REVOLVING LENDER" means a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan.

                  "REVOLVING LOAN" has the meaning ascribed to such term in
SECTION 2.01(A).

                  "REVOLVING LOAN ACCOUNT" means an account maintained hereunder by the Administrative Agent on its books of account, at the Administrative Agent's office and with respect to the Borrower, in which the Borrower will be charged with all Revolving Loans made to, and all other Obligations incurred by, the Borrower in connection with the Revolving Loans.

                  "REVOLVING LOAN COMMITMENT" means, with respect to any Revolving Lender, the obligation of such Revolving Lender to make Revolving Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Revolving Lender's name on SCHEDULE 1.01(E) under the heading "Revolving Loan Commitment" or the signature page of the Assignment and Acceptance by which it became (or becomes) a Revolving Lender, as such may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Revolving Loan Commitments" means the aggregate principal amount of the Revolving Loan Commitments of all the Revolving Loan Lenders (it being understood and agreed that the maximum aggregate principal amount of the Revolving Loan Commitments shall not exceed $7,500,000, as reduced from time to time pursuant to the terms hereof).

                  "REVOLVING LOAN EXPOSURE" means, with respect to any Revolving Lender, as of any date of determination (a) prior to the Commitment Termination Date, such Revolving Lender's Revolving Loan Commitment at such time, and (b) on and after the Commitment Termination Date, the outstanding principal amount of such Revolving Lender's Revolving Loans at such time.

                  "REVOLVING NOTES" means (i) the promissory notes, if any, of the Borrower issued pursuant to SECTION 2.04(A) on the Effective Date and (ii) any promissory notes issued by the Borrower at the request of any Revolving Lender in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Revolving Lenders, in each case substantially in the form of EXHIBIT D attached hereto and made a part hereof, as they may be amended, supplemented or otherwise modified from time to time.

                  "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

                  "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Obligations.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                  "SECURITIES ACCOUNT" means a "securities account" as that term is defined in the UCC.

                  "SECURITY AGREEMENT" means the pledge and security agreement executed and delivered by the Borrower and each of its Subsidiaries in favor of the Collateral Agent, together with any other pledge and security agreement (substantially similar to the pledge and security agreement dated the Effective
Date) delivered to the Collateral Agent pursuant to SECTION 8.16, each in form and substance reasonably satisfactory to the Collateral Agent, as such agreements may be amended, supplemented or otherwise modified from time to time.

                  "SENIOR DEBT TO EBITDA RATIO" means, as of any date of determination, the ratio of (a) the aggregate principal amount of the Obligations outstanding with respect to the Revolving Loans and the Tranche A Term Loans as of such date of determination, TO (b) EBITDA of the Borrower and its consolidated Subsidiaries for the trailing twelve-month period ending on the last day of the fiscal quarter immediately preceding such date of determination.

                  "SIGNING DATE" has the meaning ascribed to such term in
SECTION 5.01 hereto.

                  "SOLVENT" means, with respect to any Person on a particular date, that on such date such Person (i) has sufficient working capital and other property remaining as a result of the transaction to carry on its business as currently being conducted and as contemplated to be conducted in the future,
(ii) has the ability to pay existing indebtedness as it matures and does not intend to or believes that it will incur debts beyond its ability to pay as such debts mature in the future, and (ii) is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

                  "SUBSIDIARY" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or
(ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

                  "SUFFICIENT LIQUIDITY" means, as of any date of determination, an aggregate amount of cash, Cash Equivalents and Availability equal to at least $3,000,000, both before and after giving effect to any voluntary prepayment of Term Loans made on such date.

                  "TAXES" has the meaning ascribed to such term in SECTION 3.03(A).

                  "TERM LENDERS" means the Tranche A Lenders and the Tranche B Lenders.

                  "TERM LOAN ACCOUNT" means an account maintained hereunder by Administrative Agent on its books of account, at Administrative Agent's office and with respect to the Borrower, in which the Borrower will be charged with all Term Loans made to, and all other Obligations incurred by, the Borrower in connection with the Term Loan facilities.

                  "TERM LOANS" means the Tranche A Term Loans and the Tranche B Term Loans.

                  "TERM NOTES" means the Tranche A Term Notes and the Tranche B Term Notes.

                  "TERMINATION OCCURRENCE" has the meaning ascribed to such term in SECTION 12.03.

                  "TOTAL DEBT TO EBITDA RATIO" means, as of any date of determination, the ratio of (a) the sum of (i) the aggregate principal amount of the Obligations outstanding as of such date of determination, PLUS (ii) the aggregate principal amount of all other outstanding Funded Debt of the Borrower and its consolidated Subsidiaries, if any, as of such date of determination TO
(b) EBITDA of the Borrower and its consolidated Subsidiaries, if any, for the trailing twelve-month period ending on the last day of the fiscal quarter immediately preceding such date of determination.

                  "TOTAL FACILITY" means $47,500,000.

                  "TOTAL FACILITY EXPOSURE" means, collectively, the Revolving Loan Exposure, the Tranche A Term Loan Exposure and the Tranche B Term Loan Exposure.

                  "TRANCHE A LENDER" means a Lender that has a Tranche A Term Loan Commitment and/or that has an outstanding Tranche A Term Loan.

                  "TRANCHE A MATURITY DATE" means a date that is five years from the Effective Date.

                  "TRANCHE A TERM LOAN COMMITMENT" means, with respect to any Tranche A Lender, the obligation of such Tranche A Lender to make a Tranche A Term Loan pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Tranche A Lender's name on SCHEDULE 1.01(E) under the heading "Tranche A Term Loan Commitment", and "Tranche A Term Loan Commitments" means the aggregate principal amount of the Tranche A Term Loan Commitments of all the Tranche A Lenders (it being understood and agreed that the maximum aggregate principal amount of the Tranche A Term Loan Commitments shall not exceed $25,000,000).

                  "TRANCHE A TERM LOAN EXPOSURE" means, with respect to any Tranche A Lender, as of any date of determination (i) prior to the funding of the Tranche A Term Loans, such Tranche A Lender's Tranche A Term Loan Commitment, and (ii) after the funding of the Tranche A Term Loans, the outstanding principal amount of the Tranche A Term Loan of such Tranche A Lender.

                  "TRANCHE A TERM LOANS" has the meaning ascribed to such term in SECTION 2.02(A).

                  "TRANCHE A TERM NOTES" means (i) the promissory notes, if any, of the Borrower issued pursuant to SECTION 2.04(B) on the Effective Date and
(ii) any promissory notes issued by the Borrower at the request of any Tranche A Lender in connection with assignments of the Tranche A Term Loans of any Tranche A Lender, in each case substantially in the form of EXHIBIT E attached hereto and made a part hereof, as they may be amended, supplemented or otherwise modified from time to time.

                  "TRANCHE B LENDER" means a Lender that has a Tranche B Term Loan Commitment and/or that has an outstanding Tranche B Term Loan.

                  "TRANCHE B MATURITY DATE" means a date that is five years from the Effective Date.

                  "TRANCHE B TERM LOAN COMMITMENT" means, with respect to any Tranche B Lender, the obligation of such Tranche B Lender to make a Tranche B Term Loan pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Tranche B Lender's name on SCHEDULE 1.01(E) under the heading "Tranche B Term Loan Commitment", and "Tranche B Term Loan Commitments" means the aggregate principal amount of the Tranche B Term Loan Commitments of all the Tranche B Lenders (it being understood and agreed that the maximum aggregate principal amount of the Tranche B Term Loan Commitments shall not exceed $15,000,000).

                  "TRANCHE B TERM LOAN EXPOSURE" means, with respect to any Tranche B Lender, as of any date of determination (i) prior to the funding of the Tranche B Term Loans, such Tranche B Lender's Tranche B Term Loan Commitment, and (ii) after the funding of the Tranche B Term Loans, the outstanding principal amount of the Tranche B Term Loan of such Tranche B Lender.

                  "TRANCHE B TERM LOANS" has the meaning ascribed to such term in SECTION 2.03(A).

                  "TRANCHE B TERM NOTES" means (i) the promissory notes, if any, of the Borrower issued pursuant to SECTION 2.04(C) on the Effective Date and
(ii) any promissory notes issued by the Borrower at the request of a Tranche B Lender in connection with assignments of the Tranche B Term Loans of any Tranche B Lender, in each case substantially in the form of EXHIBIT F attached hereto and made a part hereof, as they may be amended, supplemented or otherwise modified from time to time.

                  "TREECON" means TreeCon Resources, Inc.

                  "TRIGGERING EVENT" means an Acceleration Event or an Event of Default under either SECTION 11.01(H) or SECTION 11.01(I).

                  "UCC" means the Uniform Commercial Code enacted in the State of New York, as amended from time to time; PROVIDED that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

                  "UNITED AIRLINES" means United Air Lines, Inc.
                   ---------------
                  "UNUSED COMMITMENT FEE" has the meaning ascribed to such term in SECTION 4.04(C).

                  "VOTING STOCK" means all classes of Capital Stock of a Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, as applicable.

                  "WELLS FARGO SECURITIES ACCOUNT" means the Securities Account of the Borrower listed on SCHEDULE 1.01(F) hereto.

                  "WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Net Working Capital as of the beginning of such period exceeds (or is less than) Net Working Capital as of the end of such period.

                  SECTION 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

                  SECTION 1.03. ACCOUNTING AND OTHER TERMS. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. All terms used in this Agreement which are defined in Article 1, Article 8 or Article 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

                  SECTION 1.04. TIME REFERENCES. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; PROVIDED, HOWEVER, that with respect to a computation of fees or interest payable to the Administrative Agent or the Lenders, such period shall in any event consist of at least one full day.

                                   ARTICLE II
                                 TOTAL FACILITY

                  SECTION 2.01. REVOLVING LOAN COMMITMENTS. a) REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Revolving Lender hereby severally agrees to make loans (each a "REVOLVING Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time such Revolving Lender's Pro Rata Share of the Availability, PROVIDED that such aggregate principal amount does not result in such Revolving Lender's Revolving Credit Exposure exceeding such Revolving Lender's Revolving Loan Commitment or the Revolving Credit Exposure of all Revolving Lenders exceeding the Revolving Loan Commitments of all Revolving Lenders. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  (b) NOTICE OF BORROWING. When the Borrower desires to borrow under SECTION 2.01(A), the Borrower shall deliver to the Administrative Agent a Notice of Borrowing, signed by the Borrower (i) in the case of Eurodollar Loans, not later than 10:00 a.m. (New York time) at least three (3) Business Days in advance of any proposed borrowing of Eurodollar Loans or (ii) in the case of ABR Loans, not later than 10:00 a.m. (New York time) at least one (1) Business Day in advance of any proposed borrowing of ABR Loans. Such Notice of Borrowing shall specify (A) the amount of the proposed borrowing of Revolving Loans, (B) the proposed Funding Date, which must be a Business Day, and (C) whether such Revolving Loans are to be ABR Loans or Eurodollar Loans. Each Notice of Borrowing given pursuant to this SECTION 2.01 shall be irrevocable and binding on the Borrower. Each Revolving Loan shall be made in a minimum amount of $500,000 and shall be in an integral multiple of $250,000 in excess thereof (or such lesser amount as may then be available). In lieu of delivering such a Notice of Borrowing, the Borrower may give the Administrative Agent telephonic notice of any proposed borrowing by the time required under this SECTION 2.01(B) if it confirms such notice by delivery of the Notice of Borrowing to the Administrative Agent promptly, but in no event later than 5:00 p.m. (New York time) on the same Business Day on which such telephonic notice is given. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this SECTION 2.01(B) shall be irrevocable.

                  (c) MAKING THE REVOLVING LOANS. i) The Administrative Agent shall promptly notify each Revolving Lender of the amount of each borrowing of Revolving Loans. Each such Revolving Lender shall deposit in the Administrative Agent Account an amount equal to its Pro Rata Share of the amount of such borrowing in immediately available funds, not later than 11:00 a.m. (New York time) on the Funding Date applicable thereto. Subject to the satisfaction of the conditions precedent set forth in ARTICLE V, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrower at the Administrative Agent's office in New York, New York on such Funding Date and shall disburse such proceeds to the General Account.

                  (ii) Except as otherwise provided in this SECTION 2.01(C), all Revolving Loans under this Agreement shall be made by the Revolving Lenders simultaneously and proportionately to their Pro Rata Shares. The failure of any Revolving Lender to deposit the amount described in clause (i) above with the Administrative Agent on the applicable Funding Date shall not relieve any other Revolving Lender of its obligations hereunder to make its Revolving Loan on such Funding Date. No Revolving Lender shall be responsible for any failure by any other Revolving Lender to perform its obligation to make a Revolving Loan hereunder nor shall the Revolving Loan Commitment of any Revolving Lender be increased or decreased as a result of any such failure, and each Revolving Lender shall be obligated to make the Revolving Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Revolving Lender.

                  (d) REPAYMENT OF REVOLVING LOANS; TERMINATION OF REVOLVING LOAN COMMITMENTS. The principal amount of all outstanding Revolving Loans shall be repaid in full, and the Revolving Loan Commitments shall terminate, on the Commitment Termination Date.

                  (e) USE OF PROCEEDS. Proceeds of the Revolving Loans shall be used initially: (i) to refinance indebtedness of the Borrower and its Subsidiaries outstanding on the Effective Date; and (ii) to pay fees and expenses in connection with such refinancing. Subsequently, proceeds of the Revolving Loans shall be used for working capital and other general corporate purposes of the Borrower.

                  (f) FUNDING OF BORROWINGS. Each Revolving Lender shall make each Revolving Loan to be made by it hereunder on the proposed Funding Date thereof by wire transfer of immediately available funds by 11:00 a.m. (New York time) to the Administrative Agent Account in an amount equal to such Revolving Lender's Pro Rata Share. The Administrative Agent will make such Revolving Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the General Account. Unless the Administrative Agent shall have received notice from a Revolving Lender prior to the proposed Funding Date of Revolving Loans that such Revolving Lender will not make available to the Administrative Agent such Revolving Lender's Pro Rata Share of such borrowing, the Administrative Agent may assume that such Revolving Lender has made its Pro Rata Share available on such date in accordance with the provisions of this Section and may, in reliance upon such assumption, make available to the

Borrower a corresponding amount. In such event, if a Revolving Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent (a "DEFAULTING LENDER"), then the applicable Revolving Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (1) in the case of such Revolving Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (2) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Revolving Lender pays such amount to the Administrative Agent, then such amount shall constitute such Revolving Lender's Revolving Loan. The Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Administrative Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (but only to the extent that such Defaulting Lender's borrowing was funded by the other Revolving Lenders) or, if so directed by the Borrower and if no Event of Default has occurred and is continuing (and to the extent such Defaulting Lender's borrowing was not funded by the other Revolving Lenders), retain the same to be re-advanced to the Borrower as if such Defaulting Lender had made Revolving Loans to the Borrower. Subject to the foregoing, the Administrative Agent may hold and, in its Permitted Discretion, set off such Defaulting Lender's funding shortfall against that Defaulting Lender's Pro Rata Share of all payments received from the Borrower or re-lend to the Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender. Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any borrowing (1) solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Revolving Lender" and such Defaulting Lender's Revolving Loan Commitment shall be deemed to be zero, (2) such Defaulting Lender shall not be entitled to any portion of the Unused Commitment Fee and (3) the portion of the Unused Commitment Fee that would have otherwise been payable to the Defaulting Lender shall accrue in favor of any Revolving Lender that funds the Defaulting Lender's Pro Rata Share of such requested borrowing. This Section shall remain effective with respect to such Defaulting Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, the Administrative Agent, and the Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable borrowing and pays to Administrative Agent all amounts owing by the Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Revolving Loan Commitment of any Revolving Lender, to relieve or excuse the performance by such Defaulting Lender or any other Revolving Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

                  SECTION 2.02. TRANCHE A TERM LOAN COMMITMENTS. b) TRANCHE A TERM LOANS. Subject to the terms and conditions set forth herein, each Tranche A Lender hereby severally agrees to make a term loan (each a "TRANCHE A TERM LOAN") to the Borrower on the Effective Date in an aggregate principal amount not to exceed such Tranche A Lender's Pro Rata Share of the Tranche A Term Loan Commitments. Tranche A Term Loans, or any portion of the principal amount thereof, that are paid may not be reborrowed.

                  (b) NOTICE OF BORROWING. When the Borrower desires to borrow under SECTION 2.02(A), the Borrower shall deliver to the Administrative Agent a Notice of Borrowing, signed by the Borrower, not later than 10:00 a.m. (New York time) at least three (3) Business Days in advance of the Effective Date. Such Notice of Borrowing shall specify (i) the amount of the proposed Tranche A Term Loans and (ii) the proposed Effective Date, which must be a Business Day. The Notice of Borrowing given pursuant to this SECTION 2.02 shall be irrevocable and binding on the Borrower. On the Effective Date, all Tranche A Term Loans shall be Eurodollar Loans.

                  (c) MAKING THE TRANCHE A TERM LOANS. i) The Administrative Agent shall promptly notify each Tranche A Lender of the amount of the borrowing of Tranche A Term Loans. Each such Tranche A Lender shall deposit in the Administrative Agent Account an amount equal to its Pro Rata Share of the amount of such borrowing in immediately available funds, not later than 11:00 a.m. (New York time) on the Effective Date. Subject to the satisfaction of the conditions precedent set forth in ARTICLE V, the Administrative Agent shall make the proceeds of the Tranche A Term Loans received by it available to the Borrower at the Administrative Agent's office in New York, New York on the Effective Date and shall disburse such proceeds to the General Account.

                  (ii) Except as otherwise provided in this SECTION 2.02(C), all Tranche A Term Loans under this Agreement shall be made by the Tranche A Lenders simultaneously and proportionately to their Pro Rata Shares. The failure of any Tranche A Lender to deposit the amount described in clause (i) above with the Administrative Agent on the Effective Date shall not relieve any other Tranche A Lender of its obligations hereunder to make its Tranche A Term Loan on the Effective Date. No Tranche A Lender shall be responsible for any failure by any other Tranche A Lender to perform its obligation to make a Tranche A Term Loan hereunder nor shall the Tranche A Term Loan Commitment of any Tranche A Lender be increased or decreased as a result of any such failure, and each Tranche A Lender shall be obligated to make the Tranche A Term Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Tranche A Lender.

                  (d) REPAYMENT OF TRANCHE A TERM LOANS. The aggregate principal amount of the Tranche A Term Loans shall be payable in Dollars in installments on the dates and in the amounts set forth below:

                PRINCIPAL PAYMENT DATES           QUARTERLY AMORTIZATION PAYMENT
                -----------------------           ------------------------------
                     June 30, 2006                           $500,000
                   September 30, 2006                        $500,000
                   December 31, 2006                         $500,000
                     March 31, 2007                          $500,000
                     June 30, 2007                           $500,000
                   September 30, 2007                        $500,000
                   December 31, 2007                         $500,000
                     March 31, 2008                          $500,000
                     June 30, 2008                           $500,000
                   September 30, 2008                        $500,000
                   December 31, 2008                         $500,000
                     March 31, 2009                          $500,000
                     June 30, 2009                           $625,000
                   September 30, 2009                        $625,000
                   December 31, 2009                         $625,000
                     March 31, 2010                          $625,000
                     June 30, 2010                           $750,000
                   September 30, 2010                        $750,000
                   December 31, 2010                         $750,000
                     March 31, 2011                          $750,000

                Tranche A Maturity Date                     $13,500,000
                                                            -----------

                  Total                                     $25,000,000
                                                            ===========

PROVIDED that the final installment payable by the Borrower on the Tranche A Maturity Date in respect of the Tranche A Term Loans shall be in an amount, if such amount is different from that specified above, sufficient to repay the aggregate outstanding principal amount of all Tranche A Term Loans.

                  (e) USE OF PROCEEDS. Proceeds of the Tranche A Term Loans shall be used: (i) to refinance indebtedness of the Borrower and its Subsidiaries outstanding on the Effective Date; and (ii) to pay fees and expenses in connection with such refinancing.

                  SECTION 2.03. TRANCHE B TERM LOAN COMMITMENTS. c) TRANCHE B TERM LOANS. Subject to the terms and conditions set forth herein, each Tranche B Lender hereby severally agrees to make a term loan (each a "TRANCHE B TERM LOAN") to the Borrower on the Effective Date in an aggregate principal amount not to exceed such Tranche B Lender's Pro Rata Share of the Tranche B Term Loan Commitments. Tranche B Term Loans, or any portion of the principal amount thereof, that are paid may not be reborrowed.

                  (b) NOTICE OF BORROWING. When the Borrower desires to borrow under SECTION 2.03(A), the Borrower shall deliver to the Administrative Agent a Notice of Borrowing, signed by the Borrower, not later than 10:00 a.m. (New York time) at least three (3) Business Days in advance of the Effective Date. Such Notice of Borrowing shall specify (i) the amount of the proposed Tranche B Term

Loans and (ii) the proposed Effective Date, which must be a Business Day. The Notice of Borrowing given pursuant to this SECTION 2.03 shall be irrevocable and binding on the Borrower. On the Effective Date, all Tranche B Term Loans shall be Eurodollar Loans.

                  (c) MAKING THE TRANCHE B TERM LOANS. i) The Administrative Agent shall promptly notify each Tranche B Lender of the amount of the borrowing of Tranche B Term Loans. Each such Tranche B Lender shall deposit in the Administrative Agent Account an amount equal to its Pro Rata Share of the amount of such borrowing in immediately available funds, not later than 11:00 a.m. (New York time) on the Effective Date. Subject to the satisfaction of the conditions precedent set forth in ARTICLE V, the Administrative Agent shall make the proceeds of the Tranche B Term Loan received by it available to the Borrower at the Administrative Agent's office in New York, New York on the Effective Date and shall disburse such proceeds to the General Account.

                  (ii) Except as otherwise provided in this SECTION 2.03(C), all Tranche B Term Loans under this Agreement shall be made by the Tranche B Lenders simultaneously and proportionately to their Pro Rata Shares. The failure of any Tranche B Lender to deposit the amount described in clause (i) above with the Administrative Agent on the Effective Date shall not relieve any other Tranche B Lender of its obligations hereunder to make its Tranche B Term Loan on the Effective Date. No Tranche B Lender shall be responsible for any failure by any other Tranche B Lender to perform its obligation to make a Tranche B Term Loan hereunder nor shall the Tranche B Term Loan Commitment of any Tranche B Lender be increased or decreased as a result of any such failure, and each Tranche B Lender shall be obligated to make the Tranche B Term Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Tranche B Lender.

                  (d) REPAYMENT OF TRANCHE B TERM LOANS. The aggregate principal amount of the Tranche B Term Loans shall be payable in Dollars on the Tranche B Maturity Date.

                  (e) USE OF PROCEEDS. Proceeds of the Tranche B Term Loans shall be used: (i) to refinance indebtedness of the Borrower and its Subsidiaries outstanding on the Effective Date; and (ii) to pay fees and expenses in connection with such refinancing.

                  SECTION 2.04. PROMISE TO PAY; EVIDENCE OF DEBT.

                  (a) REVOLVING LOANS. The Borrower agrees to pay on the Commitment Termination Date the principal amount of each Revolving Loan which is made to the Borrower, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and any promissory notes evidencing the Revolving Loans owing by the Borrower to the Revolving Lenders. If any Revolving Lender shall request, the Borrower shall execute and deliver to such Revolving Lender on the Effective Date a single promissory note to evidence the Revolving Loans owing to such Revolving Lender and thereafter after giving effect to any assignment thereof pursuant to SECTION 14.08, in substantially the form of EXHIBIT D attached hereto and made a part hereof (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "REVOLVING NOTES"; and a "REVOLVING NOTE" means any one of the Revolving Notes).

                  (b) TRANCHE A TERM LOANS. The Borrower agrees to pay the principal amount of the Tranche A Term Loans in installments on the dates and in the amounts set forth in SECTION 2.02(D) with a final installment on the Tranche A Maturity Date, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and any promissory notes evidencing the Tranche A Term Loans owing by the Borrower to the Tranche A Lenders. If any Tranche A Lender shall request, the Borrower shall execute and deliver to such Tranche A Lender on the Effective Date a single promissory note to evidence the Tranche A Term Loan owing to such Tranche A Lender and thereafter after giving effect to any assignment thereof pursuant to SECTION 14.08, in substantially the form of EXHIBIT E attached hereto and made a part hereof (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "TRANCHE A TERM NOTES"; and a "TRANCHE A TERM NOTE" means any one of the Tranche A Term Notes).

                  (c) TRANCHE B TERM LOANS. The Borrower agrees to pay the principal amount of the Tranche B Term Loans on the Tranche B Maturity Date, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and any promissory notes evidencing the Tranche B Term Loans owing by the Borrower to the Tranche B Lenders. If any Tranche B Lender shall request, the Borrower shall execute and deliver to such Tranche B Lender on the Effective Date a single promissory note to evidence the Tranche B Term Loan owing to such Tranche B Lender and thereafter after giving effect to any assignment thereof pursuant to SECTION 14.08, in substantially the form of EXHIBIT F attached hereto and made a part hereof (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "TRANCHE B TERM NOTES"; and a "TRANCHE B TERM NOTE" means any one of the Tranche B Term Notes).

                  (d) REVOLVING LOAN ACCOUNT. The Revolving Loan Account shall be maintained by the Administrative Agent and shall include a master account and a subsidiary account for each Revolving Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Revolving Loan made hereunder, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto with respect to a Revolving Loan Commitment and one or more outstanding Revolving Loans, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Revolving Lender hereunder or under the Revolving Notes, and (iv) the amount of any sum received by the Administrative Agent from any Loan Party with respect to the Revolving Loans hereunder and each Revolving Lender's share thereof.

                  (e) TERM LOAN ACCOUNT. The Term Loan Account shall be maintained by the Administrative Agent and shall include a master account and a subsidiary account for each Term Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Term Loan made hereunder, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto with respect to the outstanding Term Loans, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Term Lender hereunder or under the Term Notes, and (iv) the amount of any sum received by the Administrative Agent from any Loan Party with respect to the Term Loans hereunder and each Term Lender's share thereof.


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

                  SECTION 2.05. AUTHORIZED OFFICERS AND ADMINISTRATIVE AGENT. On the Effective Date and from time to time thereafter as necessary to reflect changes in the Authorized Officers, the Borrower shall deliver to the Administrative Agent a secretary's certificate setting forth the names of the officers of the Borrower authorized to request Revolving Loans and Term Loans on behalf of the Borrower and containing a specimen signature of each such officer or agent. The Administrative Agent shall be entitled to rely conclusively on such officer's or agent's authority to request such Loan until the Administrative Agent receives written notice to the contrary. In addition, the Administrative Agent shall be entitled to rely conclusively on any written notice sent to it by telecopy. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on, or any telecopy or facsimile of, any written Notice of Borrowing or any other document, and, with respect to an oral request for such a Loan, the Administrative Agent shall have no duty to verify the identity of any person representing himself or herself as one of the officers or agents authorized to make such request or otherwise to act on behalf of the Borrower. The Administrative Agent and the Lenders shall not incur any liability to the Borrower or any other Person in acting upon any telecopy or facsimile or telephonic notice referred to above which the Administrative Agent in good faith believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower except in the case of gross negligence or willful misconduct by the Administrative Agent or any Lender as determined in a final judgment by a court of competent jurisdiction.

                                   ARTICLE III
                         PAYMENTS AND OTHER COMPENSATION

                  SECTION 3.01. PREPAYMENTS; REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

                  (a) VOLUNTARY PREPAYMENTS/REDUCTIONS.

                  (i) The Borrower may, if there is Sufficient Liquidity, upon at least ten (10) days' prior written notice by the Borrower to the Administrative Agent, prepay at any time the principal amount of the Term Loans, in whole or in part, PROVIDED that any prepayment of Term Loans shall be in a minimum amount of $500,000 and in an integral multiple of $500,000 (or such lesser amount as may then be outstanding), and PROVIDED, FURTHER, that the Borrower pays the Prepayment Premium, if any, required to be paid hereunder. Such prepayment shall be applied FIRST to the repayment of the Tranche A Term Loans in inverse order of maturity and SECOND, after the principal amount and all accrued and unpaid interest with respect to the Tranche A Term Loan have been paid in full, to the repayment of the Tranche B Term Loans. Any notice of prepayment given to the Administrative Agent under this SECTION 3.01(A)(I) shall specify the principal amount of the Term Loans to be prepaid and the date of prepayment (which shall be an Interest Payment Date or any other date; PROVIDED that any such prepayments of Term Loans on any date other than an Interest Payment Date shall be made subject to the payments set forth in SECTION 4.03 resulting therefrom). When notice of prepayment is delivered as provided herein, the principal amount of the Term Loans specified in the notice shall become due and payable on the date specified in such notice and such notice shall be irrevocable. The Borrower shall pay a prepayment premium (a "PREPAYMENT PREMIUM") with respect to each prepayment of Term Loans (other than pursuant to SECTION 3.01(B)) as


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

         follows: (i) if a prepayment of Term Loans occurs during the period from the Effective Date to but excluding the first anniversary of the Effective Date, 3% of the principal amount of such prepayment, (ii) if a prepayment of Term Loans occurs on or after the first anniversary of the Effective Date and prior to but excluding the second anniversary of the Effective Date, 2% of the principal amount of such prepayment,
         (iii) if a prepayment of Term Loans occurs on or after the second anniversary of the Effective Date and prior to the third anniversary of the Effective Date, 1% of the principal amount of such prepayment and
         (iv) if a prepayment is made on or after the third anniversary of the Effective Date, no Prepayment Premium shall be payable. Any notice of prepayment delivered by the Borrower in connection with any prepayment of Terms Loans under this SECTION 3.01(A)(I) shall be deemed to be a representation by the Borrower that such prepayment is being made in compliance with this SECTION 3.01(A)(I).

                  (ii) The Borrower may, upon at least five (5) days' prior written notice by the Borrower to the Administrative Agent, at any time and from time to time, prepay the Revolving Loans in whole or in part in a minimum amount of $250,000 and integral multiples of $50,000 (or such lesser amount as may then be outstanding), without premium or penalty; PROVIDED, HOWEVER, that any such prepayments of principal on any date other than an Interest Payment Date shall be made subject to the payments set forth in SECTION 4.03 resulting therefrom. Any notice of prepayment given to the Administrative Agent under this SECTION 3.01(A)(II) shall specify the Revolving Loans to be prepaid, the date (which shall be a Business Day) of prepayment, and the aggregate principal amount of the prepayment. When notice of prepayment is delivered as provided herein, the principal amount of the Revolving Loans specified in the notice shall become due and payable on the prepayment date specified in such notice and such notice shall be irrevocable.

                  (iii) The Borrower may, upon at least five (5) days' prior written notice by the Borrower to the Administrative Agent, at any time and from time to time, terminate in whole, or permanently reduce in part, the Revolving Loan Commitments. Any partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately in accordance with its Pro Rata Share. Any notice of termination or reduction given to the Administrative Agent under this
         SECTION 3.01(A)(III) shall specify the date (which shall be a Business
         Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction of the Revolving Loan Commitments is delivered as provided herein, the principal amount of the Revolving Loans so reduced shall become due and payable on the date specified in such notice to the extent the Revolving Credit Exposure exceeds the Revolving Loan Commitments after giving effect to such reduction. The payments in respect of reductions and terminations described in this
         SECTION 3.01(A)(III) may be made without premium or penalty. Once reduced the Revolving Loan Commitment may not be increased or reinstated.

                  (iv) If (A) the EBITDA of the Borrower and its consolidated Subsidiaries in any Fiscal Year, as determined as of the last day of such Fiscal Year, exceeds $13,000,000 and (B) there is Sufficient

         Liquidity, the Borrower may, within five (5) days following the day the annual financial statements are required to be delivered pursuant to
         SECTION 7.01(C), prepay, without premium or penalty, the Term B Loans in an amount up to the amount by which the Borrower's and its consolidated Subsidiaries' EBITDA exceeds $13,000,000. Such prepayment shall be applied PRO RATA to the repayment of the Tranche B Term Loans.

                  (b) MANDATORY PREPAYMENTS/REDUCTIONS.

                  (i) Within one Business Day following the Revolving Credit Obligations exceeding the Revolving Loan Commitment, the Borrower shall make or cause to be made a mandatory prepayment of the Revolving Credit Obligations in an amount equal to such excess.

                  (ii) Within one Business Day following the receipt of Net Cash Proceeds by any Loan Party or any of its Affiliates from a Disposition (other than a Disposition (y) as a result of a Casualty or Condemnation and (z) in connection with a sale of Capital Stock of TreeCon owned by the Borrower) by the Borrower or any of its Subsidiaries, the Borrower shall prepay the outstanding principal amount of the Term Loans and the Revolving Loans in an amount equal to one hundred percent (100%) of the Net Cash Proceeds from such Disposition. Such prepayment shall be applied FIRST to the repayment of the Revolving Loans, PROVIDED that the aggregate Revolving Loan Commitments shall be reduced by the amount of such prepayment, SECOND to the repayment of the Tranche A Term Loans in inverse order of maturity until all Tranche A Term Loans have been paid in full, and THIRD to the repayment of the Tranche B Term Loans.

                  (iii) Within one Business Day following the receipt of Net Cash Proceeds by any Loan Party or any of its Affiliates from the Casualty or Condemnation of any Collateral, the Borrower shall prepay the outstanding principal amount of the Term Loans and the Revolving Loans in an amount equal to one hundred percent (100%) of the Net Cash Proceeds so received, PROVIDED, HOWEVER, that the Borrower shall have the option not to make the prepayment under this subsection (iii) with respect to any Net Cash Proceeds and instead may apply such Net Cash Proceeds to the costs of repairs, replacement or restoration of the property of the Borrower, which is the subject of the Casualty or Condemnation or to acquire other property or assets used or useful in the business of the Borrower, up to an aggregate amount during any period of twelve consecutive months not in excess of $1,500,000, so long as (A) no Default or Event of Default shall have occurred and be continuing, (B) the Borrower shall have given the Administrative Agent and the Collateral Agent prior written notice of the intention to apply such Net Cash Proceeds to the costs of repairs, replacement or restoration as permitted in this clause (iii), (C) the Net Cash Proceeds are immediately deposited into the General Account, and (D) the Borrower commences the permitting process or the construction (if applicable) with respect to such repairs, replacement or restoration within 180 days after receiving such Net Cash Proceeds and completes such repairs, replacements or restoration at the same location that the loss, destruction or taking occurred within 12 months after receiving such Net Cash Proceeds all in accordance with any applicable lease obligations. Any Net Cash Proceeds on deposit in the General Account relating to the costs of repairs, replacement or restoration shall be used to repay Term Loans in accordance with this SECTION 3.01(B)(III) if the Borrower is not in compliance with the immediately preceding sentence. Any prepayment shall be applied FIRST to the repayment of the Revolving Loans, PROVIDED that the aggregate Revolving Loan Commitments shall be reduced by the amount of such prepayment, SECOND to the repayment of the Tranche A Term Loans in inverse order of maturity until all Tranche A Term Loans have been paid in full, and THIRD to the repayment of the Tranche B Term Loans.

                  (iv) If the Borrower has any Excess Cash Flow as determined as of the last day of each Fiscal Year, the Borrower shall, within one Business Day following the day the annual financial statements are required to be delivered pursuant to SECTION 7.01(C), (A) prepay the outstanding principal amount of the Tranche A Term Loans in an amount equal to fifty percent (50%) of the Excess Cash Flow for each such Fiscal Year and (B) once the Tranche A Term Loans have been paid in full, the Borrower shall offer to the Tranche B Lenders to prepay and, if requested by the Tranche B Term Lenders, shall prepay, the outstanding principal amount of the Tranche B Term Loans in an amount equal to fifty percent (50%) of the Excess Cash Flow for each such Fiscal Year. Such prepayment shall be applied PRO RATA to the repayment of the Tranche A Term Loans in inverse order of maturity until the Tranche A Term Loans shall have been paid in full and thereafter PRO RATA to the repayment of the Tranche B Term LOANS.

                  (v) Nothing in this SECTION 3.01(B) shall be construed to constitute the Lenders' consent to any transaction which is not expressly permitted by ARTICLE IX.

                  SECTION 3.02. PAYMENTS.

                  (a) MANNER AND TIME OF PAYMENT. All payments of principal and interest on the Loans and other Obligations (including, without limitation, fees and expenses) which are payable to any Agent or the Lenders shall be made without condition or reservation of right, in Dollars in immediately available funds, deposited to the Administrative Agent Account not later than 11:00 a.m. (New York time) on the date due. All payments shall be made by the Borrower without set off, counterclaim, deduction or other defense to the Agents and the Lenders.

                  (b) Except as otherwise provided herein, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any

Lender so purchasing a participation from another Lender pursuant to this
SECTION 3.02 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  (c) APPORTIONMENT OF PAYMENTS. ii) Subject to the provisions of SECTION 3.01 and SECTION 3.02(C)(II), all payments of principal and interest in respect of outstanding Loans and all payments of fees and all other payments in respect of any other Obligation shall be allocated among the Lenders, in proportion to their respective Pro Rata Shares of such Obligations owing to them or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment at the time when such payment is made.

                  (ii) After the occurrence of a Triggering Event, all payments in respect of any Obligations and all proceeds of Collateral shall be allocated by the Agents as follows:

                           (A) first, to pay obligations in respect of any
                  expense reimbursements, indemnities or other liabilities then due to any Agent until such obligations have been paid in full;

                           (B) second, to pay obligations in respect of any fees
                  then due to any Agent until such obligations have been paid in full;

                           (C) third, to pay interest, fees, expense
                  reimbursements and indemnities due and unpaid in respect of the Revolving Loans;

                           (D) fourth, to pay all principal amounts unpaid in
                  respect of the Revolving Loans, until all such amounts have been paid in full;

                           (E) fifth, to pay interest, fees, expense
                  reimbursements and indemnities due and unpaid in respect of the Tranche A Term Loans until such amounts have been paid in full;

                           (F) sixth, to pay all principal amounts unpaid in
                  respect of the Tranche A Term Loans until all such amounts have been paid in full;

                           (G) seventh, to pay interest, fees, expense
                  reimbursements and indemnities due and unpaid in respect of the Tranche B Term Loans until such amounts have been paid in full;

                           (H) eighth, to pay all principal amounts unpaid in
                  respect of the Tranche B Term Loans until all such amounts have been paid in full; and

                           (I) ninth, to the Borrower;

PROVIDED, HOWEVER, if sufficient funds are not available to fund all payments to be made in respect of any of the obligations described in any one of the foregoing clauses (A) through (I), the available funds being applied with respect to any such obligations referred to in such clause shall be allocated to the payment of such obligations ratably, based on the proportion of each Agent's or each Lender's interest in the aggregate outstanding obligations described in such clause.


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

                  (d) PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day, and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

                  SECTION 3.03. TAXES.

                  (a) PAYMENT OF TAXES. Except as set forth below, any and all payments by the Borrower hereunder, under the Notes or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Agent and each Lender, respectively, taxes imposed on it by (i) the United States except withholding taxes contemplated pursuant to SECTION 3.03(E)(II)(C) or (ii) a Governmental Authority as a result of a connection or former connection (other than merely being a party to this Agreement, participating in the transactions contemplated herein, or enforcing rights hereunder) between such Agent or Lender and the jurisdiction imposing such tax including without limitation, any connection arising from such Agent or Lender being a citizen, domiciliary, or resident of such jurisdiction, being organized in such jurisdiction, or having a permanent establishment for fixed place of business therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder, under the Notes or under any other Loan Document to any Lender, (x) such sum payable shall be increased by an amount of additional interest so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional interest payable under this
Section 3.03) such Lender receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (y) the Borrower shall make such withholdings or deductions, and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower shall not be required to increase any such amounts payable to any Agent or any Lender with respect to any Taxes or Other Taxes (i) that are attributable to such Agent's or Lender's failure to comply with the requirements of SECTION 3.03(E) OR SECTION 3.03(F), or (ii) that are United States withholding taxes imposed on amounts payable to such Agent or Lender at the time such Agent or Lender becomes a party to this Agreement, except to the extent that such Agent's or Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Tax pursuant to this paragraph.

                  (b) OTHER TAXES. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from and which relate directly to the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or any other Loan Document and all interest and penalties related thereto other than the foregoing excluded Taxes (hereinafter referred to as "OTHER TAXES").

                  (c) INDEMNIFICATION. The Borrower will indemnify each Lender and each Agent that has fully complied with the requirements of SECTION 3.03(E) against, and reimburse each, within twenty (20) days of a receipt of written demand therefor, for the full amount of all Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this SECTION 3.03) incurred or paid by such Lender or such Agent (as the case may be) or any Affiliate of such Lender and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto. A certificate as to any amount payable to any Person under this SECTION 3.03 submitted by such Person to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

                  (d) RECEIPTS. Within thirty (30) days after a request from the Administrative Agent, the Borrower will furnish to the Administrative Agent, the original or a certified copy of a receipt, if available, or other reasonably available documentation reasonably satisfactory to the Administrative Agent evidencing payment of such Taxes or Other Taxes. The Borrower will furnish to the Administrative Agent upon the Administrative Agent's request an Officer's Certificate stating that all Taxes and Other Taxes of which it is aware that are due have been paid and that no additional Taxes or Other Taxes of which it is aware are due.

                  (e) FOREIGN BANK CERTIFICATIONS. iii) Each Lender that is not a United States Person (as defined in Section 7701(a)(30) of the Internal Revenue Code) shall deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or, in the case of a Lender that becomes a Lender pursuant to SECTION 14.08 hereof, on or prior to the date on which such Lender becomes a Lender pursuant to SECTION 14.08, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form W-8 BEN (or any successor or substitute form or forms)) or (II) under Sections 1441(c)(1) or 1442(b) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form W-8 ECI (or any successor form or forms)).

                  (ii) Each such Lender further agrees to deliver to the Borrower and the Administrative Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Administrative Agent pursuant to this SECTION 3.03(E) (including upon the expiration of such form, upon the designation of a new lending office and at such other times as may be necessary in the determination of the Borrower and the Administrative Agent (each in the reasonable exercise of its discretion)). Each certificate required to be delivered pursuant to this SECTION 3.03(E)(II) shall certify as to one of the following:

                  (A) that such Lender can receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (in which case the certificate shall be accompanied by two duly completed copies of IRS Form W-8 BEN or W-8 ECI, as applicable (or any successor form));

                  (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to SECTION 3.03(A) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower;

                  (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Effective Date, or in the case of a Lender that becomes a Lender pursuant to SECTION 14.08 hereof, after the date on which a Lender became a Lender pursuant to SECTION 14.08, and that it is not capable of recovering the full amount of the same from a source other than the Borrower; or

                  (D) that such Lender is no longer capable of receiving payments hereunder without deduction or withholding of United States federal income tax as specified therein other than by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the date on which a Lender became a Lender pursuant to SECTION 14.08.

                  (f) DOMESTIC BANK CERTIFICATIONS. Each Lender that is a United States Person (as defined in Section 7701(a)(30) of the Internal Revenue Code) and is not a person whose name indicates that it is an "exempt recipient" (as such term is defined in Section 1.6049-4(c)(ii) of the United States Treasury Regulations) shall deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or, in the case of a Lender that becomes a Lender pursuant to SECTION 14.08 hereof, on or prior to the date on which such Lender becomes a Lender pursuant to SECTION 14.08 hereof, two original copies of Internal Revenue Service Form W-9 (or any successor forms), properly completed and duly executed by such Lender, and such other documentation reasonably requested by the Borrower, to establish that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax.

                  (g) This SECTION 3.03 shall be the sole section of this Agreement applicable to increased costs in respect of taxes and is subject to the provisions of SECTION 14.07.

                  SECTION 3.04. INCREASED CAPITAL. Subject to the provisions of
SECTION 14.07, if after the Signing Date any Lender determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority exercising jurisdiction, power or control over any Lender (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (ii) the amount of such capital is increased by or based upon the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans or other advances made hereunder or the existence of any Lender's obligation to make Loans, then, upon written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower agrees to pay to the Administrative Agent for the account of such Lender, in the case of amounts claimed by such Lender under this SECTION 3.04, within 10 Business Days of written demand therefor, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation therefor. Such demand shall be accompanied by a statement certifying in reasonable detail as to the amount of such compensation and include a brief summary of the basis for such demand. Such demand shall be conclusive and binding for all purposes, in the absence of manifest error.

                                   ARTICLE IV
                                INTEREST AND FEES

                  SECTION 4.01. INTEREST ON THE LOANS AND OTHER OBLIGATIONS. (a) RATE OF INTEREST. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in SECTION 4.01(C), as follows:

                  (i) If an ABR Loan or such other Obligation (other than a Eurodollar Loan), at a rate per annum equal to the Alternate Base Rate plus the ABR Applicable Margin.

                  (ii) If a Eurodollar Loan, at a rate per annum equal to the LIBOR determined for the applicable Interest Accrual Period PLUS the Eurodollar Applicable Margin.

The applicable basis for determining the rate of interest on any Loan shall be initially determined at the time a Notice of Borrowing is delivered by the Borrower to the Administrative Agent. The applicable basis for determining the rate of interest on such Loan shall be selected thereafter by the Borrower at the time of a Notice of Conversion/Continuation is delivered by the Borrower to the Administrative Agent.

                  (b) INTEREST PAYMENTS. iv) Interest accrued on each Loan shall be payable in arrears (A) on each Interest Payment Date, commencing on the first Interest Payment Date following the making of such Loan and (B) if not theretofore paid in full, on the Maturity Date applicable to such Loan. Interest accrued at the Default Rate will be payable on demand.

                  (c) DEFAULT INTEREST. Notwithstanding the rate of interest specified in SECTION 4.01(A), and to the extent permitted by applicable law, effective immediately upon the occurrence of any Payment Event of Default, but only for as long thereafter as such Payment Event of Default shall be continuing, the principal balance of all Loans and of all other Obligations shall bear interest at a rate which is two percent (2.0%) per annum in excess of the interest rate otherwise applicable pursuant to SECTION 4.01(A) in effect from time to time (the "DEFAULT RATE").

                  (d) COMPUTATION OF INTEREST. Interest on all Obligations shall be computed on the basis of (i) in the case of Eurodollar Loans, a year of 12 months of 30 days each or, in the case of a period that is less than a complete calendar month, the actual number of days elapsed in the period during which interest accrues, or (ii) in the case of ABR Loans, the actual number of days elapsed in the period during which interest accrues based on a year of 365 or 366 days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; PROVIDED, HOWEVER, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

                  (e) CONVERSION OR CONTINUATION. The Borrower shall have the option (A) to convert at any time all or any part of the outstanding ABR Loans to Eurodollar Loans or (B) to convert all or any part of its outstanding Eurodollar Loans to ABR Loans on the next succeeding Interest Accrual Period expiration date. To convert or continue a Loan under this SECTION 4.01(E), the Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 10:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. Promptly after receipt of a Notice of Conversion/Continuation under this SECTION 4.01(E), the Administrative Agent shall notify each Term Lender and each Revolving Lender by telex or telecopy, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith.

                  SECTION 4.02. INCREASED COSTS. In each case, subject to the provisions of SECTION 14.07, d) If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, or (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or the Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower, in the case of amounts claimed by the Lenders under this SECTION 4.02(A), will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) Without duplication of the amounts paid in SECTION 4.02(C), if any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof. Such certificate shall be conclusive and binding for all purposes, in the absence of manifest error.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 4.03. BREAK FUNDING PAYMENTS. In the event of the payment of any principal of any Eurodollar Loan other than on the last day of the Interest Accrual Period applicable thereto (including as a result of an Event of Default), or the failure to borrow or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (excluding in any event any Applicable Margin or other lost profit) attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 4.04. FEES.

                  (a) AGENTS' FEE. The Borrower agrees to pay to the Agents such fees as are set forth in the Fee Letter in accordance with the terms thereof.

                  (b) UNUSED COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent, for the account of the Revolving Lenders in accordance with their respective Pro Rata Shares, a fee (the "UNUSED COMMITMENT FEE"), accruing at the rate equal to three-fourths of one percent (0.75%) per annum on the daily unused portion of the Revolving Loan Commitments, such Unused Commitment Fee to accrue from the Effective Date to the Commitment Termination Date, such fee being payable monthly in arrears on (1) the last Business Day of each calendar month and (2) if not theretofore paid in full, on the Commitment Termination Date.

                  (c) CALCULATION AND PAYMENT OF FEES. All of the above fees that are based on a per annum rate shall be calculated on the basis of a year of 12 months of 30 days each or, in the case of a period that is less than a complete calendar month, the actual number of days elapsed in such period. All fees payable hereunder shall be fully earned and nonrefundable when paid.

                                    ARTICLE V
                               CONDITIONS TO LOANS

                  SECTION 5.01. CONDITIONS PRECEDENT TO THE SIGNING DATE. This Agreement and each of the other Loan Documents listed in clause (a) below shall enter into effect only upon, and subject to the satisfaction of, each of the following conditions (the date on which all such conditions are satisfied being the "SIGNING DATE"):

                  (a) DOCUMENTS. The Administrative Agent (on behalf of itself and the Lenders) shall have received on or before the Signing Date all of the following:

                  (i) this Agreement and all other agreements, instruments, opinions, certificates and other documents described in the List of Closing Documents (other than items I.B.1, I.B.2, I.B.3, II.A, II.B, II.C, III.A, III.B, III.C, VII.A, VIII.A, VIII.B, IX.A, IX.B, IX.C, IX.D and IX.E), each duly executed where appropriate and in form and substance reasonably satisfactory to the Lenders and in sufficient copies for each of the Lenders;

                  (ii) a copy of the Financial Statements and the internal consolidated and consolidating financial statements of the Borrower for each month since October 1, 2005 (including for any month ending at least 20 days prior to Signing Date). The Administrative Agent shall also have received a pro forma balance sheet as of the end of each such month and pro forma statements of income and cash flows for the twelve-month period then ended; and

                  (iii) such additional documentation as the Administrative Agent and the Lenders may reasonably request.

                  (b) NO MATERIAL ADVERSE EFFECT. No Material Adverse Effect shall have occurred other than (i) prospective changes or developments affecting an industry in which the Borrower operates in general and not specifically relating to the Borrower or (ii) general business, economic and regulatory conditions.

                  (c) EBITDA; FINANCIAL INFORMATION. The EBITDA of the Borrower and its Subsidiaries for the latest twelve months ending not more than 30 days prior to the Signing Date is at least $13,000,000. The ratio of total pro forma funded indebtedness to EBITDA for the Borrower on a consolidated basis does not exceed 3.80:1.00. The Administrative Agent shall not have become aware of any information or other matter affecting the Borrower or any of its Subsidiaries that is inconsistent in a material and adverse manner with any information or other matter previously disclosed to the Administrative Agent.

                  (d) NO LEGAL IMPEDIMENTS. No law, regulation, order, judgment or decree of any Governmental Authority shall exist, and the Administrative Agent shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the ability of any Loan Party to perform its obligations hereunder and under each Loan Document to which it is a party, (B) the making of the Loans contemplated to be made on the Effective Date or (C) the consummation of the transactions contemplated hereby or contemplated under the other Loan Documents or (ii) would be reasonably expected to result in a Material Adverse Effect.

                  (e) NO DEFAULT. No Event of Default or Default shall have occurred and be continuing as of the Signing Date.

                  (f) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in SECTION 6.01 and in each of the other Loan Documents shall be true and complete in all material respects on and as of the Signing Date.

                  (g) SUFFICIENT LIQUIDITY. The Borrower shall have an aggregate amount of cash, Cash Equivalents and Availability equal to at least $3,000,000 on the Signing Date, on a pro forma basis having given effect to the transactions contemplated to be made on the Effective Date.

                  (h) PIPE TRANSACTION. The Borrower shall have provided documentation satisfactory to the Administrative Agent in its sole discretion that (i) all of the equity interests in the Borrower previously owned by Levine Leichtman Capital Partners have been sold to other investors and (ii) the Borrower has filed a registration statement related to such resales by those other investors with the SEC, which registration statement has been declared effective and remains effective on the Signing Date.

                  SECTION 5.02. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE. The obligation of each Lender to make the initial Loans requested to be made by it shall be subject to the satisfaction of all of the following conditions precedent (the date on which all such conditions are met being the "EFFECTIVE DATE"); PROVIDED, that if any such condition is not satisfied by May 24, 2006, each of the Loan Documents listed in Section 5.01(a) shall terminate and all fees and expenses payable under the terms of the Fee Letter and this Agreement shall be immediately due and payable):

                  (a) SIGNING DATE. The Signing Date shall have occurred not more than 37 days before the Effective Date.

                  (b) DOCUMENTS. The Administrative Agent (on behalf of itself and the Lenders) shall have received, on or before the Effective Date, items I.B.1, I.B.2, I.B.3, II.A, II.B, II.C, III.A, III.B, III.C, VII.A, VIII.A, VIII.B, IX.A, IX.B, IX.C, IX.D and IX.E described on the List of Closing Documents, each duly executed and in form and substance reasonably satisfactory to the Lenders, and such additional documentation as the Administrative Agent and the Lenders may reasonably request.

                  (c) NO MATERIAL ADVERSE EFFECT. Since the Signing Date, no Material Adverse Effect shall have occurred other than (i) prospective changes or developments affecting an industry in which the Borrower operates in general and not specifically relating to the Borrower or (ii) general business, economic and regulatory conditions.

                  (d) EBITDA; FINANCIAL INFORMATION. The EBITDA of the Borrower and its Subsidiaries for the latest twelve months ending not more than 30 days prior to the Effective Date is at least $13,000,000. The ratio of total pro forma funded indebtedness to EBITDA for the Borrower on a consolidated basis does not, and after giving effect to the Loans requested to be made on the Effective Date, will not exceed 3.80:1.00. Since the Signing Date, the Administrative Agent shall not have become aware of any information or other matter affecting the Borrower or any of its Subsidiaries that is inconsistent in a material and adverse manner with any information or other matter previously disclosed to the Administrative Agent.

                  (e) COLLATERAL INFORMATION; PERFECTION OF LIENS; INSURANCE. The Administrative Agent shall have received complete and accurate information from each Loan Party with respect to the name and the location of the principal place of business and chief executive office for such Loan Party. All necessary UCC financing statements shall have been filed and all other filings and recordings shall have been made and all filing and recording fees and taxes shall have been paid or duly provided for. The Administrative Agent shall be satisfied that all Liens granted to the Collateral Agent with respect to all Collateral are valid and effective and will be perfected and of first priority, subject to Permitted Encumbrances. The Administrative Agent shall have received evidence of the insurance under all insurance policies to be maintained with respect to the properties of each Loan Party forming part of the Collateral required by the Administrative Agent, including endorsements in form and substance reasonably acceptable to the Administrative Agent naming the Collateral Agent as additional insured or loss payee, as the case may be.

                  (f) NO LEGAL IMPEDIMENTS. Since the Signing Date, no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and the Administrative Agent shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the ability of any Loan Party to perform its obligations hereunder and under each Loan Document to which it is a party, (B) the making of the Loans on the Effective Date or (C) the consummation of the transactions contemplated hereby or contemplated under the other Loan Documents or (ii) would be reasonably expected to result in a Material Adverse Effect.

                  (g) NO DEFAULT. Since the Signing Date, no Event of Default or Default shall have occurred and be continuing or would result from the making of the Loans requested to be made on the Effective Date.

                  (h) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in SECTION 6.01 and in each of the other Loan Documents shall be true and complete in all material respects on and as of the Signing Date and the Effective Date, both before and immediately after giving effect to the making of the Loans to be made on the Effective Date.

                  (i) FEES AND EXPENSES PAID. There shall have been paid to the Administrative Agent, for its account, the account of the Collateral Agent and the respective accounts of the Lenders, all fees (including all fees described in the Fee Letter) and expenses (including the reasonable legal fees and expenses of counsel to the Collateral Agent and of counsel to the Administrative Agent and local counsel to the Administrative Agent) due and payable on or before the Effective Date.

                  (j) CONSENTS, ETC. Each Loan Party shall have received all material consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all material Permits of, and effected all notices to and filings with, any Governmental Authority as may be necessary to allow such Loan Party lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, under the other Loan Documents to which each of them is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them pursuant thereto or in connection therewith, (B) to consummate the transactions contemplated hereunder and under the other Loan Documents and (C) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

                  (k) TERMINATION OF INDEBTEDNESS. Upon terms reasonably satisfactory to the Administrative Agent (i) the complete discharge of all of the Borrower's and its Subsidiaries' issued and outstanding indebtedness (except for Permitted Indebtedness and except as otherwise permitted by the Administrative Agent), and (ii) termination of each existing credit facility of the Borrower and any of its Subsidiaries.

                  (l) SUFFICIENT LIQUIDITY. The Borrower shall have an aggregate amount of cash, Cash Equivalents and Availability equal to at least $3,000,000 on the Effective Date, on a pro forma basis having given effect to the transactions contemplated hereunder.

                  (m) CASH MANAGEMENT SYSTEMS. The Borrower shall, and shall cause each of its Subsidiaries to, establish and maintain, until the Maturity Date, the cash management systems described in ARTICLE XII.

                  SECTION 5.03. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of each Lender to make any Loan requested to be made by it on any Funding Date on or after the Effective Date on any date on or after the Effective Date is subject to the satisfaction of each of the following conditions precedent as of each such date:

                  (a) REPRESENTATIONS AND WARRANTIES. As of such date, both before and after giving effect to the Loans to be made on such date, all of the representations and warranties contained in SECTION 6.01 and in the other Loan Documents shall be true and complete in all material respects.

                  (b) NO DEFAULTS. As of such date, no Event of Default or Default shall have occurred and be continuing or would result from the making of the requested Loan, the application of the proceeds therefrom.

                  (c) NO CHANGE IN CONDITION. As of such date, no material adverse change shall have occurred and be continuing on the properties, assets, financial condition, results of operations, business or business prospects of the Borrower and its Subsidiaries taken as a whole (other than (i) prospective changes or developments affecting an industry in which the Borrower operates in general and not specifically relating to the Borrower or (ii) general business, economic and regulatory conditions), since October 1, 2005.

Each request by the Borrower for a Loan, each submission by the Borrower of a Notice of Borrowing, each acceptance by the Borrower of the proceeds of each Loan made hereunder shall constitute a representation and warranty by the Borrower as of the Funding Date in respect of such Loan that all conditions set forth in this SECTION 5.02 have been satisfied.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 6.01. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants as follows:

                  (a) ORGANIZATION, GOOD STANDING, ETC. The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

                  (b) AUTHORIZATION, ETC. The execution, delivery and performance by the Borrower of each Loan Document to which it is or will be a party and the transactions contemplated thereunder, (i) have been or, with respect to Subsidiaries of the Borrower formed or acquired hereafter, will be, duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, (ii) do not and will not contravene its Governing Documents
         (iii) do not and will not violate any Requirements of Law or any material Contractual Obligation of the Borrower binding on or otherwise affecting it or any of its properties, and (iv) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties. The Borrower has the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is a party.

                  (c) GOVERNMENTAL APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority that has not been obtained is required in connection with the due execution, delivery and performance by the Borrower of each Loan Document to which it is a party.

                  (d) ENFORCEABILITY OF LOAN DOCUMENTS. Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (e) CAPITALIZATION. On the Signing Date, the authorized Capital Stock of the Borrower, and the issued and outstanding Capital Stock of the Borrower, are as set forth on SCHEDULE 6.01(E). All of the issued and outstanding shares of Capital Stock of the Borrower have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. SCHEDULE 6.01(E) sets forth each plan pursuant to which shares of the Capital Stock of the Borrower are issuable as of the Signing Date, copies of which plans have been delivered to the Administrative Agent under this Agreement, in the form and on the terms in effect on the Signing Date, and the number of shares of Capital Stock of the Borrower issuable under each such plan. As of the Signing Date, except as set forth on SCHEDULE 6.01(E), there are no outstanding debt or equity securities of the Borrower and no outstanding obligations of the Borrower convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower, or other obligations of the Borrower to issue, directly or indirectly, any shares of Capital Stock of any such Person.

                  (f) SUBSIDIARIES. The Borrower has no Subsidiaries.

                  (g) LITIGATION. Except as set forth in SCHEDULE 6.01(G), there is no pending or, to the knowledge of the Borrower, threatened action, suit or proceeding affecting the Borrower or any of its properties or assets before any court or other Governmental Authority or any arbitrator that (A) would reasonably be expected to have a Material Adverse Effect or (B) challenges the validity of this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

                  (h) FINANCIAL CONDITION; MATERIAL ADVERSE EFFECT.

                  (i) The Financial Statements, copies of which have been delivered to the Agents, fairly present, in all material respects, the consolidated financial condition of the Borrower as at the respective dates thereof and the consolidated results of operations of the Borrower for the fiscal periods ended on such respective dates, all in accordance with GAAP (subject to normal year-end adjustments and absence of footnotes in the case of any quarterly statement).

                  (ii) The Borrower has heretofore furnished to the Administrative Agent under this Agreement (i) projected monthly balance sheets, income statements and statements of cash flows of the Borrower for the period from October 2, 2005 through September 30, 2006, and
         (ii) projected annual balance sheets, income statements and statements of cash flows of the Borrower for the Fiscal Years ending in 2006 through 2010, in each case as updated from time to time pursuant to
         SECTION 7.01(E). Such projections, as so updated, have been prepared in good faith by the Borrower, and have been based on assumptions believed by the Borrower to be reasonable at the time made, and the Borrower is not aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect (it being understood and agreed that projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Borrower makes no representation that such projections will in fact be realized).

                  (iii) Since October 2, 2005, no event or development has occurred and is continuing which has had or would have a Material Adverse Effect (other than (i) prospective changes or developments affecting an industry in which the Borrower operates in general and not specifically relating to the Borrower or (ii) general business, economic and regulatory conditions).

                  (i) COMPLIANCE WITH LAW, ETC. The Borrower is not in violation of its Governing Documents, any material Requirements of Law, any judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any Contractual Obligation binding on it or any of its properties except for any such violations which have not had and would not reasonably be expected to have a Material Adverse Effect.

                  (j) ERISA. Except as disclosed on SCHEDULE 6.01(J), neither the Borrower nor any of its ERISA Affiliates is now maintaining or contributing to, or has ever maintained or contributed to, or has ever been obligated to contribute to, any Benefit Plan or Multiemployer Plan.

                  (k) TAXES, ETC. All Federal, state, provincial and material local tax returns and other material reports required by applicable law to be filed by the Borrower have been filed, or extensions have been obtained, except to the extent subject to a Permitted Protest, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Borrower and upon its properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable (excluding taxes the non-payment of which would not have a Material Adverse Effect).

                  (l) MARGIN REGULATIONS. The Borrower is not nor will it be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. The pledge of the collateral pursuant to the Loan Documents does not violate Regulation T, U or X.

                  (m) NATURE OF BUSINESS. The Borrower is not engaged in any business other than production, packaging and distribution of packaged food products and reasonable extensions thereof and businesses related or complementary thereto or otherwise permitted under SECTIONS 9.03 and 9.04.

                  (n) PERMITS, ETC. The Borrower has, and is in compliance with, all material permits, licenses, authorizations, approvals, entitlements and accreditations (collectively, the "PERMITS") required for such Person lawfully to own, lease, manage or operate each business currently owned, leased, managed or operated by such Person, except where the failure to have or to so comply would not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

                  (o) PROPERTIES.

                  (i) The Borrower has good and marketable title to, or valid leasehold interests in, all property and assets material to its business, free and clear of all Liens except Permitted Encumbrances. The properties are in good working order and condition, ordinary wear and tear excepted.

                  (ii) SCHEDULE 6.01(O) sets forth a complete and accurate list as of the Signing Date of the location, by state and street address, of all real property owned or leased by the Borrower. As of the Signing Date, the Borrower has valid leasehold interests in the Leases described on SCHEDULE 6.01(O) to which it is a party as lessee. On the Signing Date, the Borrower has no obligations as lessee for the payment of rent for any real or personal property other than the Operating Lease Obligations set forth on SCHEDULE 6.01(O) and other than leases in the ordinary course of business where annual rental payments are less than $50,000. SCHEDULE 6.01(O) sets forth with respect to each


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

         such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for the Borrower to enter into and execute the Loan Documents to which it is a party, except as set forth on SCHEDULE 6.01(O). To the Borrower's knowledge as of the Signing Date, (a) no other party to any such Lease is in default of its obligations thereunder, (b) the Borrower (or any other party to any such Lease) has not at any time delivered or received any notice of default which remains uncured under any such Lease, and (c) as of the Signing Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default by the Borrower under any such Lease, that, with respect to (a) or (b) above would be reasonably expected to result in a Material Adverse Effect.

                  (p) FULL DISCLOSURE. None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent under this Agreement in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which it was made, not materially misleading; PROVIDED that (i) to the extent any such reports, financial statements, certificates or other written information therein was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized assumptions believed by it to be reasonable at the time made (it being understood and agreed that projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Borrower makes no representation that such projections will in fact be realized) and (ii) as to statements, information and reports specified as having been supplied by third parties, other than Affiliates of the Borrower, the Borrower represents only that it is not aware (without any independent investigation) of any material misstatement or omission therein. As of the Signing Date, there is no contingent liability or obligation that would reasonably be expected to have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a schedule hereto.

                  (q) ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 6.01(Q), (i) the operations of the Borrower are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect;
         (ii) there has been no Release on, in, at, to, from or under any of the properties owned or operated by the Borrower or, to the Borrower's knowledge, a predecessor in interest, which would reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against the Borrower or, to the Borrower's knowledge, any predecessor in interest which is unresolved, nor does the Borrower have knowledge or notice of any threatened or pending Environmental Action against the Borrower or, to the Borrower's knowledge, any predecessor in interest which would reasonably be expected to have a Material Adverse Effect; and (iv) to the knowledge of the Borrower, no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by the Borrower or any predecessor in interest which would reasonably be expected to have a Material Adverse Effect.


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

                  (r) INSURANCE. The Borrower keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, but only to the extent and in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law (including, without limitation, against larceny, embezzlement or other criminal misappropriation). SCHEDULE 6.01(R) sets forth a list of all insurance maintained by the Borrower on the Signing Date.

                  (s) SOLVENCY. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, the Borrower is Solvent.

                  (t) LOCATION OF BANK ACCOUNTS. SCHEDULE 6.01(T) sets forth a complete and accurate list as of the Signing Date of all Deposit Accounts and Securities Accounts (other than Exempt Deposit Accounts) of the Borrower, together with a description thereof (i.e., the bank or broker dealer at which such Deposit Account or Securities Account is maintained and the account number and the purpose thereof). The Borrower has no other Deposit Account and Securities Accounts.

                  (u) INTELLECTUAL PROPERTY. Except as set forth on SCHEDULE 6.01(U), the Borrower owns or licenses or otherwise has the right to use all licenses, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, industrial designs, and other material intellectual property rights that are necessary for the operations of its businesses as currently conducted, without, to the knowledge of the Borrower, infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Set forth on SCHEDULE 6.01(U) is a complete and accurate list as of the Signing Date of all such material licenses, patents, patent applications, registered trademarks, trademark applications, registered service marks, tradenames, registered copyrights, copyright applications, industrial designs and franchises of the Borrower. Except as set forth in SCHEDULE 6.01(U), to the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed by the Borrower in the conduct of its businesses, infringes upon or conflicts with any rights owned by any other Person, except for such infringements and conflicts which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or threatened against the Borrower, except for such claims or litigation which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (v) MATERIAL CONTRACTS. Set forth on SCHEDULE 6.01(V) is a complete and accurate list as of the Signing Date of all key customer and vendor contracts that are not filed as exhibits to the Borrower's Exchange Act filings. The Borrower has filed all Material Contracts with the SEC.


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

                  (w) HOLDING COMPANY AND INVESTMENT COMPANY ACTS. The Borrower is not (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                  (x) EMPLOYEE AND LABOR MATTERS. As of the Signing Date, except as set forth on SCHEDULE 6.01(X), there is (A) no unfair labor practice complaint pending or, to the best of the Borrower's knowledge, threatened against the Borrower before any Governmental Authority and no grievance or arbitration proceeding pending or, to the best of such the Borrower's knowledge, threatened against the Borrower which arises out of or under any collective bargaining agreement, and (B) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best of the Borrower's knowledge, threatened against the Borrower that, in the case of (A) or (B) would reasonably be expected to have a Material Adverse Effect.

                  (y) LOCATION OF COLLATERAL; CHIEF PLACE OF BUSINESS; CHIEF EXECUTIVE OFFICE FEIN; NAME. As of the Signing Date, there is no location at which the Borrower has any Inventory (except for Inventory in transit) other than those locations listed on SCHEDULE 6.01(Y).
         SCHEDULE 6.01(Y) contains a true, correct and complete list, as of the Signing Date, of the legal names and addresses of each warehouse at which Inventory of the Borrower is stored. None of the receipts received by the Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.
         SCHEDULE 6.01(Y) sets forth a complete and accurate list as of the Signing Date of (A) each place of business (other than a location that is only a sales office) of the Borrower, (B) the chief executive office of the Borrower, (C) the exact legal name of the Borrower, (D) the jurisdiction of organization of the Borrower, (E) the organizational identification number of the Borrower (or indicates that the Borrower has no organizational identification number) and (F) the federal employer identification number of the Borrower.

                  (z) SECURITY INTERESTS. The Security Agreement creates in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in SECTION 5.02(E), such security interests in and Liens on the Collateral granted thereby shall be perfected security interests, in each case to the extent a Lien thereon can be perfected by filing pursuant to the UCC, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements or financing change statements in accordance with applicable law and (ii) additional filings if the Borrower changes its name, identity or organizational structure or the jurisdiction in which the Borrower is organized.

                                   ARTICLE VII
                               REPORTING COVENANTS

         The Borrower covenants and agrees that so long as any Commitments are outstanding and until payment in full of all of the Obligations:


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

                  SECTION 7.01. FINANCIAL STATEMENTS. The Borrower and each of its Subsidiaries shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Borrower shall deliver or cause to be delivered to the Administrative Agent:

                  (a) MONTHLY REPORTS. Within thirty (30) days after the end of each of the first two (2) fiscal months in each fiscal quarter, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal month (and showing the same period from the previous Fiscal Year) and the related unaudited consolidated statements of income and cash flow of the Borrower and its consolidated Subsidiaries for such fiscal month and the related unaudited consolidating statements of income for such fiscal month and for the period commencing on the first day of such Fiscal Year and ending the last day of such fiscal month (and showing the same periods from the previous Fiscal
Year), certified by the Authorized Officer of the Borrower as fairly presenting, in all material respects, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flow for the fiscal months indicated, such consolidated balance sheets and consolidated statements of income and cash flow in accordance with GAAP, subject to normal year end adjustments and the absence of footnotes.

                  (b) QUARTERLY REPORTS. Within forty-five (45) days after the end of each of the first three (3) fiscal quarters in each Fiscal Year, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such period, the related unaudited consolidated statements of income and cash flow of the Borrower and its consolidated Subsidiaries and the related unaudited consolidating statements of income for such fiscal quarter, certified by the Authorized Officer of the Borrower as fairly presenting, in all material respects, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at the dates indicated and the results of its operations and cash flow for the fiscal quarters indicated, such consolidated balance sheets and consolidated statements of income and cash flow in accordance with GAAP, subject to normal year end adjustments and the absence of footnotes.

                  (c) ANNUAL REPORTS. Within ninety (90) days after the end of each Fiscal Year, (i) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of the end of such Fiscal Year, the related audited consolidated statements of income, stockholders' equity and cash flow of the Borrower and its consolidated Subsidiaries and the related unaudited consolidating statements of income of the Borrower and its consolidated Subsidiaries for such Fiscal Year, and (ii) a report thereon of Ernst & Young or other independent certified public accountants reasonably acceptable to the Administrative Agent, which report shall be unqualified in all material respects and shall state that such financial statements fairly present in all material respects the consolidated financial position of the Borrower and its consolidated Subsidiaries at the dates indicated and the results of their operations and cash flow for the periods indicated and, with respect to such consolidated balance sheets and consolidated statements of income, stockholders' equity and cash flow in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards.


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

                  (d) OFFICER'S CERTIFICATE. Together with each delivery of any financial statement pursuant to subsections (a), (b) and (c) of this SECTION 7.01, (i) an Officer's Certificate substantially in the form of EXHIBIT H attached hereto and made a part hereof, stating that the Authorized Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and consolidated and consolidating (where applicable) financial condition of the Borrower and its consolidated Subsidiaries during the accounting period covered by such financial statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto and (ii) a certificate substantially in the form of EXHIBIT I attached hereto and made a part hereof (the "COMPLIANCE CERTIFICATE"), signed by the Borrower's chief financial officer or vice president-finance, setting forth calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance, when applicable, with the provisions of ARTICLE IX and ARTICLE X.

                  (e) BUDGETS; BUSINESS PLANS; FINANCIAL PROJECTIONS. As soon as practicable and in any event not later than the beginning of each Fiscal Year of the Borrower (i) a monthly budget for such Fiscal Year, (ii) an annual business plan for such Fiscal Year, substantially in the form of the business plan heretofore delivered to the Administrative Agent, showing variances from the business plan delivered to the Administrative Agent for the preceding Fiscal Year and (iii) a consolidated and consolidating plan and financial forecast, prepared in accordance with the Borrower's normal accounting procedures applied on a consistent basis, for each succeeding Fiscal Year prior to the Maturity Date, including (A) a forecasted consolidated balance sheet, and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries for and as of the end of such Fiscal Year, and the forecasted consolidating statements of income of the Borrower and its consolidated Subsidiaries for such Fiscal Year, (B) forecasted consolidated balance sheets, and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries and as of the end of each fiscal month of such Fiscal Year, and the forecasted consolidating statements of income of the Borrower and its consolidated Subsidiaries for and as of the end of each fiscal month of such Fiscal Year and
(C) the amount of forecasted Capital Expenditures for such Fiscal Year.

                  SECTION 7.02. OTHER FINANCIAL INFORMATION. f) The Borrower shall deliver to the Administrative Agent such other information, with respect to (i) the Collateral or (ii) the Borrower's business, financial condition, results of operations, properties, business or business prospects as any Agent or any Lender may, from time to time, reasonably request. The Borrower hereby authorizes the Administrative Agent and its representatives to communicate directly with the accountants so long as an Authorized Officer of the Borrower participates in such communication and authorizes the accountants to disclose to each Agent, each Lender and their respective representatives any and all financial statements and other financial information, including copies of any final management letter that such accountants may have with respect to the Collateral or the Borrower's financial condition, results of operations, properties and business prospects. The Agents, the Lenders and such representatives shall treat any non-public information so obtained as confidential, and shall not purchase, sell, or "sell short" any securities of the Borrower while in the possession of material non-public information provided by the Borrower.


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

                  (b) The Borrower shall deliver to the Administrative Agent copies of all documents and financial statements, reports and notices, if any, sent or made available generally by the Borrower to the holders of its Securities or to a trustee under any indenture or filed with the SEC, including without limitation all Form 10-Q quarterly reports, Form 10-K annual reports and Form 8-K current reports, and promptly upon their becoming available, copies of all press releases and other statements made available by the Borrower to the public concerning material developments in the business of the Borrower or any of its Subsidiaries and materials, information, reports, notices and proxy statements sent or made available by the Borrower to the holders of its Securities generally in their capacities as such.

                  (c) The Borrower shall deliver to the Administrative Agent copies of any final management reports delivered to the Borrower by the accountants in connection with the financial statements delivered pursuant to
SECTION 7.01.

                  (d) Each Loan Party shall deliver to the Administrative Agent as soon as possible, and in any event within five (5) days after execution, receipt or delivery thereof, copies of any material notices that such Loan Party executes or receives in connection with a Disposition of the Capital Stock of, or all or substantially all of the assets of, such Loan Party.

                  (e) The Borrower shall deliver to the Administrative Agent immediately after the filing thereof, copies of the Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service.

                  SECTION 7.03. EVENTS OF DEFAULT. Promptly upon any Loan Party obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Default, or becoming aware that any Lender or any Agent has given any notice with respect to a claimed Event of Default or Default under this Agreement, (ii) that any Person has given any notice to such Loan Party or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 11.01(G) or (iii) of any condition or event which has or is reasonably likely to have a Material Adverse Effect, such Loan Party shall deliver to the Administrative Agent an Officer's Certificate specifying
(A) the nature and period of existence of any such claimed default, Event of Default, Default, condition or event, (B) the notice given or action taken by such Person in connection therewith and (C) what action such Loan Party has taken, is and proposes to take with respect thereto.

                  SECTION 7.04. LAWSUITS. (i) Promptly upon any Loan Party obtaining knowledge of the institution of, or written threat of, (A) any action, suit, proceeding or arbitration against or affecting such Loan Party or any asset of such Loan Party not previously disclosed pursuant to SCHEDULE 6.01(G) which action, suit, proceeding or arbitration would be reasonably likely to result in a Material Adverse Effect, (B) any investigation or proceeding before or by any Governmental Authority, the effect of which is reasonably likely to limit, prohibit or restrict materially the manner in which such Loan Party currently conducts its business or to declare any substance contained in such products manufactured or distributed by it to be dangerous, such Loan Party


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

shall give written notice thereof to the Administrative Agent and provide such other information as may be reasonably available to enable the Administrative Agent and its counsel to evaluate such matters except, in each case, where the same is fully covered by insurance (other than applicable deductible) or (C) any Forfeiture Proceeding; (ii) as soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter of such Loan Party, such Loan Party shall provide the Administrative Agent with a litigation status report covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration reported pursuant to clause (i)(A) and (B) above and shall provide such other information at such time as may be reasonably requested by the Administrative Agent and reasonably available to such Loan Party to enable the Administrative Agent and its counsel to evaluate such matters; and (iii) in addition to the requirements set forth in clauses (i) and (ii) of this SECTION 7.04, such Loan Party upon request of the Administrative Agent shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) or (ii) above and provide such other information as may be reasonably requested by the Administrative Agent and reasonably available to such Loan Party to enable the Administrative Agent and its counsel to evaluate such matters.

                  SECTION 7.05. INSURANCE. As soon as practicable and in any event within three (3) Business Days of any material change in the insurance coverage set forth on SCHEDULE 6.01(R), the Borrower shall deliver to the Administrative Agent notice of such change, together with a copy of such amended insurance policy and/or program.

                  SECTION 7.06. ENVIRONMENTAL NOTICES. Each Loan Party shall notify the Administrative Agent, in writing, promptly, and in any event within five (5) Business Days after such Loan Party's learning thereof, of any: (i) written notice or claim to the effect that such Loan Party or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Hazard Material; (ii) written notice that such Loan Party or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Hazardous Material; (iii) written notice that any Property of such Loan Party or any of its Subsidiaries is subject to an Environmental Lien; (iv) written notice of violation to such Loan Party or any of its Subsidiaries or awareness by such Loan Party of a condition which might reasonably result in a notice of violation of any Environmental Law by such Loan Party or any of its Subsidiaries; (v) commencement or written threat of any judicial or administrative proceeding alleging a violation of any Environmental Law by such Loan Party or any of its Subsidiaries; (vi) any proposed acquisition of stock, assets, real estate or leasing of property, or any other action by such Loan Party or any of its Subsidiaries that could subject such Loan Party or such Subsidiary to Environmental Liabilities and Costs; or (vii) document provided to a Governmental Authority concerning any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by such Loan Party or any of its Subsidiaries and take Remedial Actions required to abate said Release. For purposes of clauses (i), (ii) and (iii), written notice shall include other non-written communications given to an agent or employee of such Loan Party with direct or indirect supervisory responsibility with respect to the activity, if any, which is the subject of such communication. With respect to clauses (i) through (vi) above, such notice shall be required only if (A) the liability or potential liability, or with respect to clause (vi), the cost or potential cost of compliance, which is the


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

subject matter of the notice is reasonably likely to exceed $100,000, or if (B) such liability or potential liability or cost of compliance when added to other liabilities of such Loan Party and its Subsidiaries of the kind referred to in clauses (i) through (vi) above is reasonably likely to exceed $200,000.

                  SECTION 7.07. LABOR MATTERS. Each Loan Party shall notify the Administrative Agent in writing, promptly, but in any event with ten (10) days after learning thereof, of (i) any material labor dispute to which such Loan Party may become a party, any strikes, lockouts or other disputes relating to such Loan Party's plants and other facilities and (ii) any material liability incurred with respect to the closing of any plant or other facility of such Loan Party which in connection with clause (i) or (ii) above, would be reasonably likely to result in a Material Adverse Effect.

                  SECTION 7.08. OTHER INFORMATION. Promptly upon receiving a request therefor from the Administrative Agent, such Loan Party shall prepare and deliver to the Administrative Agent such other information with respect to such Loan Party or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any Dispositions thereof, as from time to time may be reasonably requested by the Administrative Agent.

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that so long as any Commitments are outstanding and until payment in full of all of the Obligations:

                  SECTION 8.01. EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses except where the loss or termination of such rights and franchises does not have or is not likely to have a Material Adverse Effect.

                  SECTION 8.02. POWERS; CONDUCT OF BUSINESS. The Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have or would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 8.03. COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law applicable to such Person or the business, property, assets or operations of such person, except in the case where noncompliance does not have or is not reasonably likely to have a Material Adverse Effect.

                  SECTION 8.04. PAYMENT OF TAXES AND CLAIMS. The Borrower shall, and shall cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have or is reasonably likely to have a Material Adverse Effect, and (b) all claims (including, without limitation, claims for labor, services, materials and


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

supplies) for sums, material in the aggregate to the Borrower which have become due and payable and which by law have or may become a Lien upon any of the Borrower's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no such taxes, assessments, and governmental charges referred to in clause (a) above or claims referred to in clause (b) above need be paid if being contested pursuant to a Permitted Protest.

                  SECTION 8.05. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrower shall permit any authorized representative(s) designated by the Administrative Agent to visit and inspect (including the collection of samples) any of the assets of the Borrower, to examine, audit, check and make copies of its financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to its business or the transactions contemplated by the Loan Documents (including in connection with environmental compliance, hazard or liability), and to discuss its affairs, finances and accounts with its officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. The visitations and/or inspections by or on behalf of the Administrative Agent shall be at the Borrower's expense; PROVIDED that unless an Event of Default shall have occurred and is continuing, the Borrower shall not be obligated for more than two (2) such visitations and/or inspections by or on behalf of the Administrative Agent during any Fiscal Year of the Borrower. The Borrower shall keep and maintain in all material respects complete and accurate books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities, including transactions and other dealings with respect to the Collateral. If an Event of Default has occurred and is continuing and the Loans have been accelerated, the Borrower, upon the Administrative Agent's request, shall turn over any such records to the Administrative Agent or its representatives. If an Event of Default has occurred and is continuing and the Administrative Agent shall so request, the Borrower shall obtain an appraisal of the Inventory from third-party appraisers acceptable to the Administrative Agent. Any such appraisal shall be delivered to the Administrative Agent and the Collateral Agent. If an Event of Default has occurred and is continuing and the Collateral Agent shall so request, the Borrower shall obtain appraisals of the Equipment and other assets from third-party appraisers acceptable to the Collateral Agent. Any such appraisals shall be delivered to the Collateral Agent.

                  SECTION 8.06. USE OF PROCEEDS. The proceeds of the Term Loans shall be used to refinance Indebtedness of the Borrower and to pay fees and expenses in connection with such refinancing. The proceeds of the Revolving Loans shall be used, initially, to refinance Indebtedness of the Borrower and to pay fees and expenses in connection with such refinancing and, subsequently, for working capital and general corporate purposes.

                  SECTION 8.07. CONDEMNATION. Immediately upon learning of the institution of any Condemnation of any of its owned or leased real property which would reasonably be expected to have a Material Adverse Effect, the Borrower shall notify the Administrative Agent of the pendency of such proceeding.

                  SECTION 8.08. MAINTENANCE OF PROPERTIES. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear and Casualty and


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

Condemnation excepted, and comply, and cause each of its Subsidiaries to comply, in all material respects with the provisions of all material leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any material loss or forfeiture thereof or thereunder.

                  SECTION 8.09. MAINTENANCE OF INSURANCE. The Borrower shall maintain, and cause each of its Subsidiaries to maintain (either in the name of the Borrower or in each such Subsidiary's own name), insurance with financially sound and reputable insurance companies or associations (including, without limitation, commercial general liability, environmental, property and business interruption insurance) with respect to their Properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. All property policies covering the Collateral shall name Collateral Agent as an additional insured or loss payee, in case of loss. All certificates of insurance are to be delivered to the Collateral Agent and the policies shall contain a loss payable and additional insured endorsements in favor of the Collateral Agent (substantially in the form in existence on the Effective Date), and shall provide for not less than 30 days' prior written notice to the Collateral Agent and other named insureds of the exercise of any right of cancellation.

                  SECTION 8.10. OBTAINING OF PERMITS, ETC. The Borrower shall obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, all Permits which are necessary or useful in the proper conduct of its business and where the failure to so obtain, maintain and preserve would reasonably be expected to have a Material Adverse Effect.

                  SECTION 8.11. ENVIRONMENTAL. The Borrower shall, and shall cause each of its Subsidiaries to, (i) keep all property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply in all material respects with Environmental Laws and provide to the Collateral Agent documentation of such compliance which Collateral Agent reasonably requests; (iii) immediately provide the Collateral Agent a copy of any document provided to a Governmental Authority concerning any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by the Borrower or any of its Subsidiaries and take any Remedial Actions required to abate said Release; and (iv) perform Remedial Action at property owned or operated by the Borrower or any of its Subsidiaries
(x) that is required pursuant to any Environmental Law or agreement with a Governmental Authority, (y) in order to achieve an applicable cleanup standard under any applicable Environmental Law, or (z) that was initiated prior to the Signing Date, which Remedial Action is identified on SCHEDULE 8.11.

                  SECTION 8.12. FURTHER ASSURANCES. The Borrower shall take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Collateral Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (except for Permitted Encumbrances) on any of the Collateral or any other property of the Loan Parties acquired after the Effective Date and required to be so perfected pursuant to


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

any Loan Document, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby (except for Permitted Encumbrances), and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Collateral Agent for the ratable benefit of the Lenders the rights now or hereafter intended to be granted to the Collateral Agent for the ratable benefit of the Lenders under this Agreement or any other Loan Document.

                  SECTION 8.13. CHANGE IN COLLATERAL; COLLATERAL RECORDS. The Borrower shall advise the Collateral Agent promptly, in sufficient detail, of any change which would reasonably be expected to have a Material Adverse Effect relating to the value of the Collateral or the Lien granted thereon and execute and deliver, and cause each of its Subsidiaries to execute and deliver to the Collateral Agent from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules, maintained by the Borrower and each of its Subsidiaries in the ordinary course of business, as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

                  SECTION 8.14. LANDLORD WAIVERS. The Borrower shall use commercially reasonable efforts to obtain, on or before sixtieth day following the Effective Date, a Collateral Access Agreement from the landlord, bailee or warehouseman of each location where the aggregate value of Collateral located at such location is greater than $100,000. Each such Collateral Access Agreement shall be in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent.

                  SECTION 8.15. FISCAL YEAR. The Borrower utilizes a 52- to 53-week accounting period in which there are 52, 7-day weeks. There is one 53-week year every seven years. The Borrower's fiscal calendar for the term of this Agreement will be as set forth below and will not be changed by the Borrower unless the Required Lenders consent to any such change (and appropriate related changes to this Agreement):

---------------------------- --------------------------- -----------------------
        Fiscal Year              Fiscal Year End Date          No. of Weeks
---------------------------- --------------------------- -----------------------

         2005-2006                  October 1, 2006                 52
---------------------------- --------------------------- -----------------------

         2006-2007                September 30, 2007                52
---------------------------- --------------------------- -----------------------

         2007-2008                September 28, 2008                52
---------------------------- --------------------------- -----------------------

         2008-2009                September 27, 2009                52
---------------------------- --------------------------- -----------------------

         2009-2010                September 26, 2010                52
---------------------------- --------------------------- -----------------------

         2010-2011                  October 2, 2011                 53
---------------------------- --------------------------- -----------------------


                  SECTION 8.16. ADDITIONAL GUARANTORS. The Borrower shall cause each of its Subsidiaries not in existence on the Effective Date to execute and deliver to the Administrative Agent within three (3) Business Days of the formation, acquisition or change thereof (i) a Guaranty in a form substantially acceptable to the Administrative Agent guaranteeing the Obligations, (ii) a


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

Security Agreement in a form substantially acceptable to the Administrative Agent securing such Guaranty, and (iii) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Collateral Agent in order to create, perfect, establish the first priority nature (subject to Permitted Encumbrances) of or otherwise protect any Lien created by any such Security Agreement.

                                   ARTICLE IX
                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that it shall comply with the following covenants so long as any Commitments are outstanding and until payment in full of all of the Obligations:

                  SECTION 9.01. LIENS, SALES OF ACCOUNTS RECEIVABLE. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign or otherwise transfer any account receivable or other right to receive income, other than Permitted Encumbrances.

                  SECTION 9.02. INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Indebtedness, other than Permitted Indebtedness.

                  SECTION 9.03. FUNDAMENTAL CHANGES, ASSET SALES, AND ACQUISITIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) wind-up, liquidate or dissolve itself (or permit or suffer any thereof), or (ii) merge, consolidate or amalgamate with any Person, or (iii) engage in any Disposition, or (iv) purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof), or (v) sell any of its Subsidiaries, or (vi) agree to do any of the foregoing unless such agreement requires, as a condition to consummating the transaction under such agreement, the consent of the Required Lenders to such transaction or the repayment in full of all Obligations and termination of the Revolving Loan Commitments; PROVIDED, HOWEVER, that:

                  (a) the Borrower or any of its Subsidiaries may engage in Excluded Asset Dispositions;

                  (b) the Borrower may make one or more of the Dispositions described on SCHEDULE 9.03(A); PROVIDED, that all amounts received by the Borrower in connection with sales of its Capital Stock in TreeCon shall be deposited into the General Account and become subject to Article XII hereof;

                  (c) the Borrower or any of its Subsidiaries may make any Disposition not included in clauses (a) or (b) of this SECTION 9.03; PROVIDED that (A) the aggregate fair market value of all assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all such transactions in reliance on this clause (c) shall not exceed $250,000 in any Fiscal Year of the Borrower, (B) the consideration for such Dispositions is in cash and the Net Cash Proceeds are paid to the Administrative Agent in accordance with SECTION 3.01(B) and (C) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction;


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

                  (d) the Borrower and any Subsidiary of the Borrower may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (e) the Borrower and its Subsidiaries may purchase Inventory, machinery, Equipment and other tangible assets in the ordinary course of business PROVIDED that they are in compliance with SECTION 9.07;

                  (f) any transaction permitted pursuant to SECTION 9.05 shall be permitted hereunder; and

                  (g) any Subsidiary of the Borrower may be merged with and into, amalgamated with or be voluntarily dissolved, wound-up or liquidated into, another Subsidiary of the Borrower, or sell assets to another Subsidiary of the Borrower so long as (A) the security interests granted to the Collateral Agent for the benefit of the Lenders pursuant to the Collateral Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, amalgamation, dissolution, winding up or liquidation) and (B) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction.

                  SECTION 9.04. CHANGE IN NATURE OF BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature of its business as such business is carried on at the Signing Date except (i) for activities directly related thereto or similar or related businesses and (ii) that the Borrower or its Subsidiaries may exit any non-material line of business.

                  SECTION 9.05. INVESTMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, hold, own or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any Investment, except the following:

                  (i) Investments existing on the Signing Date hereof in Persons which are Subsidiaries of the Borrower on the Signing Date;

                  (ii) Investments existing on the Signing Date and set forth on
SCHEDULE 9.05;

                  (iii) Cash Equivalents, PROVIDED that the Borrower shall not have Cash Equivalents in Securities Accounts or Deposit Accounts in excess of $250,000 in the aggregate for all such accounts (excluding Exempt Deposit Accounts) outstanding at any one time with respect to which no Control Agreement has been executed and delivered;

                  (iv) the Borrower and its Subsidiaries may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;


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

                  (v) the Borrower and its Subsidiaries may acquire and own Investments (including obligations owing under Indebtedness) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (vi) loans and advances by the Borrower or any of its Subsidiaries to employees of any Loan Party for moving and travel and other similar expenses, in each case in the ordinary course of business, in an aggregate principal amount not to exceed $100,000 at any time outstanding;

                  (vii) deposits by the Borrower or any of its Subsidiaries made in the ordinary course of business consistent with past practices to secure the performance of leases;

                  (viii) Investments by the Borrower in any Subsidiary of the Borrower or by any Subsidiary of the Borrower in any other Subsidiary of the Borrower; PROVIDED that each item of intercompany Indebtedness shall be subordinate in right to payment to the Obligations;

                  (ix) Investments arising out of the receipt by the Borrower or by any of its Subsidiaries of non-cash consideration for the Disposition of assets permitted under SECTION 9.03(C);

                  (x) purchases of Inventory, machinery, Equipment and other tangible assets by the Borrower or any of its Subsidiaries in the ordinary course of business PROVIDED such purchases are in compliance with SECTION 9.07; and

                  (xi) other Investments by the Borrower not otherwise permitted by this SECTION 9.05 in an aggregate amount at any time outstanding not to exceed $500,000.

                  SECTION 9.06. SALE AND LEASEBACK. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capitalized Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (ii) that the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to any Person in connection with such lease.

                  SECTION 9.07. CAPITAL EXPENDITURES. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or agree to make any Capital Expenditure that would cause the aggregate amount of all such Capital Expenditures made by the Borrower and its Subsidiaries in each Fiscal Year to exceed the amount set forth below opposite such Fiscal Year:

                      FISCAL YEAR                 CAPITAL EXPENDITURES
                      -----------                 --------------------
                         2006                          $2,500,000
                         2007                          $3,000,000
                         2008                          $3,000,000
                         2009                          $3,000,000
                         2010                          $3,000,000
                         2011                          $3,000,000


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

Notwithstanding the foregoing, the Borrower may make Capital Expenditures (which Capital Expenditures will not be included in any determination under this
Section 9.07) with the Net Cash Proceeds of a Disposition, to the extent such Net Cash Proceeds are not required to be applied to repay Term Loans pursuant to
Section 3.01(b)(iii).

                  SECTION 9.08. RESTRICTED PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Restricted Payment (other than Restricted Payments payable solely in Capital Stock of such Person), except that any Subsidiary of the Borrower may make Restricted Payments to another Subsidiary of the Borrower and any Subsidiary of the Borrower may make dividends and distributions to the Borrower.

                  SECTION 9.09. FEDERAL RESERVE REGULATIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, use any Loan or the proceeds of any Loan under this Agreement for any purpose that would cause such Loans to be margin loans under the provisions of Regulation T, U or X.

                  SECTION 9.10. TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates, except:

                  (i) normal and customary compensation, indemnities and reimbursement of reasonable expenses of officers and directors of the Borrower or any of its Subsidiaries;

                  (ii) any transaction entered into among the Borrower and any of its Subsidiaries permitted hereunder;

                  (iii) any transaction permitted pursuant to SECTION 9.08; and

                  (iv) other transactions which are engaged in by the Borrower or any of its Subsidiaries in the ordinary course of its business on terms and conditions as favorable to such Person as would be obtainable by it in a comparable arms'-length transaction with an independent, unrelated third party.

                  SECTION 9.11. LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING Subsidiaries. The Borrower shall not, and shall not permit its Subsidiaries to, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiaries of the Borrower (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by the Borrower or any of its Subsidiaries, (ii) to subordinate or to pay or prepay any Indebtedness owed to the Borrower or any of its Subsidiaries, (iii) to make loans or advances to the Borrower or any of its Subsidiaries or (iv) to transfer any of its property or assets to the Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, that nothing in any of clauses
(i) through (iv) of this SECTION 9.10 shall prohibit or restrict: (A) this Agreement and the other Loan Documents; (B) any applicable law, rule or


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

regulation (including applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances); (C) any restriction set forth in any document or agreement governing or securing any Existing Debt; (D) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or (E) in the case of clause (iv) any holder of a Permitted Encumbrance from restricting on customary terms the transfer of any property or assets subject thereto.

                  SECTION 9.12. PURCHASE OF WASTEWATER CREDITS. The Borrower shall not spend more than $200,000 during Fiscal Year 2006 to purchase additional credits for wastewater discharge.

                  SECTION 9.13. MODIFICATIONS OF INDEBTEDNESS, ORGANIZATIONAL DOCUMENTS AND CERTAIN OTHER AGREEMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement) except (i) any such amendments, modifications or changes pursuant to this clause that either individually or in the aggregate would not be materially adverse to the interests of the Lenders, or (ii) any such amendments, modifications or changes in connection with the plans set forth on SCHEDULE 9.13(A).

                  SECTION 9.14. INVESTMENT COMPANY ACT OF 1940. The Borrower shall not, and shall not permit its Subsidiaries to, engage in any business, enter into any transaction, use any securities or take any other action that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

                  SECTION 9.15. SECURITIES ACCOUNTS. Except as permitted pursuant to SECTION 9.05(III), the Borrower shall not, and shall not permit any of its Subsidiaries to, establish or maintain any Securities Account unless Collateral Agent shall have received a Control Agreement in respect of such Securities Account or similar account. The Borrower shall comply in all material respects with the provisions of each Control Agreement to which it is a party.

                  SECTION 9.16. NEGATIVE PLEDGES. Neither the Borrower nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except (i) pursuant to this Agreement and the other Loan Documents and (ii) pursuant to any document or instrument governing Existing Debt or governing Capital Lease Obligations or purchase money debt incurred pursuant to SECTION 9.02 if any such restriction contained therein relates only to the asset or assets acquired in connection therewith.

                  SECTION 9.17. IMPAIRMENT OF SECURITY INTERESTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any action or do anything that would have the effect of terminating, limiting or impairing the perfected Liens securing the obligations as set forth herein.


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

                                    ARTICLE X
                               FINANCIAL COVENANTS

                  The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the
Obligations:

                  SECTION 10.01. MAXIMUM SENIOR DEBT TO EBITDA RATIO. The Borrower shall not permit the Senior Debt to EBITDA Ratio for the trailing twelve-month period ending on the last day of any fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter:

                       FISCAL QUARTER               SENIOR DEBT TO EBITDA RATIO
                       --------------               ---------------------------
                  Third Fiscal Quarter 2006                   2.75
                  Fourth Fiscal Quarter 2006                  2.75
                  First Fiscal Quarter 2007                   2.75
                  Second Fiscal Quarter 2007                  2.75
                  Third Fiscal Quarter 2007                   2.75
                  Fourth Fiscal Quarter 2007                  2.75
                  First Fiscal Quarter 2008                   2.75
                  Second Fiscal Quarter 2008                  2.75
                  Third Fiscal Quarter 2008                   2.50
                  Fourth Fiscal Quarter 2008                  2.50
                  First Fiscal Quarter 2009                   2.50
                  Second Fiscal Quarter 2009                  2.50
                  Third Fiscal Quarter 2009                   2.25
                  Fourth Fiscal Quarter 2009                  2.25
                  First Fiscal Quarter 2010                   2.25
                  Second Fiscal Quarter 2010                  2.25
                  Third Fiscal Quarter 2010                   2.00
                  Fourth Fiscal Quarter 2010                  2.00
                  First Fiscal Quarter 2011                   2.00
                  Second Fiscal Quarter 2011                  2.00


                  SECTION 10.02. MAXIMUM TOTAL DEBT TO EBITDA RATIO. The Borrower shall not permit the maximum Total Debt to EBITDA Ratio for the trailing twelve-month period ending on the last day of any fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter:

                        FISCAL QUARTER                TOTAL DEBT TO EBITDA RATIO
                        --------------                --------------------------
                  Third Fiscal Quarter 2006                    4.00
                  Fourth Fiscal Quarter 2006                   4.00
                  First Fiscal Quarter 2007                    4.00
                  Second Fiscal Quarter 2007                   4.00


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

                  Third Fiscal Quarter 2007                    4.00
                  Fourth Fiscal Quarter 2007                   4.00
                  First Fiscal Quarter 2008                    4.00
                  Second Fiscal Quarter 2008                   4.00
                  Third Fiscal Quarter 2008                    3.75
                  Fourth Fiscal Quarter 2008                   3.75
                  First Fiscal Quarter 2009                    3.75
                  Second Fiscal Quarter 2009                   3.75
                  Third Fiscal Quarter 2009                    3.50
                  Fourth Fiscal Quarter 2009                   3.50
                  First Fiscal Quarter 2010                    3.50
                  Second Fiscal Quarter 2010                   3.50
                  Third Fiscal Quarter 2010                    3.25
                  Fourth Fiscal Quarter 2010                   3.25
                  First Fiscal Quarter 2011                    3.25
                  Second Fiscal Quarter 2011                   3.25

                  SECTION 10.03. EBITDA. The Borrower shall not permit the EBITDA for the trailing twelve-month period ending on the last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter:

                        FISCAL QUARTER                         EBITDA
                        --------------                         ------
                  Third Fiscal Quarter 2006                 $12,400,000
                  Fourth Fiscal Quarter 2006                $12,200,000
                  First Fiscal Quarter 2007                 $12,000,000
                  Second Fiscal Quarter 2007                $11,100,000
                  Third Fiscal Quarter 2007                 $11,100,000
                  Fourth Fiscal Quarter 2007                $11,200,000
                  First Fiscal Quarter 2008                 $11,200,000
                  Second Fiscal Quarter 2008                $11,200,000
                  Third Fiscal Quarter 2008                 $11,900,000
                  Fourth Fiscal Quarter 2008                $11,900,000
                  First Fiscal Quarter 2009                 $12,000,000
                  Second Fiscal Quarter 2009                $12,000,000
                  Third Fiscal Quarter 2009                 $12,700,000
                  Fourth Fiscal Quarter 2009                $12,800,000
                  First Fiscal Quarter 2010                 $12,800,000
                  Second Fiscal Quarter 2010                $12,900,000
                  Third Fiscal Quarter 2010                 $12,900,000
                  Fourth Fiscal Quarter 2010                $13,000,000
                  First Fiscal Quarter 2011                 $13,000,000
                  Second Fiscal Quarter 2011                $13,000,000

                  SECTION 10.04. INTEREST COVERAGE RATIO. The Borrower shall not permit the Interest Coverage Ratio for the trailing twelve-month period ending on the last day of any fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter:


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

                        FISCAL QUARTER                  INTEREST COVERAGE RATIO
                        --------------                  -----------------------
                 Third Fiscal Quarter 2006                        2.50
                 Fourth Fiscal Quarter 2006                       2.50
                 First Fiscal Quarter 2007                        2.50
                 Second Fiscal Quarter 2007                       2.50
                 Third Fiscal Quarter 2007                        2.50
                 Fourth Fiscal Quarter 2007                       2.50
                 First Fiscal Quarter 2008                        2.50
                 Second Fiscal Quarter 2008                       2.50
                 Third Fiscal Quarter 2008                        2.50
                 Fourth Fiscal Quarter 2008                       2.50
                 First Fiscal Quarter 2009                        2.50
                 Second Fiscal Quarter 2009                       2.50
                 Third Fiscal Quarter 2009                        2.75
                 Fourth Fiscal Quarter 2009                       2.75
                 First Fiscal Quarter 2010                        2.75
                 Second Fiscal Quarter 2010                       2.75
                 Third Fiscal Quarter 2010                        3.00
                 Fourth Fiscal Quarter 2010                       3.00
                 First Fiscal Quarter 2011                        3.00
                 Second Fiscal Quarter 2011                       3.00

PROVIDED that, for purposes of calculating the minimum Interest Coverage Ratio for any period ending prior to the first anniversary of the Effective Date, Cash Interest Expense shall be determined as follows: (i) for the period beginning April 1, 2006 and ending June 30, 2006 by multiplying the actual Cash Interest Expense for the fiscal quarter ending June 30, 2006 by 4; (ii) for the period beginning April 1, 2006 and ending September 30, 2006 by multiplying the actual Cash Interest Expense for the fiscal quarters ending June 30, 2006 and September 30, 2006 by 2, (iii) for the period beginning April 1, 2006 and ending December 31, 2006 by multiplying the actual Cash Interest Expense for the fiscal quarters ending June 30, 2006, September 30, 2006 and December 31, 2006 by 4/3.


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

                  SECTION 10.05. FIXED CHARGE COVERAGE RATIO. The Borrower shall not permit the Fixed Charge Coverage Ratio for the trailing twelve-month period ending on the last day of any fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter:

                         FISCAL QUARTER             FIXED CHARGE COVERAGE RATIO
                         --------------             ---------------------------
                  Third Fiscal Quarter 2006                    1.05
                  Fourth Fiscal Quarter 2006                   1.05
                  First Fiscal Quarter 2007                    1.05
                  Second Fiscal Quarter 2007                   1.05
                  Third Fiscal Quarter 2007                    1.05
                  Fourth Fiscal Quarter 2007                   1.05
                  First Fiscal Quarter 2008                    1.05
                  Second Fiscal Quarter 2008                   1.05
                  Third Fiscal Quarter 2008                    1.05
                  Fourth Fiscal Quarter 2008                   1.05
                  First Fiscal Quarter 2009                    1.05
                  Second Fiscal Quarter 2009                   1.05
                  Third Fiscal Quarter 2009                    1.05
                  Fourth Fiscal Quarter 2009                   1.05
                  First Fiscal Quarter 2010                    1.05
                  Second Fiscal Quarter 2010                   1.05
                  Third Fiscal Quarter 2010                    1.05
                  Fourth Fiscal Quarter 2010                   1.05
                  First Fiscal Quarter 2011                    1.05
                  Second Fiscal Quarter 2011                   1.05


PROVIDED that, for purposes of calculating the minimum Fixed Charge Coverage Ratio for any period ending prior to the first anniversary of the Effective Date, Cash Interest Expense shall be determined as follows: (i) for the period beginning April 1, 2006 and ending June 30, 2006 by multiplying the actual Cash Interest Expense for the fiscal quarter ending June 30, 2006 by 4; (ii) for the period beginning April 1, 2006 and ending September 30, 2006 by multiplying the actual Cash Interest Expense for the fiscal quarters ending June 30, 2006 and September 30, 2006 by 2, (iii) for the period beginning April 1, 2006 and ending December 31, 2006 by multiplying the actual Cash Interest Expense for the fiscal quarters ending June 30, 2006, September 30, 2006 and December 31, 2006 by 4/3.


                                   ARTICLE XI
                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

                  SECTION 11.01. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an event of default (an "EVENT OF DEFAULT") under this Agreement.


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                  (a) FAILURE TO MAKE PAYMENTS WHEN DUE. The Borrower shall fail to pay any Obligation (whether principal, reimbursement obligations, interest, fees, expenses, indemnities or other monetary obligations) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); and in connection with any default in the payment when due of any Obligation other than principal of the Loans, such default shall continue for three (3) Business Days; or

                  (b) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to the Administrative Agent or any Lender pursuant to any Loan Document shall have been incorrect or misleading in any material respect when made or deemed made; or

                  (c) BREACH OF CERTAIN COVENANTS (FIVE (5) DAY CURE). Any Loan Party shall fail to perform or comply with any covenant or agreement contained in SECTIONS 8.06 OR 8.13 and such failure continues for a period of five (5) days; or

                  (d) BREACH OF CERTAIN COVENANTS (TEN (10) DAY CURE). Any Loan Party shall fail to perform or comply with any covenant or agreement contained in SECTIONS 7.01, 7.02, 7.04, 7.05, 7.06, 7.07, 7.08, 8.05 (OTHER THAN IN THE
CASE OF DEFAULTS WITH RESPECT TO THOSE PROVISIONS OF SECTION 8.05 WHICH APPLY AFTER AN EVENT OF DEFAULT HAS OCCURRED, IN WHICH CASE CLAUSE (E) BELOW SHALL APPLY), 8.09 OR 8.16 and such failure continues for a period of ten (10) days from the earlier of (i) the Borrower's actual knowledge of the event or condition causing the default or (ii) the Borrower's receipt of written notice thereof from the Administrative Agent; or

                  (e) BREACH OF CERTAIN COVENANTS. Any Loan Party shall fail to perform or comply with any covenant or agreement contained in SECTIONS 7.03,
8.05 (IN THE CASE OF DEFAULTS WITH RESPECT TO THOSE PROVISIONS OF SECTION 8.05 WHICH APPLY AFTER AN EVENT OF DEFAULT HAS OCCURRED ONLY), ARTICLE IX, ARTICLE X OR ARTICLE XII under this Agreement or contained in any other Loan Document; PROVIDED that, such Loan Party shall have two (2) days to cure any failure to perform or comply with any covenant or agreement contained in SECTION 7.03; or

                  (f) OTHER DEFAULTS (THIRTY (30) DAY CURE). Any Loan Party shall fail to perform or comply with any other covenant or agreement and such failure continues for a period of thirty (30) days from the earlier of (i) the Borrower's actual knowledge of the event or condition causing the default or
(ii) the Borrower's receipt of written notice thereof from the Administrative Agent; or

                  (g) DEFAULT AS TO OTHER INDEBTEDNESS. Any Loan Party shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness of such Loan Party if the aggregate amount of such Indebtedness is in excess of $250,000 in the aggregate and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other breach, default or event of default shall occur (and in the case of a Hedging Agreement, such breach, default or event of default would give a party to such Hedging Agreement (other than a Loan Party) certain rights and remedies including the right to declare that a termination event has


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

occurred under such Hedging Agreement), or any other condition (other than any termination event under a Hedging Agreement not arising as a result of an event of default thereunder) shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof (with or without the giving of notice or lapse of time or both) is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness or, as to such Indebtedness, permit the holder or holders of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any Indebtedness if the aggregate amount of such Indebtedness is $250,000 shall be declared be due and payable (by acceleration or otherwise) by a Person (other than a Loan Party) as a result of a breach, default or event of default by a Loan Party, or required to be prepaid, redeemed or otherwise repurchased by any Loan Party (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or the holder or holders of any Lien, securing obligations of $250,000 or more, shall commence foreclosure of such Lien upon property of any Loan Party; or

                  (h) VOLUNTARY BANKRUPTCY PROCEEDING. Any Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, receiver and manager, interim receiver, sequestration, administrator, monitor, custodian or other similar official for any such Loan Party or for any substantial part of its property, (ii) shall consent to the entry of an order for relief in an involuntary bankruptcy case or to the conversion of an involuntary case to a voluntary case under bankruptcy, insolvency or reorganization law, (iii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iv) shall make a general assignment for the benefit of creditors, or (v) shall take any action to authorize or effect any of the actions set forth above in this SECTION 11.01(H); or

                  (i) INVOLUNTARY BANKRUPTCY PROCEEDING. i) An involuntary case shall be commenced against any Loan Party and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of such Loan Party in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, provincial, local or foreign law; or the board of directors of such Loan Party (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing; or

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestration, trustee, receiver and manager, administrator, monitor, custodian or other officer having similar powers over any Loan Party or over all or a substantial part of their respective assets shall be entered; or an interim receiver, trustee or other custodian of any Loan Party or of all or a substantial part of their respective assets shall be appointed or a warrant of attachment, execution or similar process against any substantial part of their respective assets shall be issued and any such event shall not be stayed, dismissed, bonded or discharged; or the board of directors of any Loan Party (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing; or


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

                  (j) INVALIDITY OF DOCUMENTS. Any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against a Loan Party intended to be a party thereto; or the validity or enforceability thereof shall be contested by any Loan Party; or a proceeding shall be commenced by a Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof; or a Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document; or

                  (k) LOAN DOCUMENTS; IMPAIRMENT. At any time, for any reason,
(i) any Collateral Document shall for any reason (other than pursuant to the express terms hereof or thereof) fail or cease to create a valid and perfected Lien or the Liens intended to be created or perfected thereby are, or any Loan Party seeks to render such Liens, invalid or unperfected except as otherwise contemplated hereby or thereby, or (ii) Liens in favor of the Collateral Agent contemplated by the Collateral Documents shall be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated hereby or by the other Loan Documents (subject to Permitted Encumbrances); or

                  (l) JUDGMENTS. One or more judgments or judicial or administrative orders for the payment of money exceeding $250,000 in the aggregate shall be rendered against a Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or judicial or administrative order, or (ii) there shall be a period of twenty (20) consecutive Business Days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; PROVIDED, HOWEVER, that any such judgment or order shall not give rise to an Event of Default under this
SECTION 11.01(L) if and to the extent that (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

                  (m) CHANGE OF CONTROL. A Change of Control shall have occurred;

then, and in any such event, the Administrative Agent may, and at the written direction of the Required Lenders shall, by notice to the Borrower, (i) terminate or reduce the Commitments, whereupon the Commitments shall immediately be terminated or reduced, (ii) declare all or a portion of Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of such Loans all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and all other Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower (any such declaration by the Administrative Agent pursuant to this clause (ii), an "ACCELERATION EVENT") and (iii) exercise any and all of its other rights and remedies hereunder, under the other Loan Documents, under applicable law and otherwise; PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in subsection (h) or (i) of this
SECTION 11.01, the Commitments shall automatically terminate and the Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement shall become immediately due and payable automatically, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower.


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                                   ARTICLE XII
                                 CASH MANAGEMENT

                  SECTION 12.01. CASH MANAGEMENT. On or prior to the Effective Date, the Borrower shall have established and at all times thereafter shall maintain Blocked Accounts in a manner reasonably satisfactory to the Collateral Agent and the Administrative Agent. The Borrower shall not open any accounts other than the General Account, Wells Fargo Securities Account and Controlled Disbursement Account other than with the prior written consent of the Administrative Agent, and any such new account consented to by the Administrative Agent shall be subject to a Control Agreement in form and substance satisfactory to the Administrative Agent.

                  SECTION 12.02. BLOCKED ACCOUNTS. On or prior to the Effective Date, the Borrower shall have established and at all times thereafter shall maintain a General Account at one or more Blocked Account Banks and shall promptly deposit, and shall cause each of its Subsidiaries promptly to deposit, all Collections of the Borrower or any of its Subsidiaries from any source into such General Account. On or prior to the Effective Date, the Borrower, the Collateral Agent and each Blocked Account Bank shall have entered into and delivered a Blocked Account Agreement with respect to the General Account. Neither the Blocked Account Agreement nor the arrangements contemplated thereby shall be modified by the Borrower or any of its Subsidiaries without the prior written consent of the Collateral Agent. On or prior to the Effective Date, the Borrower shall have directed all of its Account Debtors to remit all payments in respect of an Account to be deposited directly into the General Account. All Collections (including checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness) received directly by the Borrower from any Account Debtor or any other source, whether as proceeds from Accounts, or as proceeds of any other Collateral, or otherwise, shall be received and held by the Borrower in trust for the Collateral Agent and deposited in original form and no later than the next Business Day after receipt thereof into the General Account. The Borrower shall not, and shall not permit any of its Subsidiaries to, commingle Collections with the proceeds of any Loan. The Borrower shall be entitled to have the funds on deposit in the General Account at the Blocked Account Bank released to it, until such time as (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the aggregate amount of cash, Cash Equivalents and Availability is below $500,000 (the occurrence of the event specified in clause (i) or clause (ii) being referred to as a "TERMINATION OCCURRENCE"). Upon the occurrence of a Termination Occurrence, the Collateral Agent may send to each Blocked Account Bank Instructions and the Borrower shall not have any rights with respect to the withdrawal, transfer or disbursement of funds from any of the Blocked Accounts until such time, if any, as new Instructions are delivered to the related Blocked Account Bank; and, if so instructed by the Collateral Agent, the related Blocked Account Bank will transfer on each Business Day all available funds on deposit in each of the Blocked Accounts in immediately available funds to the account or accounts designated by the Collateral Agent or as otherwise designated in writing from time to time by the Collateral Agent. In the event that the Default or the Event of Default has been cured or waived in writing or the aggregate amount of cash, Cash Equivalents and Availability exceeds $500,000 for at least thirty days, the Collateral Agent shall send to the related Blocked Account Bank new Instructions and the funds on deposit in the Blocked Accounts at the Blocked Account Bank shall be released to the Borrower.


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                  SECTION 12.03. WELLS FARGO SECURITIES ACCOUNT. On or prior to the Signing Date, the Borrower may establish the Wells Fargo Securities Account for the purpose of holding Capital Stock owned by the Borrower in TreeCon and United Airlines. No amounts, securities or other financial assets deposited in or credited to the Securities Account shall be withdrawn or otherwise distributed from or credited against the Investment Accounts unless withdrawn for the purpose of sale with the proceeds of sale deposited into or credited to the General Account, and no additional amounts, securities or other financial assets shall be deposited in or credited to the Wells Fargo Securities Account other than the TreeCon and United Airlines Capital Stock owned by the Borrower and listed on SCHEDULE 12.03 hereto.

                  SECTION 12.04. CONTROLLED DISBURSEMENT ACCOUNT. The Borrower hereby agrees that no checks or other request or demand for payment shall be drawn by the Borrower with respect to, or payable out of, the Controlled Disbursement Account other than in the ordinary course of business of the Borrower. No funds shall be deposited in the Controlled Disbursement Account except funds in an amount equal to the aggregate amount of checks presented for payment from the Controlled Disbursement Account, and no funds shall remain in the Controlled Disbursement Account at the close of business on each day.

                                  ARTICLE XIII
                                   THE AGENTS

                  SECTION 13.01. APPOINTMENT POWERS AND IMMUNITIES; DELEGATION OF DUTIES, LIABILITY OF AGENTS.

                  (a) Each Lender hereby designates and appoints GCF as its administrative agent under this Agreement and the other Loan Documents and as its collateral agent under this Agreement and the other Loan Documents. Such Lender hereby irrevocably authorizes each such Agent to take such action on such Lender's behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each such Agent agrees to act as such on the express conditions contained in this ARTICLE XIII. The provisions of this ARTICLE XIII are solely for the benefit of the Administrative Agent, the Collateral Agent and the Lenders. Neither the Borrower nor any other Persons shall have any rights as third party beneficiaries of any of the provisions contained herein; PROVIDED, HOWEVER, that the right to consent to a successor Agent as provided under SECTION 13.08 also shall be for the benefit of the Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, each such Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall each such Agent have or be deemed to have any fiduciary relationship with any of the Lenders and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against each such Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only and that each such Agent is merely the representative of the Lenders, and has only the contractual duties set forth in this Agreement and the


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other Loan Documents. Except as expressly otherwise provided in this Agreement, each such Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. No Lender shall have any right of action whatsoever against each such Agent as a result of such Agent acting or refraining from acting hereunder pursuant to such discretion and any action taken or failure to act pursuant to such discretion shall be binding on the Lenders. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to the Administrative Agent or Collateral Agent, each of the Lenders agree that, as long as this Agreement remains in effect: (i) (A) the Administrative Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, the Collections and related matters, and (B) each of the Collateral Agent and the Administrative Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (ii) the Collateral Agent shall have the right to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (iii) the Administrative Agent shall have the right to make the Loans, for itself or on behalf of the applicable Revolving Lenders as provided in the Loan Documents; (iv) the Agents shall have the right to exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (v) the Collateral Agent shall have the right to open and maintain such bank accounts and lock boxes as the Collateral Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collections and the Collateral; (vi) (A) the Administrative Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Borrower, the Obligations, the Collections, or otherwise related to any of same as provided in the Loan Documents, (B) the Collateral Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Borrower, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (C) the Administrative Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Revolving Lenders with respect to the Borrower, the Obligations, the Collateral, or otherwise related to any of same, as provided in the Loan Documents; and (vii) each of the Agents shall have the right to incur and pay such fees, charges, and expenses under the Loan Documents as such Agent reasonably may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. The Administrative Agent may deem and treat the payee of any Obligation as the holder thereof for all purposes of the Loan Documents unless and until a notice of the assignment or transfer of such Obligation shall have been filed with the Administrative Agent. Each Lender further consents to (y) the execution, delivery, and performance by the Administrative Agent or the Collateral Agent of each Loan Document entered into by such Agent on behalf of the Lenders as contemplated by this Agreement, and (z) the terms of such Loan Documents.

                  (b) Except as otherwise provided in this Section, each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the


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Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section and without gross negligence or willful misconduct.

                  (c) None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate of any Loan Party, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

                  SECTION 13.02. RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person, and upon advice and statements of legal counsel (including counsel to the Borrower or counsel to any Lender), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it first shall receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable. If the Administrative Agent or the Collateral Agent so requests, it first shall be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent in all cases shall be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders. If the Administrative Agent so requests, it first shall be indemnified to its reasonable satisfaction by the Revolving Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any action hereunder.

                  SECTION 13.03. DEFAULTS. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to such Agent for the account of the Lenders, except with respect to Events of Default of which such Agent has actual knowledge, and unless such Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "Notice of Default". Such Agent promptly will notify the Lenders of its receipt of any such notice or of


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any Event of Default of which such Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and each Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to SECTIONS 13.02 AND 13.07, each Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with ARTICLE XI; PROVIDED, HOWEVER, that unless and until such Agent has received any such request, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

                  SECTION 13.04. RIGHTS AS A LENDER.

                  (a) With respect to its Commitments and the Loans made by it, GCF (and any successor acting as Administrative Agent, if any, as permitted by SECTION 13.08(A)) in its capacity as a Lender under the Loan Documents shall have the same rights, privileges and powers under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. GCF (and any successor acting as Administrative Agent) and its affiliates may (without having to account for the same to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Administrative Agent, and GCF (and its successors) and its affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                  (b) With respect to its Commitments and the Loans made by it, GCF (and any successor acting as Collateral Agent, if any, as permitted by SECTION 13.08(B)) in its capacity as a Lender under the Loan Documents shall have the same rights, privileges and powers under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Collateral Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity. GCF (and any successor acting as Collateral Agent) and its affiliates may (without having to account for the same to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Collateral Agent, and GCF and its affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                  SECTION 13.05. COSTS AND EXPENSES; INDEMNIFICATION. Each Agent may incur and pay fees, costs, and expenses under the Loan Documents to the extent such Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not the Borrower is obligated to reimburse the Lenders for such expenses pursuant to the Loan Agreement or otherwise. Each Lender hereby agrees that it is and shall be


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obligated to pay to or reimburse the Administrative Agent and the Collateral
Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (without limiting the obligation of the Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Matters (including without limitation Indemnified Matters arising under any Environmental Law as provided in SECTION 14.16); PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Matters resulting solely from such Person's gross negligence or willful misconduct as determined in a final order by a court of competent jurisdiction. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent or the Collateral Agent, as the case may be, upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

                  SECTION 13.06. NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs or Property of the Borrower and any of its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and any other Person (other than the Lenders) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and any other Person (other than the Lenders) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by such Agent, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of the Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

                  SECTION 13.07. FAILURE TO ACT. Except for action expressly required of any Agent under the Loan Documents, such Agent shall in all cases be fully justified in failing or refusing to act under any Loan Document unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under SECTION 13.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.


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

                  SECTION 13.08. RESIGNATION OF AGENT.

                  (a) Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notice to the Lenders and the Borrower. Upon any such resignation, the Required Lenders with the consent of the Borrower (which consent shall not be unreasonably withheld) shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been appointed by the Required Lenders and consented to by the Borrower and no successor Administrative Agent shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, remedies, powers, privileges, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations, under the Loan Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this ARTICLE XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  (b) Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by notice to the Lenders and the Borrower. Upon any such resignation, the Required Lenders with the consent of the Borrower (which consent shall not be unreasonably withheld) shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been appointed by the Required Lenders and consented to by the Borrower and no successor Collateral Agent shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, remedies, powers, privileges, duties and obligations of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations, under the Loan Documents. After any retiring Collateral Agent's resignation as Collateral Agent, the provisions of this ARTICLE XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

                  SECTION 13.09. COLLATERAL SUB-AGENTS. Each Lender by its execution and delivery of this Agreement (or any joinder hereto or any Assignment and Acceptance hereunder), agrees that, in the event it shall hold any monies or other investments on account of the Borrower, such monies or other investments shall be held in the name and under the control of the Administrative Agent or such Lender, and the Administrative Agent or such Lender shall hold such monies or other investments as a collateral sub-agent for Collateral Agent under this Agreement and the other Loan Documents. The Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.


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

                  SECTION 13.10. COMMUNICATIONS BY BORROWER. Except as otherwise provided in this Agreement, the Borrower's communications with respect to the Loan Documents shall be with the Administrative Agent or the Collateral Agent, as the case may be, and the Borrower shall be under no obligation to communicate directly with the Lenders.

                  SECTION 13.11. COLLATERAL MATTERS.

                  (a) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if the Borrower certifies in writing to the Collateral Agent that the sale or disposition is permitted under this Agreement or the other Loan Documents (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower owned no interest at the time the security interest was granted or at any time thereafter; (iv) constituting property leased to the Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement, or
(v) constituting Equipment which, in the aggregate with all other dispositions of Equipment covered by this clause (v), has a fair market value or book value, whichever is less, of $500,000 or less. Except as provided above or expressly provided in any other Loan Document, the Collateral Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of all of the Lenders. Upon request by the Collateral Agent or the Borrower at any time, the Administrative Agent and the Lenders will confirm in writing the Collateral Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this SECTION 13.11; PROVIDED, HOWEVER, that (1) the Collateral Agent shall not be required to execute any document necessary to evidence such release on terms that, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (b) The Collateral Agent shall have no obligation whatsoever to any other Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected, or insured or has been encumbered, or that the Lenders' Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Collateral Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Collateral Agent shall have no other duty or liability whatsoever to any other Lender as to any of the foregoing, except as otherwise provided herein.


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

                  SECTION 13.12. RESTRICTIONS ON ACTIONS BY THE AGENTS AND THE LENDERS; SHARING PAYMENTS.

                  (a) The Administrative Agent and each of the Lenders agree that it shall not, without the express consent of the Collateral Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Administrative Agent and the Collateral Agent, set off against the Obligations, any amounts owing by such Lenders to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lenders. The Administrative Agent and each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Collateral Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lenders any preference or priority against the other Lenders with respect to the Collateral.

                  (b) Subject to SECTION 13.04, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Lender's ratable portion of all such distributions by the Administrative Agent, such Lender promptly shall turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of the Lenders and for apportionment and application to the Obligations in accordance with SECTION 3.02.

                  SECTION 13.13. SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of an Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Administrative Agent, if any, to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lenders. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in
SECTION 13.05, no Agent nor any Lender shall have any liability for the acts of any other Agent or any other Lender. No Lender shall be responsible to the Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.


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                                   ARTICLE XIV
                                  MISCELLANEOUS

                  SECTION 14.01. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered:

                  if to the borrower, at the following address:
                  --------------------------------------------

                  Overhill Farms, Inc.
                  2727 E. Vernon Avenue
                  Vernon, California  90058
                  Telephone:  (323) 582-9977
                  Facsimile:  (323) 582-6418
                  Attn:  Chief Financial Officer

                  with a copy to:
                  --------------

                  Rutan & Tucker, LLP
                  611 Anton Boulevard, 14th Floor
                  Costa Mesa, California  92626
                  Telephone:  (714) 641-5100
                  Facsimile:  (714) 546-9035
                  Attn:    Gregg Amber

                  if to the Administrative Agent, at the following address:
                  --------------------------------------------------------

                  Guggenheim Corporate Funding, LLC
                  135 East 57th Street, 7th Floor
                  New York, New York 10022
                  Telephone: (212) 651-0836
                  Facsimile: (212) 644-8396
                  Attn:  Jeffrey Abrams

                  with a copy to:
                  --------------

                  Sidley Austin LLP
                  787 Seventh Avenue
                  New York, New York  10019
                  Telephone:  (212) 839-5300
                  Facsimile:  (212) 839-5599
                  Attn:    Myles Pollin and Jack Kantrowitz


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

                  if to the Collateral Agent, at the following address:
                  ----------------------------------------------------

                  Guggenheim Corporate Funding, LLC
                  135 East 57th Street, 7th Floor
                  New York, New York 10022
                  Telephone: (212) 651-0836
                  Facsimile: (212) 644-8396
                  Attn:  Jeffrey Abrams

                  with a copy to:
                  --------------

                  Sidley Austin LLP
                  787 Seventh Avenue
                  New York, New York  10019
                  Telephone:  (212) 839-5300
                  Facsimile:  (212) 839-5599
                  Attn:    Myles Pollin and Jack Kantrowitz

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this SECTION 14.01. All such notices and other communications shall be effective, (i) if mailed, when received or five (5) days after deposited in the mails with postage pre-paid and properly addressed, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to the Administrative Agent pursuant to ARTICLE II shall not be effective until received by the Administrative Agent.

                  SECTION 14.02. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any Lenders therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders (or by the Administrative Agent on behalf of the Required Lenders, at the written request of the Required Lenders), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by the Borrower, do any of the following:

                  (a) increase or extend the Commitment of any Lender without the consent of such Lender;

                  (b) amend or change the definition of "Commitment Termination Date", "Tranche A Maturity Date" or "Tranche B Maturity Date", or postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the consent of all Lenders;

                  (c) reduce the principal of, or the rate of interest specified herein, on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or forgive, compromise, or cancel any of the Obligations without the consent of all adversely affected Lenders;


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

                  (d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder without the consent of all Lenders;

                  (e) amend this SECTION 14.02 or any provision of the Agreement providing for consent or other action by all Lenders without the consent of all Lenders;

                  (f) release substantially all of the Collateral other than as permitted by SECTION 13.11, or subordinate the security interests and liens of the Collateral Agent for the benefit of the Lenders, without the consent of all Lenders;
                  (g) change the definition of "Required Lenders" without the consent of all Lenders;

                  (h) release the Borrower from any Obligation for the payment of money without the consent of all adversely affected Lenders;

                  (i) agree to subordinate any of the Obligations in right of payment to any other Indebtedness, without the consent of the holder of such Obligation; or

                  (j) amend or change the provisions of SECTION 3.03 without the consent of all Lenders adversely affected thereby;

and, PROVIDED FURTHER, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by the Borrower, the Required Lenders and the Required Revolving Lenders, do any of the following:

                  (k) waive, amend or change any provisions of Section 2.01, 2.04(a), 2.04(d), 3.01(b)(i), 3.01(b)(iv), 4.04(b), 4.04(c), 5.02, the rights of the Administrative Agent under 8.05, Article X or Article XII or any Event of Default as a result of the breach of any such Section or any such Article; or

                  (l) waive, amend or change the definition of "Administrative Agent", "Administrative Agent Account", "Alternate Base Rate", "Availability", "Availability Period", "Collateral Reports", "Defaulting Lender", "Inventory", "Material Adverse Effect", "Prime Rate", "Reserves", "Revolving Credit Exposure", "Revolving Lender", "Revolving Loan", "Revolving Loan Account", "Revolving Notes", "Required Revolving Lenders", "Revolving Loan Commitment" or "Revolving Loan Exposure";

and, PROVIDED FURTHER, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by the Borrower and the Required Lenders, do any of the following:

                  (m) waive, amend or change any provisions of SECTION 2.02, 3.01(B)(II) OR 3.01(B)(III) OR ARTICLE X or any Event of Default as a result of the breach of such Section without the consent of the Required Tranche A Lenders; or


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

                  (n) waive, amend or change the definition of "Required Tranche A Lenders" or "Tranche A Term Loan Exposure" without the consent of all Tranche A Lenders;

and, PROVIDED FURTHER, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by the Borrower and the Required Lenders, do any of the following:

                  (o) waive, amend or change any provisions of SECTION 2.03, 3.01(B)(II) OR 3.01(B)(III) OR ARTICLE X or any Event of Default as a result of the breach of such Section without the consent of the Required Tranche B Lenders; or

                  (p) waive, amend or change the definition of "Required Tranche B Lenders" or "Tranche B Term Loan Exposure" without the consent of all Tranche B Lenders.

Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Notwithstanding anything to the contrary contained in this SECTION 14.02, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent or Collateral Agent under this Agreement or the other Loan Documents, unless made in writing and signed by the Administrative Agent or Collateral Agent, as the case may be, in addition to the Lenders required above to take such action.

                  SECTION 14.03. NO WAIVER; REMEDIES, ETC. No failure on the part of the Lenders or any Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lenders and the Agents provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lenders and the Agents under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lenders and the Agents to exercise any of their rights under any other Loan Document against such party or against any other Person.

                  SECTION 14.04. EXPENSES; TAXES, ATTORNEYS' FEES. The Borrower will pay, two (2) Business Days following demand therefor, all reasonable out-of-pocket fees, costs and expenses incurred by or on behalf of the Administrative Agent, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, out-of-pocket fees, costs and expenses of counsel (but excluding in-house counsel) for the Administrative Agent, accounting, due diligence, physical counts, valuations, fees of Rating Agencies associated with the rating of the Loans, investigations, monitoring of assets, appraisals of Collateral, UCC searches, environmental assessments, miscellaneous disbursements, financial examination, travel, lodging and meals arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (b) any requested amendments (other than amendments requested solely by the Lenders), waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the filing of any petition, complaint, answer, motion or other pleading by the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any


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

other Loan Document, (e) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (f) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (g) any attempt to collect from the Borrower or any other Loan Party, (h) during the continuance of an Event of Default, the receipt by any Lender of any advice from its professionals (including without limitation, the reasonable fees of its attorneys and consultants) with respect to any of the foregoing (to the extent that such fees, costs and expenses are not otherwise recoverable pursuant to any other provision of this Agreement or any other Loan Document); PROVIDED, that the Lenders, to the extent that they consider it to be commercially reasonable, will use a single group of financial advisors and accountants and to the extent that either the Term Lenders, acting as a single group, or the Revolving Lenders, acting as a single group, do not consider it reasonably advisable under the circumstances to use a single group of financial advisors and accountants, then each of the Term Lenders, acting as a group, and the Revolving Lenders, acting as a group, may use different groups of financial advisors and accountants, (i) all liabilities and costs arising from or in connection with the past, present or future operations of the Borrower and the Guarantors involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property,
(j) any liabilities and costs incurred in connection with any Remedial Action for any Hazardous Materials present or arising out of the operations of any facility of the Borrower and the Guarantors, or (k) any liabilities and costs incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Lenders to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to hold the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower agrees to pay all broker fees with respect to any broker retained by the Borrower or any of its Subsidiaries that may become due in connection with the transactions contemplated by this Agreement, and (z) during the continuance of (i) a Payment Event of Default or (ii) an Event of Default created by a violation of SECTION 9.07 OR ARTICLE X, if the Borrower or a Guarantor (A) fails to make any payments or deposits with respect to any taxes of any kind or nature to the extent that such payments or deposits are due and payable prior to delinquency, (B) fails to make any payments or deposits with respect to any other governmental assessment prior to the time that any Lien may inure against any property of the Borrower or any of its Subsidiaries, or (C) fails to make any payments or deposits with respect to any insurance premiums then due and payable or otherwise comply with SECTION 7.05, except with respect to A, B, or C above, to the extent permitted pursuant to the terms of this Agreement, then, the Administrative Agent, in its sole discretion and without prior notice to the Borrower, may do any or all of the following, without duplication: (X) make payment of the same or any part thereof, (Y) set up such reserves in Borrower's Term Loan Account as the Administrative Agent deems necessary to protect the Lenders from the exposure created by such failure, or (Z) in the case of any failure described in SECTION 14.04(Z)(C), obtain and maintain insurance policies of the type described in SECTION 7.05 and take the actions with respect to such policies which are authorized pursuant to SECTION 13.21(C). Any payment described above in clause (z) shall not constitute an agreement by the Lenders to make similar payments in the future or a waiver by the Lenders of any Event


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

of Default under this Agreement. The Administrative Agent need not inquire as to, or contest the validity of, any such obligation. The foregoing to the contrary notwithstanding, the agreements set forth above in this SECTION 14.04 are subject to the limitations set forth in SECTION 9.06, solely to the extent applicable. The Administrative Agent agrees to provide to the Borrower an invoice with respect to each cost or expense incurred in connection with the Loan Documents by any Lender promptly upon the Administrative Agent's receipt thereof, and agrees, upon the reasonable request of the Borrower, to provide reasonable backup information with respect to such costs or expenses (subject to the right of the Administrative Agent to take whatever steps are reasonably necessary to protect any confidential or privileged information which may be contained therein).

                  SECTION 14.05. RIGHT OF SET-OFF, SHARING OF PAYMENTS, ETC.

                  (a) During the continuance of any Event of Default and in addition to (and without limitation of) any right of set-off, banker's lien, or counterclaim any Lender may otherwise have, each Lender (at its option but only with the prior written consent of all Lenders) may, and is hereby authorized by the Borrower to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations now or hereafter existing under any Loan Document, irrespective of whether or not the Lenders shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. During the continuance of any Event of Default, the Lenders may, and are hereby authorized to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders to or for the credit or the account of the Borrower against any and all Obligations now or hereafter existing under any Loan Document, irrespective of whether or not the Lenders shall have made any demand hereunder or thereunder. The Lenders agree to notify the Borrower, the Collateral Agent and the Administrative Agent promptly after any such set-off and application made by the Lenders PROVIDED that the failure to give such notice to the Borrower shall not affect the validity of such set-off and application.

                  (b) If any Lender shall obtain from the Borrower payment of any Obligation through the exercise of any right of set-off, banker's lien, or counterclaim or similar right or otherwise (other than from Administrative Agent as provided in this Agreement), and, as a result of such payment, such Lender shall have received a greater amount of the Obligations than the amount allocable to such Lender hereunder, Administrative Agent and the other Lenders (including such Lender) shall promptly make such adjustments from time to time as shall be equitable, to the end that the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with SECTION 3.02(B). To such end the Lenders shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored.


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

                  (c) Nothing contained in this SECTION 14.05 shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this SECTION 14.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this SECTION 14.05 to share in the benefits of any recovery on such secured claim.

                  SECTION 14.06. SEVERABILITY. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 14.07. REPLACEMENT OF LENDERS. If any Lender requests compensation under SECTION 3.04, 4.02 OR 4.03, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 3.03, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of SECTION 14.02 or any other provision of any Loan Document requires the consent of all of the Lenders or any class thereof and with respect to which the Required Lenders or the required Lenders of the relevant class, as applicable, shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 14.08), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  SECTION 14.08. ASSIGNMENTS AND PARTICIPATIONS. g) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of all Lenders and the Agents and any such assignment without all of the Lenders' and the Agents' prior written consent shall be null and void. Each Lender may sell, assign or participate its rights and obligations under this Agreement without the consent of the Borrower to a successor Lender that is a current Lender under this Agreement, or an Affiliate thereof, or an account managed by such Lender or Affiliate (a "MANAGED Account"). GCF for itself and its Affiliates hereby agrees that it shall not sell, assign or participate its rights or obligations hereunder if, as a result of such sale, assignment or transfer and after giving effect thereto, GCF and its Affiliates would own in the aggregate less than 50.1% of the aggregate principal amount of


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

the Total Facility Exposure on the date thereof. Prior written consent of the Administrative Agent and the Borrower is required for any Lender to sell, assign or participate its rights and obligations under this Agreement (which consent shall not be unreasonably withheld) to any Person other than an Affiliate or a Managed Account of such Lender or to a then current Lender or an Affiliate thereof. Each assignment, other than an assignment to a current Lender under this Agreement, or an Affiliate or a Managed Account thereof, shall (unless the Administrative Agent otherwise consents in writing) be in an amount not less than the lesser of (i) $1,000,000 or (ii) the remaining amount of the assigning Lender's commitment (calculated as at the date of such assignment). An assignment fee of $3,500 will be payable by the assigning Lender to the Administrative Agent for each assignment. Each Lender may disclose information to prospective participants and assignees in accordance with SECTION 14.20.

                  (b) Any Person who is assigned any Loan shall comply with the certification requirements of SECTION 3.03(E) OR SECTION 3.03(F), as applicable.

                  (c) From and after the date that the Administrative Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except rights granted pursuant to SECTION 14.16 with respect claims, losses, demands, settlements, damages, liabilities, obligations, penalties, fines, fees reasonable costs and expenses incurred with respect to the period of time that the assignor Lender was a party to this Agreement) and be released from its obligations under this Agreement (except with respect to SECTION 14.05) (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among the Borrower, the assignor Lender, and the Assignee.

                  (d) Immediately upon the effectiveness of such Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitments allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (e) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to the Borrower or the Borrower's business; PROVIDED in each case that such assignee or participant (or prospective assignee or participant) shall agree to maintain the confidentiality of such information pursuant to Section 14.20.

                  SECTION 14.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an


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

executed counterpart of this Agreement or any of the other Loan Documents by telecopy shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Loan Documents. Any party delivering an executed counterpart of any such agreement by telecopy shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

                  SECTION 14.10. GOVERNING LAW. THIS AGREEMENT, THE NOTES AND, EXCEPT TO THE EXTENT OTHERWISE PROVIDED THEREIN, THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  SECTION 14.11. CONSENT TO JURISDICTION, SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER REPRESENTATIVE AT ITS ADDRESS FOR NOTICES SET FORTH IN SECTION 14.01, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, PRESENTLY LOCATED AT 111 EIGHTH AVENUE, NEW YORK, NY 10011, USA, AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDERS OR AGENTS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  SECTION 14.12. WAIVER OF JURY TRIAL, ETC. THE BORROWER, THE LENDERS AND THE AGENTS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDERS OR AGENTS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDERS OR AGENTS WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER AND AGENTS ENTERING INTO THIS AGREEMENT.

                  SECTION 14.13. CONSENT. Except as otherwise expressly set forth herein or in any other Loan Document to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "ACTION") of the Lenders or Agents, shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which the Borrower or any Guarantor is party and to which the Lenders or Agents have succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Lenders or Agents with or without any reason in their respective sole and absolute discretion.

                  SECTION 14.14. INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lenders, the Agents or the Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

                  SECTION 14.15. REINSTATEMENT; CERTAIN PAYMENTS. If any claim is ever made upon the Lenders or Agents for repayment or recovery of any amount or amounts received by the Lenders or Agents in payment or received on account of any of the Obligations, the Lenders or Agents shall give prompt notice of such claim to the Borrower, and if the Lenders or Agents repay all or part of such amount by reason of (i) any judgment, decree or order of any court of competent jurisdiction or administrative body having jurisdiction over the Lenders or Agents or any of their respective property, or (ii) any good faith settlement or compromise of any such claim effected by the Lenders or Agents with any such claimant, then and in such event the Borrower agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any instrument evidencing the Obligations or the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Lenders or Agents hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lenders or Agents.


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

                  SECTION 14.16. INDEMNIFICATION. In addition to the Borrower's other Obligations under this Agreement, the Borrower agrees to defend, protect, indemnify and hold harmless the Lenders and each of their respective Affiliates, the Administrative Agent, the Collateral Agent, the Agent-Related Persons and the Lender-Related Persons (collectively called the "INDEMNITEES") from and against any and all claims, losses, demands, settlements, damages, liabilities, obligations, penalties, fines, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses, but excluding income, franchise and similar taxes of an Indemnitee) incurred by such Indemnitees, whether prior to or from and after the Signing Date, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Administrative Agent, the Collateral Agent or the Lenders furnishing of funds to the Borrower under this Agreement, including, without limitation, the management of any such Loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, (iv) any claim, litigation, investigation or administrative or judicial proceeding in connection with any transaction contemplated in, or consummated under, the Loan Documents, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including without limitation, claims, litigations, investigations or other proceedings arising out of (A) the presence, disposal, Release or threatened Release of any Hazardous Materials on, in, at, to, from or under any property at any time owned or occupied by the Borrower or any of its Subsidiaries (or any of their respective predecessors in interest or title) or at any facility which received Hazardous Materials generated by the Borrower or any of its Subsidiaries or any of their respective predecessors in interest in connection with the receipt of such Hazardous Materials, (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (C) any investigation, lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials, (D) any violation of any Environmental Law by the Borrower or any of its Subsidiaries or any of their respective predecessors in interest, and/or (E) any Environmental Action (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, that the Borrower shall not have any obligation to any Indemnitee under this SECTION 14.16 for any Indemnified Matter to the extent resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction; PROVIDED, HOWEVER, that no Loan Party shall be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to up to one local counsel in each applicable local jurisdiction) for all Indemnitees under this SECTION 14.16 unless on advice of outside counsel, representation of all such Indemnitees would be inappropriate due to the existence of an actual or potential conflict of interest. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees shall be due and payable two (2) Business Days after demand therefor and are chargeable against the Revolving Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this SECTION 14.16 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.


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

                  SECTION 14.17. INTEREST. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at an time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this SECTION 14.17 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this SECTION 14.17.


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

                  For purposes of this SECTION 14.17, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

                  The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

                  SECTION 14.18. RECORDS. The unpaid principal of, and interest on, the Obligations, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitment, and the accrued and unpaid fees payable pursuant to SECTION 4.02, including without limitation fees set forth in the Fee Letter, shall at all times be ascertained from the records of the Lender and Agents, which shall be conclusive and binding absent manifest or demonstrable error.

                  SECTION 14.19. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders and the Agents, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders and the Agents, and any assignment by the Lenders shall be governed by SECTION 14.08.

                  SECTION 14.20. CONFIDENTIALITY. The Lenders, Administrative Agent and Collateral Agent each agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Borrower pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information, PROVIDED that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to Lender, Administrative Agent, Collateral Agent, to counsel, accountants, auditors and other advisors for such member of the Lenders, or to counsel for any other member of the Lenders, (c) to examiners, auditors, or accountants to the extent required by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation or court order, or in connection with any litigation to which any of the Agents or the Lenders are party, or (d) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes a confidentiality agreement.

                  SECTION 14.21. POWER OF ATTORNEY. The Borrower hereby irrevocably designates, makes, constitutes, and appoints the Collateral Agent (and all Persons designated by the Collateral Agent) as the Borrower's true and


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

lawful attorney (and agent-in-fact), and the Collateral Agent, or the Collateral Agent's agent, may, without notice to the Borrower and in either the Borrower's or the Collateral Agent's name, but at the cost and expense of the Borrower:

                  (a) During the continuance of an Event of Default as the Collateral Agent or said agent, in its sole discretion, may determine, endorse the Borrower's name on any checks or any other evidence of payment or proceeds of the Collateral which come into the possession of the Lenders or Agents or under the Lenders' or Agents' control and shall deposit such item of payment into the Blocked Account and credit the amount thereof (in accordance with the provisions of this Agreement, including without limitation, SECTION 3.02) to the Obligations.

                  (b) During the continuance of an Event of Default, do any of the following, at its election in its discretion: (A) sell or assign any Collateral, and settle any legal proceedings brought to collect any Collateral (except legal proceedings involving, on the one hand, the Borrower or any of its Subsidiaries, and on the other hand, any Agent or any Lender), in each case, upon such terms, for such amounts, and at such time or times as Collateral Agent deems advisable, subject to the provisions of any Loan Document applicable thereto and to standards of commercial reasonableness, (B) upon the reasonable request of Collateral Agent, upon the premises of the Borrower and its Subsidiaries (but, without disruption to the business activities of the Borrower and its Subsidiaries), review and obtain copies of all mail related to the Collateral which is addressed to the Borrower or any of its Subsidiaries, (C) prepare, file, and sign the Borrower's name to any notice of lien, assignment, or satisfaction of lien or similar document, which in each case are sent to account debtors (as such term is defined in the UCC) of the Borrower or any of its Subsidiaries in connection with any portion of the Collateral, (D) endorse the name of the Borrower upon any chattel paper, instrument, freight bill, bill of lading or similar document relating to the Collateral (including without limitation any items of payment or proceeds relating to any Collateral) and, shall in all such instances involving an instrument or other items, deposit the same to the account of Collateral Agent on account of the Obligations, and (E) to the extent permitted by the Borrower's license agreements, use the information recorded on or contained in any data processing equipment, computer hardware, and software relating to the Accounts Receivable, Inventory, Equipment, and any other Collateral.

                  (c) During the continuance of an Event of Default make and adjust claims under policies of casualty, property, boiler and machinery, business interruption insurance and other similar policies of insurance with respect to the Collateral (but excluding policies of liability or worker's compensation insurance) involving amounts greater than $50,000.

                  SECTION 14.22. INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the Signing Date.

                  SECTION 14.23. LENDER ADVERTISING. The Agents and the Lenders shall be entitled to advertise the closing of the transactions contemplated by this Agreement in such trade publications, business journals, newspapers of general circulation and otherwise, as the Agents and the Lenders shall deem appropriate, including, without limitation, the publication of a tombstone announcing the closing of this transaction; PROVIDED, that the Agents and the


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Lenders shall obtain the prior written consent of the Borrower prior to disseminating any advertisement described in this SECTION 14.23 which consent shall not be reasonably withheld.

                  SECTION 14.24. COMMON ENTERPRISE. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and
(ii) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

                  SECTION 14.25. USA PATRIOT ACT. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT") hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                           BORROWER:
                                           ---------

                                           OVERHILL FARMS, INC.


                                           By:  /S/ JAMES RUDIS
                                                --------------------------------
                                           Name: James Rudis
                                           Title:  President


                                           ADMINISTRATIVE AGENT:
                                           --------------------

                                           GUGGENHEIM CORPORATE FUNDING, LLC


                                           By:  /S/ STEPHEN D. SAUTEL
                                                --------------------------------
                                           Name:  Stephen D. Sautel
                                           Title: Managing Director


                                           COLLATERAL AGENT:
                                           ----------------

                                           GUGGENHEIM CORPORATE FUNDING, LLC


                                           By:  /S/ STEPHEN D. SAUTEL
                                                --------------------------------
                                           Name: Stephen D. Sautel
                                           Title:  Managing Director


                                           LENDER:
                                           -------

                                           GUGGENHEIM CORPORATE FUNDING, LLC


                                           By:  /S/ STEPHEN D. SAUTEL
                                                --------------------------------
                                           Name:  Stephen D. Sautel
                                           Title: Managing Director


                      [Signature Page to Credit Agreement]

                        LIST OF EXHIBITS AND SCHEDULES TO
                         SENIOR SECURED CREDIT AGREEMENT


         Exhibit A               --      Form of Assignment and Acceptance
         Exhibit B               --      Form of Notice of Borrowing
         Exhibit C               --      Form of Notice of Conversion/
                                         Continuation
         Exhibit D               --      Form of Revolving Note
         Exhibit E               --      Form of Tranche A Term Note
         Exhibit F               --      Form of Tranche B Term Note
         Exhibit G               --      List of Closing Documents
         Exhibit H               --      Form of Officer's Certificate
         Exhibit I               --      Form of Compliance Certificate

         Schedule 1.01(A)        --      Administrative Agent Account
         Schedule 1.01(B)        --      Controlled Disbursement Account
         Schedule 1.01(C)-I      --      Indebtedness as of the Signing Date
         Schedule 1.01(C)-II     --      Indebtedness as of the Effective Date
         Schedule 1.01(D)        --      Indebtedness incurred in connection
                                         with the acquisition of certain
                                         Equipment
         Schedule 1.01(E)        --      Revolving Lender,
         Schedule 6.01(E)        --      Capitalization and Stock Plans
         Schedule 6.01(G)        --      Litigation
         Schedule 6.01(J)        --      ERISA
         Schedule 6.01(O)        --      Properties
         Schedule 6.01(Q)        --      Environmental Matters
         Schedule 6.01(R)        --      Insurance
         Schedule 6.01(T)        --      Location of Bank Accounts
         Schedule 6.01(U)        --      Intellectual Property
         Schedule 6.01(V)        --      Material Contracts
         Schedule 6.01(X)        --      Employee and Labor Matters
         Schedule 6.01(Y)        --      Location of Collateral; Chief Place
                                         of Business; Chief Executive Office;
                                         FEIN; Name
         Schedule 8.11           --      Environmental Law Violations; Reports;
                                         Remedial Action
         Schedule 9.03(A)        --      Dispositions
         Schedule 9.05           --      Existing Investments
         Schedule 9.13(A)        --      Stock Plans
         Schedule 12.03          --      Securities Account Deposits


(Exhibits and schedules to be provided to the Securities and Exchange Commission upon request.)

EXHIBIT 10.2

                              OVERHILL FARMS, INC.


                                 FIRST AMENDMENT
                       TO SENIOR SECURED CREDIT AGREEMENT

                  This FIRST AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT (this "AMENDMENT") is dated as of May 16, 2006 and entered into by and among Overhill Farms, Inc., a Nevada corporation ("BORROWER"), the lenders listed on the signature pages hereof ("LENDERS") and Guggenheim Corporate Funding, LLC, a Delaware limited liability company, as collateral agent for the Lenders ( "COLLATERAL AGENT"), and as administrative agent, arranger and syndication agent for the Lenders ("ADMINISTRATIVE AGENT"), and is made with reference to that certain Senior Secured Credit Agreement, dated as of April 17, 2006 (the "CREDIT AGREEMENT"), by and among Borrower, the lenders listed on the signature pages thereof, Collateral Agent and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, Borrower and Lenders desire to amend the Credit Agreement to change the lenders party thereto:

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                  SECTION 1.        AMENDMENTS TO THE CREDIT AGREEMENT

                  1.1. SUBSTITUTION OF SCHEDULE 1.01(E). SCHEDULE 1.01(E) to the Credit Agreement is hereby amended by deleting such SCHEDULE 1.01(E) in its entirety and substituting a new SCHEDULE 1.01(E) in the form attached to this Amendment.

                  SECTION 2.        BORROWER'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

                  A. CORPORATE POWER AND AUTHORITY. Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

                  B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Borrower.

                  C. NO CONFLICT. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower, the Certificate or Articles of Incorporation or Bylaws of Borrower or any order, judgment or decree of any court or other agency of government binding on Borrower, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower (other than Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower.

                  D. GOVERNMENTAL CONSENTS. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                  E. BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by Borrower and are the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 6 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

                  SECTION 3.        MISCELLANEOUS

                  3.1. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                           (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                           (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                           (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                  B. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  C. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  D. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by each of Borrower, Lenders, Collateral Agent and Administrative Agent, and receipt by Administrative Agent of such executed counterparts.


                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                                      BORROWER:
                                                      ---------

                                                      OVERHILL FARMS, INC.


                                                      By: /S/ JAMES RUDIS
                                                          ----------------------
                                                      Name: James Rudis
                                                      Title: President




                        Signature Page to First Amendment

                                           ADMINISTRATIVE AGENT:
                                           --------------------

                                           GUGGENHEIM CORPORATE FUNDING, LLC


                                           By: /S/ STEPHEN D. SAUTEL
                                               ---------------------
                                           Name:  Stephen D. Sautel
                                           Title: Managing Director




                        Signature Page to First Amendment

                                               COLLATERAL AGENT:
                                               ----------------

                                               GUGGENHEIM CORPORATE FUNDING, LLC


                                               By: /S/ STEPHEN D. SAUTEL
                                                   ---------------------
                                               Name:  Stephen D. Sautel
                                               Title: Managing Director




                        Signature Page to First Amendment

                                    LENDERS:

                                    MIDLAND NATIONAL LIFE INSURANCE COMPANY

                                    By:  MIDLAND ADVISORS COMPANY, as its agent


                                    By: /S/ KAITLIN TRINH
                                        -----------------
                                    Name:  Kaitlin Trinh
                                    Title: Director


                                    NORTH AMERICAN COMPANY FOR LIFE AND HEALTH
                                    INSURANCE

                                    By:  MIDLAND ADVISORS COMPANY, as its agent


                                    By: /S/ KAITLIN TRINH
                                        -----------------
                                    Name:  Kaitlin Trinh
                                    Title: Director


                                    ORPHEUS HOLDINGS LLC

                                    By:  GUGGENHEIM INVESTMENT MANAGEMENT, LLC,
                                         as its manager


                                    By: /S/ KAITLIN TRINH
                                        -----------------
                                    Name:  Kaitlin Trinh
                                    Title: Director




                        Signature Page to First Amendment

                                                   SCHEDULE 1.01(E)

                                            TRANCHE A TERM LOAN COMMITMENT

------------------------------------------------------------ ---------------------------------------------------------
                     Tranche A Lender                                            Principal Amount
------------------------------------------------------------ ---------------------------------------------------------
          Midland National Life Insurance Company                                  $14,000,000
------------------------------------------------------------ ---------------------------------------------------------
   North American Company for Life and Health Insurance                            $11,000,000
------------------------------------------------------------ ---------------------------------------------------------


                                            TRANCHE B TERM LOAN COMMITMENT

------------------------------------------------------------ ---------------------------------------------------------
                     Tranche B Lender                                            Principal Amount
------------------------------------------------------------ ---------------------------------------------------------
                   Orpheus Holdings LLC                                            $15,000,000
------------------------------------------------------------ ---------------------------------------------------------


                                               REVOLVING LOAN COMMITMENT

------------------------------------------------------------ ---------------------------------------------------------
                     Revolving Lender                                            Principal Amount
------------------------------------------------------------ ---------------------------------------------------------
          Midland National Life Insurance Company                                   $7,500,000
------------------------------------------------------------ ---------------------------------------------------------


EXHIBIT 10.3

                                                                  EXECUTION COPY




                          PLEDGE AND SECURITY AGREEMENT

                            Dated as of May 17, 2006

                                  by and among

                        OVERHILL FARMS, INC., as Grantor

                                       and

                       GUGGENHEIM CORPORATE FUNDING, LLC,
                               as Collateral Agent


                                              TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----


ARTICLE I             DEFINITIONS..........................................................................1
         1.1.     Terms Defined in Credit Agreement........................................................1
         1.2.     Definitions of Certain Terms Used Herein.................................................1

ARTICLE II            GRANT OF SECURITY INTEREST...........................................................5
         2.1.     Security Interest in Collateral..........................................................5
         2.2.     All Property Acknowledgement.............................................................7

ARTICLE III           REPRESENTATIONS AND WARRANTIES.......................................................7
         3.1.     Title, Perfection and Priority...........................................................7
         3.2.     Type and Jurisdiction of Organization, Organizational and Identification Numbers.........7
         3.3.     Principal Location.......................................................................7
         3.4.     Collateral Locations.....................................................................7
         3.5.     Deposit Accounts.........................................................................7
         3.6.     Exact Names..............................................................................7
         3.7.     Letter-of-Credit Rights and Chattel Paper................................................8
         3.8.     Accounts and Chattel Paper...............................................................8
         3.9.     Inventory................................................................................8
         3.10.    Intellectual Property....................................................................9
         3.11.    Filing Requirements......................................................................9
         3.12.    No Financing Statements, Security Agreements.............................................9
         3.13.    Pledged Collateral.......................................................................9

ARTICLE IV            COVENANTS...........................................................................10
         4.1.     General.................................................................................10
         4.2.     Receivables.............................................................................12
         4.3.     Inventory and Equipment.................................................................12
         4.4.     Delivery of Instruments, Securities, Chattel Paper and Documents........................13
         4.5.     Uncertificated Pledged Collateral.......................................................13
         4.6.     Pledged Collateral......................................................................14
         4.7.     Intellectual Property...................................................................15
         4.8.     Commercial Tort Claims..................................................................16
         4.9.     Letter-of-Credit Rights.................................................................16
         4.10.    No Interference.........................................................................16
         4.11.    Collateral Access Agreements............................................................16
         4.12.    Control Agreements......................................................................17
         4.13.    Change of Name or Location..............................................................17

                                                     i




ARTICLE V             REMEDIES............................................................................17
         5.1.     Remedies................................................................................17
         5.2.     Grantor's Obligations Upon Default......................................................19
         5.3.     Grant of Intellectual Property License..................................................19

ARTICLE VI            ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY.......................................20
         6.1.     Account Verification....................................................................20
         6.2.     Authorization for Secured Party to Take Certain Action..................................20
         6.3.     Proxy...................................................................................21
         6.4.     Nature of Appointment; Limitation of Duty...............................................21

ARTICLE VII           GENERAL PROVISIONS..................................................................22
         7.1.     Waivers.................................................................................22
         7.2.     Limitation on Collateral Agent's and Lenders' Duty with Respect to the Collateral.......22
         7.3.     Compromises and Collection of Collateral................................................23
         7.4.     Secured Party Performance of Grantor Obligations........................................24
         7.5.     Specific Performance of Certain Covenants...............................................24
         7.6.     Dispositions Not Authorized.............................................................24
         7.7.     No Waiver; Amendments; Cumulative Remedies..............................................24
         7.8.     Limitation by Law; Severability of Provisions...........................................24
         7.9.     Reinstatement...........................................................................25
         7.10.    Benefit of Agreement....................................................................25
         7.11.    Survival of Representations.............................................................25
         7.12.    Taxes and Expenses......................................................................25
         7.13.    Headings................................................................................25
         7.14.    Termination.............................................................................25
         7.15.    Entire Agreement........................................................................26
         7.16.    CHOICE OF LAW...........................................................................26
         7.17.    CONSENT TO JURISDICTION.................................................................26
         7.18.    WAIVER OF JURY TRIAL....................................................................26
         7.19.    Indemnity...............................................................................26
         7.20.    Counterparts............................................................................27

ARTICLE VIII          NOTICES.............................................................................27
         8.1.     Sending Notices.........................................................................27
         8.2.     Change in Address for Notices...........................................................27

ARTICLE IX            THE COLLATERAL AGENT................................................................27


                                                     ii





                                            EXHIBITS


Exhibit A         --      Grantor's Information and Collateral Locations
Exhibit B         --      Deposit Accounts and Securities Accounts
Exhibit C         --      Letter of Credit Rights/Chattel Paper
Exhibit D         --      Intellectual Property Rights
Exhibit E         --      Title Documents
Exhibit F         --      Fixtures
Exhibit G         --      List of Pledged Collateral, Securities and Other Investment Property
Exhibit H-1       --      Material Contracts with Anti-Assignment Provisions
Exhibit H-2       --      Material Contracts Requiring Consent to Assignment
Exhibit H-3       --      Offices In Which Financing Statements Have Been Filed
Exhibit I         --      Form of Amendment

(Exhibits to be provided to the Securities and Exchange Commission upon request.)


                                      iii

                          PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, this "SECURITY AGREEMENT") is entered into as of May 17, 2006, by and between Overhill Farms, Inc., as grantor (the "GRANTOR"), and GUGGENHEIM CORPORATE FUNDING, LLC, a Delaware limited liability company, in its capacity as collateral agent (the "COLLATERAL AGENT") for the lenders (the "LENDERS") from time to time party to the Credit Agreement referred to below.

                                    RECITALS

         WHEREAS, the Grantor, as borrower, the Lenders, the Collateral Agent and Guggenheim Corporate Funding, LLC, as Administrative Agent, Arranger and Syndication Agent, entered into a Senior Secured Credit Agreement dated as of April 17, 2006 (as it may be amended or modified from time to time, the "CREDIT AGREEMENT");

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Grantor under the Credit Agreement that the Grantor shall have executed and delivered this Agreement to the Collateral Agent, for itself and for the benefit of the other Agents and the Lenders, to secure all of the Secured Obligations (as defined below).

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor and the Collateral Agent, for itself and on behalf of the other Agents and the Lenders, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1. TERMS DEFINED IN CREDIT AGREEMENT. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         1.2. DEFINITIONS OF CERTAIN TERMS USED HEREIN. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

         "ACCOUNTS" means all of the Grantor's now owned or hereafter acquired right, title, and interest with respect to "Accounts" (as such term is defined in Article 9 of the UCC), and any and all Supporting Obligations in respect thereof.

         "AMENDMENT" shall have the meaning set forth in SECTION 4.4.

         "ARTICLE" means a numbered article of this Security Agreement, unless another document is specifically referenced.

         "CHATTEL PAPER" means all of the Grantor's now owned or hereafter acquired right, title, and interest with respect to "Chattel Paper", "Electronic Chattel Paper" and "Tangible Chattel Paper" (as such terms are defined in Article 9 of the UCC), and any and all Supporting Obligations in respect thereof.

         "COLLATERAL" shall have the meaning set forth in ARTICLE II.

         "COLLATERAL ACCESS AGREEMENT" means any landlord waiver, collateral access agreement or other agreement, in form and substance satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of the Grantor for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

         "COMMERCIAL TORT CLAIMS" shall have the meaning set forth in Article 9 of the UCC.

         "COMPUTER HARDWARE AND SOFTWARE" means all of the Grantor's now owned or hereafter acquired right (including rights as licensee and lessee), title, and interest with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

         "CONTROL" shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

         "COPYRIGHTS" means, with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing;
(d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

         "DELIVERABLE COLLATERAL" means the following Pledged Collateral: (a) promissory notes having a face value in excess of $100,000; (b) limited liability company membership interests, (c) partnership interests and (d) shares of capital stock and other Securities, except, in the case of the foregoing clauses (a), (b), (c) and (d), Cash Equivalents held in a Deposit Account or a Securities Account.

         "DOCUMENTS" means all of the Grantor's now owned or hereafter acquired right, title, and interest with respect to "Documents" (as such term is defined in Article 9 of the UCC), and any and all Supporting Obligations in respect thereof.

         "EQUITY INTERESTS" means all shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated and whether or not evidenced or represented by any stock certificate, certificated security or other instruments) of or in a corporation, partnership, limited liability company, or equivalent entity, whether voting or nonvoting, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act); PROVIDED, that the Capital Stock of TreeCon and United Airlines owned by the Grantor is hereby explicitly excluded from the definition of "Equity Interests".

         "EXEMPT DEPOSIT ACCOUNTS" means Deposit Accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Grantor to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Grantor and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Grantor.

         "EXHIBIT" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

         "FIXTURES" shall have the meaning set forth in Article 9 of the UCC.

         "GENERAL INTANGIBLES" means all of the Grantor's now owned or hereafter acquired right, title, and interest with respect to "General Intangibles" (as such term is defined in Article 9 of the UCC) (including, without limitation, payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, goodwill, Patents, trade names, Trademarks, service marks, Copyrights, blueprints, drawings, licenses, permits, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all Supporting Obligations in respect thereof.

         "GOODS" shall have the meaning set forth in Article 9 of the UCC.

         "GRANTOR'S BOOKS" means all of the Grantor's now owned or hereafter acquired Documents, books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of the Grantor's Records (including without limitation, all tapes, books, cards, Software, data and computer programs in the possession or under the control of the Grantor or any other Person from time to time acting for the Grantor that at any time evidence or contain information relating to the Collateral or are otherwise necessary or helpful in the collection or realization thereof) relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information.

         "INSTRUMENTS" means all of the Grantor's now owned or hereafter acquired right, title, and interest with respect to "Instruments" (as such term is defined in Article 9 of the UCC), and any and all Supporting Obligations in respect thereof.

         "INTELLECTUAL PROPERTY RIGHTS" shall mean any intellectual property rights of any description including, without limitation, Patents, Trademarks and Copyrights.

         "INVENTORY" means all of the Grantor's now owned or hereafter acquired right, title, and interest with respect to "Inventory" (as such term is defined in Article 9 of the UCC), including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by the Grantor as lessor, and raw materials, work in process, or materials used or consumed in the Grantor's business.

         "INVESTMENT PROPERTY" means all of the Grantor's now owned or hereafter acquired right, title, and interest with respect to "Investment Property" (as such term is defined in Article 9 of the UCC), and any and all Supporting Obligations in respect thereof, including, without limitation, all outstanding Equity Interests owned, or hereinafter acquired, by the Grantor; PROVIDED, that the Capital Stock of TreeCon and United Airlines owned by the Grantor is hereby explicitly excluded from the definition of "Investment Property".

         "LETTER-OF-CREDIT RIGHTS" shall have the meaning set forth in Article 9 of the UCC.

         "LICENSES" means, with respect to any Person, all of such Person's right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

         "PATENTS" means, with respect to any Person, all of such Person's right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein;
(c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

         "PLEDGED COLLATERAL" means all Instruments, Securities and other Investment Property of the Grantor, whether or not physically delivered to the Collateral Agent pursuant to this Security Agreement.

         "RECEIVABLES" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments, Collections and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

         "RECORDABLE INTELLECTUAL PROPERTY" means intellectual Property the transfer of which is required to be recorded in the United States Patent and Trademark Office or the United States Copyright Office in order to be effective against subsequent third party transferees; provided that the following shall not be considered "Recordable Intellectual Property" hereunder: (a) unregistered United States Copyrights and (b) non-exclusive Licenses.

         "RECORDS" shall have the meaning set forth in Article 9 of the UCC.

         "SECTION" means a numbered section of this Security Agreement, unless another document is specifically referenced.

         "SECURITY" has the meaning set forth in Article 8 of the UCC.

         "SOFTWARE" shall have the meaning set forth in Article 9 of the UCC.

         "SECURED OBLIGATIONS" means all "Obligations" as defined in the Credit Agreement.

         "STOCK RIGHTS" means all dividends, instruments or other distributions and any other right or property which the Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

         "SUPPORTING OBLIGATIONS" shall have the meaning set forth in Article 9 of the UCC.

         "TRADEMARKS" means, with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing (but excluding any intent-to-use trademark applications to register any trademark, service mark or other mark for which an amendment to allege use or a statement of use (or the equivalent) has not been filed under applicable law, or if filed, has not been deemed in conformance with applicable law or examined and accepted respectively by the United States Patent and Trademark Office); (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                           GRANT OF SECURITY INTEREST

         2.1. SECURITY INTEREST IN COLLATERAL. The Grantor hereby pledges, assigns and grants to the Collateral Agent, for itself and for the benefit of the other Agents and the Lenders, a security interest in all of its right, title and interest in, to and under all of its personal property, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Grantor, and regardless of where located (all of which will be collectively referred to as the "COLLATERAL"), including:

                           (i)      all Accounts;

                           (ii)     all Chattel Paper;

                           (iii)    all Grantor's Books;

                           (iv)     all Equipment;

                           (v) all Computer Hardware and Software and all rights with respect thereto, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

                           (vi)     all Fixtures;

                           (vii)    all General Intangibles;

                           (viii)   all Goods;

                           (ix)     all Instruments;

                           (x)      all Inventory;

                           (xi)     all Investment Property;

                           (xii) all cash or cash equivalents (of every jurisdiction whatsoever);

                           (xiii) all letters of credit, Letter-of-Credit Rights and any and all Supporting Obligations in respect thereof;

                           (xiv) all Deposit Accounts with any bank or other financial institution;

                           (xv)     all Commercial Tort Claims;

                           (xvi)    all Intellectual Property Rights; and

                           (xvii) and all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds (including insurance proceeds from executive life insurance policies) and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations; PROVIDED, HOWEVER, that the Collateral shall not include any Exempt Deposit Accounts.

         2.2. ALL PROPERTY ACKNOWLEDGEMENT. The Grantor acknowledges that the description of Collateral in this ARTICLE II is intended to encompass all personal Property of the Grantor and the Grantor hereby represents and warrants that the description of Collateral in this ARTICLE II constitutes all personal Property of the Grantor.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         The Grantor represents and warrants to the Collateral Agent and the Lenders that:

         3.1. TITLE, PERFECTION AND PRIORITY. Except to the extent limited by anti-assignment provisions in certain Material Contracts listed on EXHIBIT H-1 hereto or provisions requiring consent to assignment by Borrower in certain Material Contracts listed on EXHIBIT H-2 hereto, the Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens, except for Liens permitted under SECTION 4.1(D), and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against the Grantor in the locations listed on EXHIBIT H-3, the Collateral Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under SECTION 4.1(D).

         3.2. TYPE AND JURISDICTION OF ORGANIZATION, ORGANIZATIONAL AND IDENTIFICATION NUMBERS. The type of entity of the Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on EXHIBIT A.

         3.3. PRINCIPAL LOCATION. The Grantor's mailing address and the location of its chief executive office are disclosed in EXHIBIT A; the Grantor has no other places of business except those set forth in EXHIBIT A.

         3.4. COLLATERAL LOCATIONS. All of the Grantor's locations where Collateral is located are listed on EXHIBIT A. All of said locations are owned by the Grantor, except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of EXHIBIT A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of EXHIBIT A.

         3.5. DEPOSIT ACCOUNTS. All of the Grantor's Deposit Accounts and Securities Accounts are listed on EXHIBIT B.

         3.6. EXACT NAMES. The Grantor's name in which it has executed this Security Agreement is the exact name as it appears in the Grantor's organizational documents, as amended, as filed with the Grantor's jurisdiction of organization. The Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition, except as set forth on EXHIBIT A.

         3.7. LETTER-OF-CREDIT RIGHTS AND CHATTEL PAPER. EXHIBIT C lists all Letter-of-Credit Rights in respect of letters of credit having a face or statement amount of more than $50,000 and Chattel Paper of the Grantor. All action by the Grantor necessary or desirable to protect and perfect the Collateral Agent's Lien on each Letter of Credit right in respect of letters of credit having a face or stated amount of more than $50,000 and each item of Chattel Paper of the Grantor (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Collateral Agent will have a fully perfected first priority security interest in the Collateral listed on EXHIBIT C, subject only to Liens permitted under SECTION 4.1(D).

         3.8. ACCOUNTS AND CHATTEL PAPER.

                  (a) The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of the Grantor relating thereto and in all invoices with respect thereto. As of the time when each Account or each item of Chattel Paper arises, the Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

                  (b) With respect to Accounts, (i) to the Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on the Grantor's books and records (subject to "bad debt" reserves as shown on the Grantor's financial statements) and any invoices, statements and Collateral Reports with respect thereto; (ii) the Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor's financial condition; and (iii) the Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.

                  (c) In addition, with respect to all Accounts of the Grantor,
(i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to the Grantor as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments immediately deposited into a Blocked Account as required pursuant to Section 12.02 of the Credit Agreement; and (iii) to the Grantor's knowledge, all Account Debtors have the capacity to contract.

         3.9. INVENTORY. With respect to any of the Grantor's Inventory, (a) such Inventory (other than Inventory in transit) is located at one of the Grantor's locations set forth on EXHIBIT A, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by SECTION 4.1(F), (c) the Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Collateral Agent, for itself and for the benefit of the other Agents and Lenders, and except for Permitted Encumbrances, (d) except as specifically disclosed in the most recent Collateral Report, such Inventory is of good and merchantable quality, free from any defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and
(g) the completion of manufacture, sale or other disposition of such Inventory by the Collateral Agent following a Default or an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which the Grantor is a party or to which such property is subject.

         3.10. INTELLECTUAL PROPERTY. The Grantor does not have any interest in, or title to, any material Patent, Trademark or Copyright except as set forth in EXHIBIT D. The Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on EXHIBIT H-3, fully perfected first priority security interest in favor of the Collateral Agent, on the Grantor's Trademarks; and all action necessary or desirable to protect and perfect the Collateral Agent's Lien on the Grantor's Patents, Trademarks or Copyrights shall have been duly taken; PROVIDED that, the Collateral Agent has agreed that no filings with the United States Patent and Trademark Office shall be required until such filings are requested by Collateral Agent.

         3.11. FILING REQUIREMENTS. None of the Grantor's Equipment having a value in excess of $50,000 is covered by any certificate of title, except for the vehicles described in Part I of EXHIBIT E. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the vehicles described in Part II of EXHIBIT E and (b) Patents, Trademarks and Copyrights constituting Recordable Intellectual Property held by the Grantor and described in EXHIBIT D. The legal description, county and street address of each property on which any of the Grantor's Fixtures are located is set forth in EXHIBIT F together with the name and address of the record owner of each such property.

         3.12. NO FINANCING STATEMENTS, SECURITY AGREEMENTS. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Collateral Agent for itself and on behalf of the other Agents and the Lenders as the secured parties and (b) as permitted by
SECTION 4.1(D).

         3.13. PLEDGED COLLATERAL.

                  (a) EXHIBIT G sets forth a complete and accurate list of all of the Pledged Collateral. The Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on EXHIBIT G as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent for itself and for the benefit of the other Agents and the Lenders hereunder and Permitted Encumbrances referred to in paragraphs (a) or (e) of the definition thereof. The Grantor further represents and warrants with respect to its Pledged Collateral that (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Collateral Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Grantor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible,
(iii) except to the extent otherwise permitted pursuant to Section 9.15 of the Credit Agreement, all Pledged Collateral held by a securities intermediary is covered by a control agreement among the Grantor, the securities intermediary and the Collateral Agent pursuant to which the Collateral Agent has Control and
(iv) all Pledged Collateral which represents Indebtedness owed to the Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

                  (b) In addition, the Grantor represents and warrants with respect to its Pledged Collateral that (i) to the Grantor's knowledge, none of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to the Pledged Collateral or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by the Grantor of the Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by the Grantor, or for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                  (c) Except as set forth in EXHIBIT G, the Grantor owns 100% of the issued and outstanding Equity Interests which constitutes Pledged Collateral of the Grantor and none of the Pledged Collateral which represents Indebtedness owed to the Grantor is subordinated in right of payment to other Indebtedness (other than the Obligations) or subject to the terms of an indenture.

                                   ARTICLE IV
                                    COVENANTS

         From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, the Grantor agrees that:

         4.1. GENERAL.

                  (a) AUTHORIZATION TO FILE FINANCING STATEMENTS; RATIFICATION. The Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Collateral Agent in order to maintain a first priority (subject to Permitted Encumbrances) perfected security interest in and, if applicable, Control of, the Collateral. Any financing statement filed by the Collateral Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Collateral
(1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor (if any), and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Grantor also agrees to furnish any such information to the Collateral Agent promptly upon request. The Grantor also ratifies its authorization for the Collateral Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

                  (b) DEFENSE OF COLLATERAL. The Grantor agrees to take any and all commercially reasonable actions necessary to defend title to the Collateral owned by it against all persons and to defend the security interest of the Collateral Agent in the Collateral owned by the Grantor and the priority thereof against any Lien not expressly permitted hereunder.

                  (c) DISPOSITION OF COLLATERAL. The Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to Section 9.03 of the Credit Agreement.

                  (d) LIENS. The Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) other Permitted Encumbrances.

                  (e) OTHER FINANCING STATEMENTS. The Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by SECTION 4.1(D). The Grantor acknowledges that it is not authorized to file any financing statement naming the Collateral Agent as secured party and covering any Collateral or amendment or termination statement with respect to any financing statement without the prior written consent of the Collateral Agent, subject to the Grantor's rights under Section 9-509(d)(2) of the UCC.

                  (f) LOCATIONS. The Grantor will not (i) maintain any Collateral owned by it at any location other than those locations listed for the Grantor on EXHIBIT A, (ii) otherwise change, or add to, such locations without the Collateral Agent's prior written consent as required by the Credit Agreement (and if the Collateral Agent gives such consent, the Grantor will concurrently therewith obtain a Collateral Access Agreement for each such location to the extent required by the Credit Agreement), or (iii) change its principal place of business or chief executive office from the location identified for the Grantor on EXHIBIT A, other than as permitted by the Credit Agreement.

                  (g) COMPLIANCE WITH TERMS. The Grantor will perform and comply with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to the Collateral.

         4.2. RECEIVABLES.

                  (a) CERTAIN AGREEMENTS ON RECEIVABLES. The Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default or an Event of Default, the Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

                  (b) COLLECTION OF RECEIVABLES. Except as otherwise provided in this Security Agreement, the Grantor will collect and enforce, at the Grantor's sole expense, all amounts due or hereafter due to the Grantor under the Receivables.

                  (c) DELIVERY OF INVOICES. Upon the occurrence of a Default or an Event of Default, the Grantor will deliver to the Collateral Agent immediately upon its request duplicate invoices with respect to each Account of the Grantor bearing such language of assignment as the Collateral Agent shall specify.

                  (d) ELECTRONIC CHATTEL PAPER. The Grantor shall take all steps necessary to grant the Collateral Agent Control of all electronic chattel paper in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

         4.3. INVENTORY AND EQUIPMENT.

                  (a) MAINTENANCE OF GOODS. The Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory and Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of the Grantor's business and except for ordinary wear and tear in respect of its Equipment.

                  (b) RETURNED INVENTORY. If an Account Debtor returns any Inventory to the Grantor when no Default or Event of Default exists, then the Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any Account Debtor returns Inventory to the Grantor when a Default or an Event of Default exists, the Grantor, upon the request of the Collateral Agent, shall:
(i) hold the returned Inventory in trust for the Collateral Agent; (ii) segregate all returned Inventory from all of its other Property; (iii) dispose of the returned Inventory solely according to the Collateral Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Collateral Agent's prior written consent. All returned Inventory shall be subject to the Collateral Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

                  (c) INVENTORY COUNT; PERPETUAL INVENTORY SYSTEM. The Grantor will conduct a physical count of its Inventory at least once per Fiscal Year, and after and during the continuation of a Default or an Event of Default, at such other times as the Collateral Agent requests. The Grantor, at its own expense, shall deliver to the Collateral Agent the results of each physical verification, which the Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory. The Grantor will maintain a perpetual inventory reporting system at all times.

                  (d) EQUIPMENT. The Grantor shall promptly inform the Collateral Agent of any additions to or deletions from its Equipment which individually exceed $150,000. The Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a Lien. The Grantor will not, without the Collateral Agent's prior written consent, alter or remove any identifying symbol or number on any of the Grantor's Equipment constituting Collateral.

                  (e) TITLED VEHICLES. The Grantor will give the Collateral Agent notice of its acquisition of any vehicle covered by a certificate of title having a fair market value in excess of $50,000 and deliver to the Collateral Agent, upon request, the original of any vehicle title certificate and provide and/or file all other documents or instruments necessary to have the Lien of the Collateral Agent noted on any such certificate or with the appropriate state office.

         4.4. DELIVERY OF INSTRUMENTS, SECURITIES, CHATTEL PAPER AND DOCUMENTS. The Grantor will (a) deliver to the Collateral Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments owned by it constituting Collateral (if any then exist), (b) hold in trust for the Collateral Agent upon receipt and immediately thereafter deliver to the Collateral Agent any Chattel Paper, Securities and Instruments owned by it constituting Deliverable Collateral, (c) upon the Collateral Agent's request, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and immediately deliver to the Collateral Agent) any Document evidencing or constituting Collateral owned by it, and (d) upon the Collateral Agent's request, deliver to the Collateral Agent a duly executed amendment to this Security Agreement, in the form of EXHIBIT I hereto (an "AMENDMENT"), pursuant to which the Grantor will pledge such additional Collateral. The Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral set forth in such Amendments shall be considered to be part of the Collateral.

         4.5. UNCERTIFICATED PLEDGED COLLATERAL. The Grantor will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by the Grantor not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral owned by the Grantor not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement. The Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral owned by the Grantor and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Collateral

Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, the Grantor will, with respect to Pledged Collateral owned by the Grantor held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Collateral Agent, in form and substance satisfactory to the Collateral Agent, giving the Collateral Agent Control.

         4.6. PLEDGED COLLATERAL.

                  (a) CHANGES IN CAPITAL STRUCTURE OF ISSUERS. The Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral owned by the Grantor to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Encumbrances and sales of assets permitted pursuant to SECTION 4.1(C)) or merge or consolidate with any other entity other than as permitted pursuant to Section 9.03 of the Credit Agreement, or (ii) vote any Pledged Collateral owned by it in favor of any of the foregoing.

                  (b) ISSUANCE OF ADDITIONAL SECURITIES. The Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by the Grantor to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to the Grantor.

                  (c) REGISTRATION OF PLEDGED COLLATERAL. The Grantor will permit any registerable Pledged Collateral owned by the Grantor to be registered in the name of the Collateral Agent or its nominee at any time following the occurrence and during the continuance of a Default or an Event of Default.

                  (d) EXERCISE OF RIGHTS IN PLEDGED COLLATERAL.

                           (i) Without in any way limiting the foregoing and subject to clause (ii) below, the Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by the Grantor for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; PROVIDED, HOWEVER, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Collateral Agent in respect of the Pledged Collateral owned by the Grantor.

                           (ii) The Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuance of a Default or an Event of Default, without notice, to exercise all voting rights or other rights relating to Pledged Collateral owned by the Grantor, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral owned by the Grantor as if the Collateral Agent were the absolute owner thereof.

                           (iii) The Grantor shall be entitled to receive and retain any and all dividends, interest, distributions, cash, instruments and other payments and distributions made upon or in respect of the Collateral; provided, however, that any and all:


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

                                    (A) dividends, interest and other payments
                  and distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral;

                                    (B) additional stock, other securities,
                  limited liability company membership interests, partnership interests, promissory notes or other instruments or property paid or distributed in respect of any Delivered Collateral (other than promissory notes) by way of share-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement;

                                    (C) all other or additional stock, other
                  securities, limited liability company membership interests, partnership interests, promissory notes or other instruments or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of shares, conveyance of assets, liquidation or similar reorganization;

         shall be delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Collateral Agent as Pledged Collateral, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

         4.7. INTELLECTUAL PROPERTY.

                  (a) The Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Collateral Agent of any material License held by the Grantor (excluding non-exclusive Licenses of Software) and to enforce the security interests granted hereunder.

                  (b) The Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) material to the business of the Grantor may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

                  (c) Except where failure to do so could prejudice the Grantor's rights, the Grantor shall not, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Collateral Agent prior written notice thereof, and, upon request of the Collateral Agent, the Grantor shall execute and deliver any and all security agreements as the Collateral Agent may reasonably request to evidence the Collateral Agent's first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of the Grantor relating thereto or represented thereby.

                  (d) The Grantor shall take all commercially reasonable actions necessary or requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Grantor's Patents, Trademarks and Copyrights (now or hereafter existing), in each instance which are material to the conduct of its business, including, unless the Grantor shall reasonably determine that any such action would be of negligible economic value, the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

                  (e) The Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of its business or operations, or such action would be of negligible economic value, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Collateral Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that the Grantor institutes suit because any of the Patents, Trademarks or Copyrights owned by the Grantor constituting Collateral is infringed upon, or misappropriated or diluted by a third party, the Grantor shall comply with
SECTION 4.8.

         4.8. COMMERCIAL TORT CLAIMS. The Grantor shall promptly, and in any event within two Business Days after the same is acquired by it, notify the Collateral Agent of any Commercial Tort Claim in excess of $100,000 acquired by it and, unless the Collateral Agent otherwise consents, the Grantor shall enter into an amendment to this Security Agreement, in the form of EXHIBIT I hereto, granting to the Collateral Agent a first priority security interest in such Commercial Tort Claim.

         4.9. LETTER-OF-CREDIT RIGHTS. If the Grantor is or becomes the beneficiary of a letter of credit having a face or stated amount of in excess of $50,000, the Grantor shall promptly, and in any event within two Business Days after becoming a beneficiary, notify the Collateral Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any related Letter-of-Credit Rights to the Collateral Agent and (ii) agree to direct all payments thereunder to a Deposit Account maintained with one of the Lenders subject to a Blocked Account Agreement, all in form and substance reasonably satisfactory to the Collateral Agent.

         4.10. NO INTERFERENCE. The Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

         4.11. COLLATERAL ACCESS AGREEMENTS. The Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each property leased by the Grantor after the Effective Date, mortgagee of property acquired by the Grantor after the Effective Date or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral owned by the Grantor is stored or located, which agreement or letter shall be consistent with Collateral Access Agreements to be obtained pursuant to Section 8.14 of the Credit Agreement or otherwise reasonably satisfactory to the Collateral Agent.

         4.12. CONTROL AGREEMENTS. Except as otherwise provided in the Credit Agreement, the Grantor will provide to the Collateral Agent upon the Collateral Agent's request, a Control Agreement duly executed on behalf of each financial institution holding a Deposit Account or Securities Account of the Grantor as set forth on EXHIBIT B.

         4.13. CHANGE OF NAME OR LOCATION. The Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change the type of entity that it is, (c) change its organization identification number, if any, issued by its state of incorporation or other organization, or (d) change its state of incorporation or organization, in each case, unless the Collateral Agent shall have received at least thirty days prior written notice of such change.

                                    ARTICLE V
                                    REMEDIES

         5.1. REMEDIES.

                  (a) Upon the occurrence and during the continuance of a Default or an Event of Default, the Collateral Agent may exercise any or all of the following rights and remedies:

                           (i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; PROVIDED that, this SECTION 5.1(A) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Lenders prior to a Default or an Event of Default;

                           (ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement;

                           (iii) give notice of sole control or any other instruction under any Control Agreement or any other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

                           (iv) without notice (except as specifically provided in SECTION 7.1 or elsewhere herein), demand or advertisement of any kind to the Grantor or any other Person, enter the premises of the Grantor or any other location listed on EXHIBIT A where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at the Grantor's premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

                           (v) concurrently with written notice to the Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral of the Grantor, to exchange certificates or instruments representing or evidencing Pledged Collateral of the Grantor for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral of the Grantor as though the Collateral Agent was the outright owner thereof.

                  (b) The Collateral Agent, for itself and on behalf of the other Agents and the Lenders, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

                  (c) The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for itself or for the benefit of any other Agent or the Lenders, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

                  (d) Until the Collateral Agent is able to effect a sale, lease, or other disposition of the Collateral, the Collateral Agent shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Collateral Agent's remedies (for itself and for the benefit of the other Agents and the Lenders), with respect to such appointment without prior notice or hearing as to such appointment.

                  (e) Notwithstanding the foregoing, neither the Collateral Agent nor the Lenders shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or
(iii) effect a public sale of any Collateral.

                  (f) The Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral owned by the Grantor and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. The Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Grantor or any issuer of Pledged Collateral to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Grantor and such issuer would agree to do so.

         5.2. GRANTOR'S OBLIGATIONS UPON DEFAULT. Upon the request of the Collateral Agent after the occurrence and during the continuance of a Default or an Event of Default, the Grantor will:

                  (a) assemble and make available to the Collateral Agent the Collateral owned by the Grantor and all books and records relating thereto at any place or places specified by the Collateral Agent, whether at the Grantor's premises or elsewhere;

                  (b) permit the Collateral Agent, by the Collateral
Agent's representatives and agents (i) to enter, occupy and use any premises where all or any part of the Collateral owned by the Grantor, or the books and records relating thereto, or both, are located, (ii) to take possession of all or any part of the Collateral owned by the Grantor, or the books and records relating thereto, or both, (iii) to remove all or any part of the Collateral owned by the Grantor, or the books and records relating thereto, or both, and
(iv) to conduct sales of the Collateral owned by the Grantor, without any obligation to pay the Grantor for such use and occupancy; and

                  (c) at its own expense, cause the independent certified public accountants then engaged by the Grantor to prepare and deliver to the Collateral Agent and each Lender, at any time, and from time to time, promptly upon the Collateral Agent's request, the following reports with respect to the
Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts;
(iii) trial balances; and (iv) a test verification of such Accounts.

         5.3. GRANT OF INTELLECTUAL PROPERTY LICENSE. For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this
ARTICLE V at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby (a) grants to the Collateral Agent, for itself and for the benefit of the other Agents and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any Intellectual Property Rights now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and
(b) irrevocably agrees that the Collateral Agent may sell any of the Grantor's Inventory directly to any person, including without limitation persons who have previously purchased the Grantor's Inventory from the Grantor and in connection with any such sale or other enforcement of the Collateral Agent's rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to the Grantor and any Inventory that is covered by any Copyright owned by or licensed to the Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to the Grantor and sell such Inventory as provided herein.

                                   ARTICLE VI
                  ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

         6.1. ACCOUNT VERIFICATION. The Collateral Agent may (i) prior to the occurrence of a Default or an Event of Default after consulting with the Grantor or (ii) after the occurrence and during the continuance of a Default or an Event of Default at any time following written notice to the Grantor, in each case in the Collateral Agent's own name, in the name of a nominee of the Collateral Agent, or in the name of the Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of the Grantor, parties to contracts with the Grantor and obligors in respect of Instruments of the Grantor to verify with such Persons, to the Collateral Agent's satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

         6.2. AUTHORIZATION FOR SECURED PARTY TO TAKE CERTAIN ACTION.

                  (a) The Grantor irrevocably authorizes the Collateral
Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of the Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent's sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral owned by the Grantor, (ii) upon the occurrence and during the continuance of a Default or an Event of Default, to endorse and collect any cash proceeds of the Collateral owned by the Grantor, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral owned by the Grantor as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral owned by the Grantor, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral owned by the Grantor or with securities intermediaries holding Pledged Collateral owned by the Grantor as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral owned by the Grantor received by the Collateral Agent to the Secured Obligations as provided in
ARTICLE XII of the Credit Agreement, (vi) to discharge past due taxes, assessments, charges, fees or Liens in connection therewith on the Collateral owned by the Grantor (except for such Liens as are specifically permitted hereunder), (vii) upon the occurrence and during the continuance of a Default or an Event of Default, to contact Account Debtors of the Grantor for any reason,
(viii) upon the occurrence and during the continuance of a Default or an Event of Default, to demand payment or enforce payment of the Receivables of the Grantor in the name of the Collateral Agent or the Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables of the Grantor, (ix) upon the occurrence and during the continuance of a Default or an Event of Default, to sign the Grantor's name on any invoice or bill of lading relating to the Receivables of the Grantor, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables of the Grantor, (x) upon the occurrence and during the continuance of a Default or an Event of Default, to exercise all of the Grantor's rights and remedies with respect to the collection of the Receivables of the Grantor and any other Collateral owned by the Grantor, (xi) upon the occurrence and during the continuance of a Default or an Event of Default, to settle, adjust, compromise, extend or renew the Receivables of the Grantor, (xii) upon the occurrence and during the continuance of a Default or an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables of the Grantor, (xiii) upon the occurrence and during the continuance of a Default or an Event of Default, to prepare, file and sign the Grantor's name on a proof of claim in bankruptcy or similar document against any Account Debtor of the Grantor, (xiv) upon the occurrence and during the continuance of a Default or an Event of Default, to prepare, file and sign the Grantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables of the Grantor, (xv) upon the occurrence and during the continuance of a Default or an Event of Default, to require Account Debtors to direct all payments to be delivered by mail to the Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all such mail addressed to the Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and the Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection with any of the foregoing; PROVIDED that, this authorization shall not relieve the Grantor of any of its obligations under this Security Agreement, the Credit Agreement or the other Loan Documents.

                  (b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for itself and for the benefit of the other Agents and the Lenders, under this SECTION 6.2 are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon the Collateral Agent, any other Agent or any Lender to exercise any such powers.

         6.3. PROXY. THE GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS THE PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF THE GRANTOR WITH RESPECT TO THE PLEDGED COLLATERAL OWNED BY THE GRANTOR, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF A DEFAULT OR AN EVENT OF DEFAULT.

         6.4. NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING

ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, ANY OTHER AGENT, ANY LENDER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         7.1. WAIVERS. The Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral owned by the Grantor may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantor, addressed as set forth in ARTICLE VIII, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Collateral Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral owned by the Grantor made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, the Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral owned by it.

         7.2. LIMITATION ON COLLATERAL AGENT'S AND LENDERS' DUTY WITH RESPECT TO THE COLLATERAL. Notwithstanding any provision contained in this Security Agreement, neither Collateral Agent nor any Lender shall have any duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Grantor or any other Person for any failure to do so or delay in doing so. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of,
(iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this SECTION 7.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent's exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this SECTION 7.2. Without limitation upon the foregoing, nothing contained in this SECTION 7.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this SECTION 7.2.

         7.3. COMPROMISES AND COLLECTION OF COLLATERAL. The Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Grantor agrees that the Collateral Agent may at any time and from time to time, if a Default or an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

         7.4. SECURED PARTY PERFORMANCE OF GRANTOR OBLIGATIONS. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which the Grantor has agreed to perform or pay in this Security Agreement and the Grantor shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this SECTION 7.4. The Grantor's obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

         7.5. SPECIFIC PERFORMANCE OF CERTAIN COVENANTS. The Grantor acknowledges and agrees that a breach of any of the covenants contained in SECTIONS 4.1(C), 4.1(D), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, or 5.2
will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent and the Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Lenders to seek and obtain specific performance of other obligations of the Grantor contained in this Security Agreement, that the covenants of the Grantor contained in the Sections referred to in this SECTION
7.5 shall be specifically enforceable against the Grantor.

         7.6. DISPOSITIONS NOT AUTHORIZED. The Grantor is not authorized to sell or otherwise dispose of any Collateral owned by it except as set forth in
SECTION 4.1(C) and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral owned by any Grantor (except as set forth in SECTION 4.1(C)) shall be binding upon the Collateral Agent or the Lenders unless such authorization is in writing signed by the Collateral Agent.

         7.7. NO WAIVER; AMENDMENTS; CUMULATIVE REMEDIES. No delay or omission of the Collateral Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Lenders required under Section 14.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Lenders until the Secured Obligations have been paid in full.

         7.8. LIMITATION BY LAW; SEVERABILITY OF PROVISIONS. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.


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

         7.9. REINSTATEMENT. The Grantor agrees that this Security Agreement shall remain in full force and effect and continue to be effective against the Grantor should (i) any petition be filed by or against the Grantor for liquidation or reorganization, (ii) the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or (iii) a receiver or trustee be appointed for all or any significant part of the Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         7.10. BENEFIT OF AGREEMENT. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantor, the Collateral Agent and the Lenders and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantor shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for itself and for the benefit of the other Agents and the Lenders, hereunder.

         7.11. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

         7.12. TAXES AND EXPENSES. Any taxes (including income taxes) payable or ruled payable by federal or state authority in respect of this Security Agreement shall be paid by the Grantor, together with interest and penalties, if any. The Grantor shall reimburse the Collateral Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantor.

         7.13. HEADINGS. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

         7.14. TERMINATION. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been


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

indefeasibly paid and performed in full and no commitments of the Collateral Agent or the Lenders which would give rise to any Secured Obligations are outstanding.

         7.15. ENTIRE AGREEMENT. This Security Agreement embodies the entire agreement and understanding between the Grantor and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantor and the Collateral Agent relating to the Collateral.

         7.16. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         7.17. CONSENT TO JURISDICTION. THE GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GRANTOR AGAINST THE COLLATERAL AGENT OR ANY LENDER OR ANY AFFILIATE OF THE COLLATERAL AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

         7.18. WAIVER OF JURY TRIAL. THE GRANTOR, THE COLLATERAL AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         7.19. INDEMNITY. The Grantor hereby agrees to indemnify the Collateral Agent and the Lenders, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent or any Lender is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or the Lenders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return


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

or other disposition of any Collateral owned by the Grantor (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent or the Lenders or the Grantor, and any claim for Patent, Trademark or Copyright infringement) except to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent or the Lenders, as determined by a final judgment of a court of competent jurisdiction.

         7.20. COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

                                  ARTICLE VIII
                                     NOTICES

         8.1. SENDING NOTICES. Any notice required or permitted to be given under this Security Agreement shall be sent by United States mail, telecopier, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when received, if sent by hand or overnight courier service, or mailed by certified or registered mail notices or (b) when sent, if sent by telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to the Grantor at the address set forth on EXHIBIT A as the Grantor's principal place of business, and to the Collateral Agent and the Lenders at the addresses set forth in and in accordance with Section 14.01 of the Credit Agreement.

         8.2. CHANGE IN ADDRESS FOR NOTICES. The Grantor, the Collateral Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

                                   ARTICLE IX
                              THE COLLATERAL AGENT

         Guggenheim Corporate Funding, LLC has been appointed Collateral Agent for itself and for the benefit of the other Agents and the Lenders hereunder pursuant to ARTICLE XIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Collateral Agent pursuant to the Credit Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such ARTICLE XIII. Any successor Collateral Agent appointed pursuant to ARTICLE XIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

                            [Signature Page Follows]


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

         IN WITNESS WHEREOF, the Grantor and the Collateral Agent have executed this Security Agreement as of the date first above written.



                                        GRANTOR:

                                        OVERHILL FARMS, INC.

                                        By:  /S/ JOHN L. STEINBRUN
                                             -----------------------------------
                                        Name:  John L. Steinbrun
                                        Title:  Chief Financial Officer



                                        COLLATERAL AGENT:
                                        ----------------

                                        GUGGENHEIM CORPORATE FUNDING, LLC



                                        By: /S/ STEPHEN D. SAUTEL
                                            ---------------------
                                        Name:  Stephen D. Sautel
                                        Title: Managing Director


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